Exhibit 2.1

PURCHASE AND SALE AGREEMENT

by and among

PIONEER NATURAL RESOURCES PUMPING SERVICES LLC

as Seller,

PIONEER NATURAL RESOURCES USA, INC.

and

PROPETRO HOLDING CORP.

as Buyer

Dated as of November 12, 2018

i

(continued)

(continued)

(continued)

Index of Defined Terms

Accounting Referee	1
Accounts Payable	1
Affiliate	1
Agreed Tax Allocation	40
Agreement	1
Allocation	40
Assets	11
Assumed Equipment Leases	11
Assumed Obligations	2
Assuming Indemnifying Party	56
Available Employees	2
Benefit Plan	2
Bill of Sale and Assignment and Assumption Agreement	50
Business Day	2
Business Employee Benefit Plan	2
Business Employees	2
Business Intellectual Property	12
Buyer	1
Buyer Common Stock	2
Buyer Indemnified Parties	52
Buyer Indemnity Cap	53
Buyer Indemnity Deductible	53
Buyer Preferred Stock	29
Buyer Savings Plan	47
Buyer Services	2
Buyer Stock Consideration	14
Buyer Taxes	2
Cash Consideration	14
Cause	55
Claim	3
Claim Notice	55
Closing	15
Closing Assigned Contract	37
Closing Date	15
Code	3
Confidentiality Agreement	3
Continuing Employee	46
Controlled Group Liability	3
Data Room	3
Deed	50
Direct Claim	57
Disclosure Schedules	3
Dollars	3
Employee Letter	44
Environmental Consultant	34
Environmental Laws	3
ERISA	3
ERISA Affiliate	3
Exchange Act	29
Excluded Assets	13
Excluded Employees	44
Execution Date	1
First Pioneer Installment	14
First Seller Installment	14
Fundamental Representations	3
GAAP	4
Governmental Authority	4
Hard Consent	4
Hazardous Substances	4
Hire Date	4
HSR Act	4
Income Tax	4
Income Tax Returns	4
Indemnified Party	55
Indemnifying Party	55
Insurance Policies	22
Intellectual Property	4
Interest	5
Investor Rights Agreement	50
IP Marks	4
IRS	5
Knowledge	5
Law	5
Liabilities	5
Licensed Intellectual Property	12
Licensed Software	12
Liens	5
Losses	5
Major Supplier	5
Material Adverse Effect	5
Material Contracts	6
Non-Income Tax	6
Non-Income Tax Returns	6
Non-Recoverable Damages	6
NORM	6

v

Notices	60
Order	6
Ordinary Course of Business	6
Organizational Documents	7
Outside Date	7
Parties	1
Party	1
Permit	7
Permitted Liens	7
Person	7
Personal Property	11
Phase I Assessment	34
Pioneer	1
Pioneer Cash Consideration	14
Pioneer Conveyed Personal Property	12
Pioneer Entity	7
Pioneer Marks	7
Post-Closing Assigned Contract	37
Pressure Pumping Services Agreement	50
Proceeding	8
Proposed Tax Allocation	40
Purchase Price	14
Real Property	12
Reasonable Efforts	8
Records	8
Registered Intellectual Property	8
Registration Rights Agreement	50
Representatives	8
Required Consent Contract	37
Retained Obligations	8
Retained Records	13
Schedule Supplement	54
SEC	29
SEC Documents	29
Second Pioneer Installment	14
Second Seller Installment	14
Securities Act	29
Selective Employees	45
Seller	1
Seller Benefit Plan	9
Seller Indemnified Parties	52
Seller Indemnity Cap	53
Seller Indemnity Deductible	53
Seller Savings Plan	9
Seller Services	9
Seller Severance Plan	9
Seller Taxes	9
Software	12
Straddle Period	9
Supplier Contracts	11
Tax	9
Tax Claim	42
Tax Return	9
Termination Fee	59
Third Party	9
Third Party Claim	55
Transaction Documents	9
Transfer Tax Return	9
Transfer Taxes	43
Treasury Regulations	9
Vehicles	11
WARN Act	10

List of Exhibits and Schedules

Exhibits:

Exhibit A	Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Pressure Pumping Services Agreement
Exhibit C	Investor Rights Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Deed

Schedules:

Schedule 1(a)	Seller and Pioneer Knowledge Individuals
Schedule 1(b)	Buyer Knowledge Individuals

Schedule 2.1(a)	Personal Property
Schedule 2.1(b)	Trucks and Other Motor Vehicles
Schedule 2.1(c)	Assumed Equipment Leases
Schedule 2.1(f)	Supplier Contracts
Schedule 2.1(h)	Assigned Permits
Schedule 2.1(i)	Registered Intellectual Property
Schedule 2.1(j)	Business Intellectual Property
Schedule 2.1(k)	Licensed Intellectual Property
Schedule 2.1(m)	Licensed Software
Schedule 2.1(n)	Seller Rights
Schedule 2.2(a)	Real Property
Schedule 2.2(b)	Pioneer Conveyed Personal Property
Schedule 2.3	Excluded Assets
Schedule 4.4	Seller Litigation
Schedule 4.6	Taxes
Schedule 4.7(a)	Material Contracts
Schedule 4.7(b)	Material Contract Breaches
Schedule 4.8	Compliance with Laws
Schedule 4.9	Environmental Matters
Schedule 4.10(a)	Permits
Schedule 4.11(a)	Employee Matters
Schedule 4.11(b)	Employee Matters
Schedule 4.12(a)	Seller Benefit Plans
Schedule 4.12(b)	ERISA Seller Benefit Plans
Schedule 4.12(f)	Seller Benefit Plans
Schedule 4.14(a)	Business Intellectual Property
Schedule 4.14(c)	Intellectual Property Infringement
Schedule 4.14(d)	Third Party Intellectual Property Infringement
Schedule 4.15	Absence of Changes
Schedule 4.16	Suppliers
Schedule 4.18	Consents
Schedule 4.19	Insurance
Schedule 5.4	Pioneer Litigation
Schedule 5.6	Real Property
Schedule 7.15(a)	Select Terms of Midland Lease
Schedule 7.15(b)	Select Terms of Transition Services Agreement
Schedule 7.15(c)	Select Terms of Surface Access and Use Agreement
Schedule 7.16	Transition Committee
Schedule 9.8	Retention and Advisory Service Arrangements
Schedule AO	Assumed Obligations
Schedule PL	Permitted Liens

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of November 12, 2018 (the “Execution Date”), is by and among Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Seller”), Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer”), and ProPetro Holding Corp., a Delaware corporation (“Buyer”). Seller, Pioneer and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, Seller desires to sell certain Assets (as defined hereafter) to Buyer and Pioneer desires to sell certain interests in the Real Property and Pioneer Conveyed Personal Property (each as defined hereafter) to Buyer, and Buyer desires to purchase such Assets from Seller and such interests in the Real Property and Pioneer Conveyed Personal Property from Pioneer, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, for the monetary consideration hereinafter set forth, and subject to the terms and provisions herein contained, the Parties agree as follows:

Article 1
Definitions and Rules of Construction

1.1                               Definitions.

Capitalized terms used throughout this Agreement and not defined in this Section 1.1 have the meaning ascribed to them elsewhere in this Agreement or in the Schedules or Exhibits hereto. As used herein, the following terms shall have the following meanings:

“Accounting Referee” means PricewaterhouseCoopers LLP or, if such firm (or its designated replacement as determined hereunder) is unable or unwilling to serve as a referee hereunder, an independent national accounting firm selected by lot that has not represented any Party or its Affiliates at any time during the three (3) year period immediately preceding such firm’s designation hereunder.

“Accounts Payable” means all accounts and notes payable to any Person in respect of any services performed or products purchased and all other amounts that would be classified as an account payable on the liability side of a balance sheet prepared in accordance with GAAP.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise.  For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings; provided, that Seller and Pioneer shall not be deemed to be Affiliates of Buyer following the Closing.

“Assumed Obligations” means only the following Liabilities of Seller or Pioneer: (a) Buyer Taxes, (b) those Liabilities listed, as of the Execution Date, on Schedule AO, and (c) all Liabilities with respect to the Assets, but only to the extent that such Liabilities relate to operations by Buyer or its Affiliates at or after the Closing.

“Available Employees” means those Business Employees who are not Excluded Employees, all of whom are identified in the Employee Letter and are available for Buyer or its Affiliates, in Buyer’s sole discretion, to make employment offers as part of the transaction contemplated by this Agreement.

“Benefit Plan” means each (a) “employee benefit plan,” as defined in Section 3(3) of ERISA (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), and (b) other retirement, pension, profit-sharing, welfare, health, medical, prescription drug, dental, vision, disability, pre-tax premium, flexible spending, dependent care, current or deferred compensation, bonus, incentive, severance, life insurance, executive compensation or supplemental income, personnel, vacation, paid time off, leave of absence, sick pay, employee assistance, out placement, fringe benefit, equity purchase, equity option, equity appreciation rights, restricted equity, phantom equity, equity, equity-based, employment, consulting, profit sharing, retention, stay bonus, change of control and each other  benefit or compensation plan, agreement, arrangement, program, policy, practice or understanding that is not described in clause (a) of this definition, in all cases whether or not in writing.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States of America.

“Business Employee Benefit Plan” means each Seller Benefit Plan providing or designed to provide any Business Employee (or dependent, beneficiary, designee, assignee or alternate payee of such Business Employee) with compensation or benefits.

“Business Employees” means all employees of each Pioneer Entity whose primary duties relate to providing services with respect to any of the Assets and performance of Seller Services.

“Buyer Common Stock” means the common stock, par value $0.001 per share, of Buyer.

“Buyer Services” means the services that Buyer will provide to Pioneer and its Affiliates pursuant to the Pressure Pumping Services Agreement (as in effect on the Closing Date).

“Buyer Taxes” means (a) Income Taxes of Buyer and its Affiliates, (b) any Transfer Taxes for which Buyer is responsible under Section 8.8 and (c) any Taxes, other than Transfer Taxes, that relate to the ownership of the Assets, whether absolute, accrued, contingent or otherwise, with respect to taxable periods (or portions thereof) beginning on or after the Closing Date.

“Claim” means, as asserted (a) against any specified Person, any claim, demand or Proceeding made or pending against the specified Person for Losses to any other Person, or (b) by the specified Person, any claim, demand or Proceeding of the specified Person made or pending against any other Person for Losses to the specified Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means that certain Amended and Restated Mutual Confidentiality and Non-Disclosure Agreement, dated as of September 24, 2018, by and between Pioneer and Buyer, as amended or otherwise modified.

“Controlled Group Liability” means any and all Liabilities (a) under Title IV of ERISA, (b) under Sections 206(g), 302, 303 or 4068(a) of ERISA, or (c) under Section 412, 430 or 4971 of the Code.

“Data Room” means the electronic data room as of 5:00 p.m. Central Time on November 8, 2018, established by Seller or any of its Affiliates or Representatives and to which Buyer and its Representatives had access in connection with the evaluation of the transactions contemplated by this Agreement and the other Transaction Documents.

“Disclosure Schedules” means the schedules attached hereto.

“Dollars” and “$” mean the lawful currency of the United States of America.

“Environmental Laws” means all applicable Laws relating to (a) the protection of the environment, natural resources, or threatened or endangered species or (b) the storage, handling, use, generation, processing, treatment and transportation of Hazardous Substances.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, any other entity, trade or business that is or, at any relevant time, was a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such first entity, or that is or, at any relevant time, was a member of the same “controlled group” as such first entity pursuant to Section 4001(a)(14) of ERISA.

“Fundamental Representations” means the representations and warranties (a) of Seller set forth in Sections 4.1, 4.2, 4.3(a) and 4.17, (b) of Pioneer set forth in Sections 5.1, 5.2, 5.3(a) and 5.8 and (c) of Buyer set forth in Sections 6.1, 6.2, 6.3(a), 6.9 and 6.10(c).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, local, or similar governmental authority, regulatory or administrative agency, court or arbitral body or any subdivision of any of the foregoing.

“Hard Consent” means any consent requirement in a Material Contract held by a Third Party that, if there were a failure to obtain such consent, would (a) cause the assignment of the Material Contract affected thereby to Buyer to be void or (b) give the holder of such consent the right to terminate the applicable underlying Material Contract under the express terms thereof.

“Hazardous Substances” means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, or chemicals that are regulated under any Environmental Laws; provided, however, NORM shall not constitute a “Hazardous Substance”.

“Hire Date” means the date on which an Available Employee becomes an employee of the Buyer or its Affiliates.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means any U.S. federal, state or local or foreign income Tax or Tax based on profits, net profits, margin, revenues, gross receipts or similar measure.

“Income Tax Returns” means any Tax Returns relating to Income Taxes.

“Intellectual Property” means, except in regard to Software and Licensed Software, any and all rights in, arising out of or associated with any of the following in any jurisdiction in the world: (a) patents and patent applications, including all reissues, divisions, continuations, continuations-in-part, provisionals, substitutes, renewals and extensions thereof, and other government issued indicia of invention ownership, (b) copyrights, and all copyright registrations and copyright applications and any renewals or extensions thereof, (c) trademarks, service marks, brands, certification marks, trade dress, trade names, logos, slogans, domain names and other indicia of origin of use, whether registered or unregistered (“IP Marks”), and pending applications and renewals for any of the foregoing, together in each case with the goodwill connected with the use of or symbolized thereby, and (d) trade secrets, know-how, proprietary and confidential information, including all proprietary rights in product specifications, compounds, processes, formulae, product or industrial designs, business information, technical and marketing plans and proposals, ideas, concepts, inventions, research and development, information disclosed by business manuals and drawings, technology, technical information, data, research records, customer, distributor and supplier lists and similar data and information and all other confidential or proprietary technical or business information and materials and all rights therein.

“Interest” means, with respect to any Person: (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest of such Person; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (c) any right (contingent or otherwise) to acquire any of the foregoing.

“IRS” means Internal Revenue Service of the United States of America.

“Knowledge” or other similar knowledge qualification means, with respect to (a) Seller or Pioneer, the actual knowledge of any individual identified on Schedule 1(a) following reasonable inquiry by such individuals and (b) with respect to Buyer, the actual knowledge of any individual identified on Schedule 1(b) following reasonable inquiry by such individuals. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be deemed to have actual knowledge of all data and information contained in the Data Room.

“Law” means any applicable statute, writ, law, rule, regulation, ordinance, Order, judgment, injunction, award, determination or decree of a Governmental Authority.

“Liabilities” means any debt, liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or not matured, determined or determinable, or as a guarantor or otherwise).

“Liens” means liens, pledges, options, claims, charges, mortgages, deeds of trust or security interests, reversionary interests, trust or any other preferential arrangement having the practical effect of any of the foregoing (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), other encumbrance, defect, irregularity or other rights of any third Person with respect to the applicable property.

“Losses” means, subject to Section 11.2(j), any Liabilities, damages, losses, claims, causes of action, payments, charges, judgments, assessments, penalties, fines, awards, settlements, Taxes, Liens, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

“Major Supplier” means each of the ten (10) largest suppliers of goods or services (other than in respect of the Excluded Assets) to Seller for the performance by Seller of the Seller Services (calculated by dollar volume of sales or services or inventory) in and for the current calendar year (determined through September 30, 2018).

“Material Adverse Effect” means (a) any circumstance, change, effect, condition, development, event or occurrence that has resulted in or would be reasonably likely to result, individually or in the aggregate, in a material adverse effect on the value of the Assets or would be reasonably likely to result, individually or in the aggregate, in a material adverse effect on the ability of Buyer to perform the Buyer Services, in each case, taken as a whole; provided, however, none of the following circumstances, changes, effects, conditions, developments, events or occurrences shall be deemed to constitute, or shall be taken into account in determining whether, a Material Adverse Effect has occurred or would be reasonably likely to occur: (i) any changes in commodity prices or in general conditions in the oil and gas industry; (ii) changes, events, effects or developments generally applicable to the oil and gas industry in the Permian Basin; (iii) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military, terrorist or criminal attack; (iv) changes in Law, GAAP, or the interpretation thereof from and after the Execution Date; (v) the announcement or pendency of this Agreement, actions contemplated by this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby; (vi) changes or developments in financial or securities markets or the economy in general; (vii) any decrease in the market price of any Party’s (or such Party’s parent’s) publicly traded equity securities; (viii) the downgrade in the rating of any debt or debt securities of any Party (or such Party’s parent); or (ix) effects or changes that are cured or no longer exist by the earlier of the Closing or the termination of this Agreement under Article 12; or (b) with respect to Seller or Pioneer, a circumstance, change, effect, condition, development, event or occurrence that materially impedes the ability of Seller or Pioneer, respectively, to consummate the transactions contemplated by this Agreement and the

Transaction Documents to which it is a party, and to perform their respective obligations hereunder and thereunder; provided, further, however, that any circumstance, change, effect, condition, development, event or occurrence set forth in clauses (ii), (iii) or (iv) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, change, effect, condition, development, event or occurrence would reasonably be expected to have a disproportionate effect on the ability of Buyer to perform the Buyer Services relative to other providers of similar services in the geographic locations in which Buyer delivers the Buyer Services.

“Material Contracts” means all of the Contracts identified on Schedule 4.7(a).

“Non-Income Tax” means any Tax other than an Income Tax or Transfer Tax.

“Non-Income Tax Returns” means any Tax Returns relating to Non-Income Taxes.

“Non-Recoverable Damages” means punitive or exemplary damages or consequential, special or indirect damages; provided, that Non-Recoverable Damages shall not include any loss of profits, consequential damages or punitive damages suffered by any Third Party.

“NORM” means naturally occurring radioactive material.

“Order” means any applicable order, judgment, injunction, ruling, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency, other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” shall mean, with respect to the operation of the Assets in connection with the Seller Services by Seller or Pioneer, as applicable, the operation thereof consistent in nature, scope and magnitude with the practices of such Person during the twelve-month period ending on the Execution Date (including as such practices may have been changed, modified, supplemented or eliminated during such period) with respect to the operation thereof.

“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, partnership agreement, limited liability company agreement, bylaws, operating agreement or similar formation or governing documents and instruments.

“Outside Date” means January 11, 2019; provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 10.1(d) or Section 10.3(c), shall have been satisfied or shall be capable of being satisfied at that time, the Outside Date may be extended until July 10, 2019 by Seller, Pioneer or Buyer by written notice to the other Parties, and such date, as so extended, shall be the Outside Date; provided, further, that the right to extend the Outside Date pursuant to the immediately preceding proviso shall not be available to any Party whose failure to fulfill any obligation under this Agreement would have, in the absence of such extension, permitted the other Parties to terminate this Agreement pursuant to Article 10.

“Permit” means any authorization, consent, approval, permit, franchise, certificate, certification, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity.

“Permitted Liens” means (a) Liens for Taxes not yet due or Taxes being contested in good faith by appropriate Proceedings, (b) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ or unemployment compensation and employment insurance related liabilities and other Liens under social security laws or regulations, or similar foreign laws (in all cases excluding Liens relating to or arising out of Benefit Plans), (c) Liens of landlords, carriers, warehousemen, repairmen, mechanics, laborers, materialmen, maritime, customers and employees for amounts not yet due or that are being contested in good faith in appropriate Proceedings, (d) all Liens set forth on Schedule PL, (e) any interest or title of a lessor of any of such Assets being leased pursuant to any Assumed Equipment Lease, (f) Liens (other than Liens for Taxes) caused or created by Buyer or arising under this Agreement, and (g) with respect to real property, (A) restrictions imposed by applicable Law relating to zoning and land use and (B) easements, conditions, covenants, restrictions, permits, Liens and other matters that are of record or would be shown on a current accurate survey of real property.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Pioneer Entity” means Pioneer Natural Resources Company or any Affiliate of Pioneer Natural Resources Company (which shall in any event, include Seller, Pioneer and their respective Affiliates).

“Pioneer Marks” means the name “Pioneer” including any variants thereof, and other trademarks, service marks and trade names owned by any Pioneer Entity.

“Proceeding” means any action, complaint, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, inquiry, investigation, examination, audit or dispute, whether civil, criminal, administrative or otherwise, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

“Reasonable Efforts” means commercially reasonable efforts.

“Records” means all agreements, contracts, books, records, files and other written data relating exclusively to the Assets.

“Registered Intellectual Property” means all Intellectual Property issued or registered by or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued patents, and pending applications for any of the foregoing.

“Representatives” means a Person’s directors, officers, partners, members, managers, directors, employees, agents, consultants, investors, stockholders, or advisors (including attorneys, accountants, consultants, bankers and financial advisors) and any representatives of those advisors.

“Retained Obligations” means all Liabilities (other than Assumed Obligations) to the extent arising from or attributable to the Assets or the Seller Services or any business or operations of any of the Pioneer Entities, including any of the following:

(a)                                 all Losses arising out of or attributable to Proceedings related to the performance of the Seller Services;

(b)                                 any Liabilities of Seller or any of its Affiliates, whether before or after the Closing, in respect of any Excluded Assets or other assets of Seller or of its Affiliates that are not Assets;

(c)                                  all Accounts Payable of Seller or Pioneer or any of their Affiliates in respect of any services performed for or products purchased by Seller, Pioneer or any of their Affiliates prior to the Closing;

(d)                                 any Liabilities of any Pioneer Entity for any broker’s or finder’s commission relating to this Agreement or any of the transactions contemplated in this Agreement;

(e)                                  Seller Taxes;

(f)                                   any Liabilities of any Pioneer Entity arising from or incurred in connection with the negotiation, preparation or execution of this Agreement or the transactions contemplated in this Agreement, including fees and expenses of Seller’s and Pioneer’s counsel and financial advisors; and

(g)                                  except as provided in Article 9, any and all employment and other service provider related Liabilities of any Pioneer Entity.

“Seller Benefit Plan” means each Benefit Plan sponsored, maintained, contributed to or required to be contributed to by Seller, Pioneer or any of their respective Affiliates or with respect to which any of the foregoing has or could have any Liability.

“Seller Savings Plan” means the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan.

“Seller Services” means the services that Seller provides to Pioneer as of the Execution Date in respect of pressure pumping, pump down and coiled tubing.

“Seller Severance Plan” means the Pioneer Natural Resources USA, Inc. Severance Plan.

“Seller Taxes” means (a) Income Taxes of Seller or Pioneer and their Affiliates; (b) any Taxes, other than Income Taxes and Transfer Taxes, that relate to the performance of the Seller Services or to any of the Assets with respect to taxable periods (or portions thereof) ending before the Closing Date; and (c) any Taxes that relate to operations of Seller, Pioneer or their Affiliates other than the performance of the Seller Services, or to assets of Seller, Pioneer or their Affiliates other than the Assets.

“Straddle Period” means any taxable period that begins before and ends on or after the Closing Date.

“Tax” means (a) all federal, state, local and foreign income, franchise, profits, margins, capital gains, transfer, gross receipts, modified gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, production, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, and withholding taxes required to be paid to any Governmental Authority and (b) all estimated taxes, deficiency assessments, additions to tax, penalties and interest with respect to any item described in clause (a).

“Tax Return” means any report, return, election, document, estimated Tax filing, declaration, claim for refund, information return, rendition or other filing provided or required to be provided to any Governmental Authority with respect to Taxes, including any schedules or attachments thereto and any amendment thereof.

“Third Party” means any Persons other than Seller, Pioneer, Buyer or any of their respective Affiliates.

“Transaction Documents” means this Agreement and any agreement or document required by Section 10.2 or Section 10.4, or contemplated by Section 7.15 and entered into at Closing, or that Buyer and Seller deem to be a Transaction Document in writing.

“Transfer Tax Return” means any Tax Returns relating to Transfer Taxes.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

“WARN Act” means the federal Workers Adjustment and Retraining Notification Act of 1988, and any state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.

1.2                               Rules of Construction.

(a)                                 All article, section, schedule and exhibit references used in this Agreement are to articles and sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b)                                 If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa.  The words “include”, “includes” or “including” do not limit the preceding terms and shall be deemed to be followed by the words “without limitation” or “but not limited to.”  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this

Agreement as a whole and not to any particular section or article in which such words appear.  The term “or” is not exclusive.

(c)                                  The terms “day” and “days” mean and refer to calendar day(s).  The terms “year” and “years” mean and refer to calendar year(s).  If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action shall be deferred until the next Business Day.

(d)                                 Seller, Pioneer and Buyer have each participated in the negotiation and drafting of this Agreement and if an ambiguity should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement.

(e)                                  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(f)                                   The phrase “made available” means that Buyer or one of its Affiliates or Representatives has had the opportunity on or prior to November 8, 2018 to review such documents or materials at the offices of Seller or its Affiliates or electronically by virtue of the Data Room or any other electronic means provided by Seller or Pioneer.

(g)                                  All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars.

Article 2
Purchase and Sale of Assets

2.1                               Purchase and Sale of the Assets.  Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, convey and deliver to Buyer or to its designee, and Buyer agrees to purchase and acquire from Seller, all of Seller’s right, title and interest as of the Closing Date in, to and under the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible, wherever located and whether now existing or hereafter acquired (other than Excluded Assets), that primarily relate to, or are primarily used or held for use in connection with, the Seller Services (collectively, together with the Real Property and Pioneer Conveyed Personal Property, the “Assets”), including, without limitation, the following:

(a)                                 all of the equipment, machinery and tools used primarily in the Seller Services, including those listed on Schedule 2.1(a) (less any items used or consumed or abandoned in the Ordinary Course of Business between the Execution Date and the Closing Date, but including all additions thereto and replacements thereof that are made in the Ordinary Course of Business or are required by the provisions of this Agreement) (“Personal Property”);

(b)                                 all trucks and other motor vehicles used primarily in the performance of the Seller Services, all of which are identified on Schedule 2.1(b) (“Vehicles”);

(c)                                  all rights, title and interest of Seller under the equipment leases set forth on Schedule 2.1(c) (the “Assumed Equipment Leases”);

(d)                                 all inventories, including finished goods, finished components, work-in-process, raw materials, purchased parts, shipping containers, stores, spare parts and supplies primarily attributable to, or used or held for use primarily in, the performance of the Seller Services;

(e)                                  all material supplier lists and service records primarily used in the Seller Services;

(f)                                   to the extent assignable without consent of or payment to the counterparty thereto (or for which consent has been obtained), all (i) executory contracts as of the Closing Date under which Seller acquires or will acquire products or services from its suppliers and which relate primarily to the Seller Services and (ii) open purchase orders attributable to the Seller Services, including the contracts and purchase orders identified on Schedule 2.1(f) (collectively, “Supplier Contracts”); provided, however, that Supplier Contracts shall not include any such contract or open purchase order pursuant to which Seller or any of its Affiliates purchase any supplies or services other than for use in performing the Seller Services except to the extent such contract or open purchase order is specifically identified as a Supplier Contract on Schedule 2.1(f);

(g)                                  except for the Retained Records or to the extent constituting Intellectual Property, all operating and maintenance data and records to the extent primarily related to the Seller Services;

(h)                                 to the extent assignable without consent of or payment to the counterparty thereto, all rights in, to and under all Permits and other rights of Seller under any Law relating primarily to the Seller Services (except to the extent set forth on Schedule 2.1(h));

(i)                                     all computer software owned by Seller that is listed, as of the Execution Date and as may be supplemented by the mutual agreement of the Parties as of the Closing Date, on Schedule 2.1(i), including all source code, object code, firmware, and development tools, and all documentation for any of the foregoing (collectively, the “Software”);

(j)                                    the Intellectual Property owned by Seller, including the Registered Intellectual Property owned by Seller, that is listed on Schedule 2.1(j) (the “Business Intellectual Property”);

(k)                                 to the extent assignable without consent of or payment to the counterparty thereto (or for which consent has been obtained), contracts and agreements under which the Seller was granted rights in Business Intellectual Property from, or under which Seller has granted rights in Business Intellectual Property to, any Person, that is listed, as of the Execution Date and as may be supplemented by the mutual agreement of the Parties as of the Closing Date, all as set forth on Schedule 2.1(k) (“Licensed Intellectual Property”);

(l)                                     any rights under the insurance policies of Seller or any of its Affiliates for any insurance proceeds arising out of or attributable to the damage or destruction of an Asset during the period between the Execution Date and the Closing Date;

(m)                             to the extent assignable without consent of or payment to the counterparty thereto (or for which consent has been obtained), contracts and agreements under which the Seller was granted rights in Software from, or under which Seller has granted rights in Software to, any Person, that is listed, as of the Execution Date and as may be supplemented by the mutual agreement of the Parties as of the Closing Date, all as set forth on Schedule 2.1(m) (“Licensed Software”); and

(n)                                 all rights of Seller to causes of action, lawsuits, set offs, judgments, claims, demands and all rights to manufacturers’ warranties and indemnities, deposits, prepaid expenses and claims for refunds and rights of offset of Seller against Third Parties to the extent arising out of or pertaining to the foregoing, except (i) to the extent related to the Excluded Assets or the Retained Obligations, (ii) to the extent related to Seller Taxes or (iii) as expressly set forth on Schedule 2.1(n).

2.2                               Purchase and Sale of the Real Property.  Subject to the terms and conditions of this Agreement, Pioneer agrees to sell, assign, convey and deliver to Buyer or its designee, and Buyer agrees to purchase and acquire from Pioneer, all of Pioneer’s right, title and interest as of the Closing Date in, to and under all of Pioneer’s interests in (a) all owned, leased or rented real property described or listed on Schedule 2.2(a) (“Real Property”), and (b) all appliances, computer equipment, telephone systems, copy machines, fax machines, supplies, furniture and all other tangible personal property of every kind and description located on such Real Property as of the Closing Date (such personal property, the “Pioneer Conveyed Personal Property”) other than the categories of items listed on Schedule 2.2(b).

2.3                               Excluded Assets.  The Assets specifically do not include any of the following assets of Seller or any of its Affiliates, regardless of whether such assets arise out of, relate to or are attributable to the Seller Services (collectively, the “Excluded Assets”):

(a)                                 (A) the corporate seal, Organizational Documents, minute books or stock books of Seller or any of its Affiliates and the original financial and accounting books and records and Tax Returns of Seller or any of its Affiliates (including supporting work papers and other documents relating to the financial, accounting and Tax policies of Seller or its Affiliates, including transfer pricing studies and other proprietary information related to the preparation and filing of Tax Returns, calculations of Tax and similar matters) and (B) copies of any Records relating to the ongoing businesses (other than the performance of the Seller Services) of Seller or any of its Affiliates (collectively, the “Retained Records”);

(b)                                 all real property, whether owned or leased, other than the Real Property;

(c)                                  all cash, cash equivalents, marketable securities, bank deposits, investment accounts, lockboxes, certificates of deposit, bank accounts, credit cards and other similar items;

(d)                                 all receivables owed to Seller or Pioneer by its Affiliate;

(e)                                  the rights that accrue or will accrue to Seller or any of its Affiliates under this Agreement and any other Transaction Document to which Seller or any of its Affiliates is a party;

(f)                                   all rights in, to and under all Permits and other rights under any Law, other than those transferred pursuant to Section 2.1(h);

(g)                                  the assets, properties and rights of (or with respect to) any  benefit or compensation plan, agreement, arrangement, program, policy, practice or understanding, including any Seller Benefit Plan, sponsored,  maintained, contributed to or required to be contributed to by Seller, Pioneer or their respective predecessors or Affiliates or with respect to which any of the foregoing has or could have any Liability;

(h)                                 all rights, title and interest in any Pioneer Marks or IP Marks;

(i)                                     all Tax attributes of Seller or any of its Affiliates, including any current or deferred Tax losses, rights to refunds or credits, Tax incentives granted by a Governmental Authority and allowable deductions;

(j)                                    any investment in the Interests of (or any intercompany advances to) any Affiliate of Seller;

(k)                                 all personnel records, including employee medical records;

(l)                                     all records relating to the Seller Services that Seller or any Affiliate of Seller is required by Law to retain in its possession;

(m)                             all loans to employees of Seller or any of its Affiliates other than normal travel or expense allowances;

(n)                                 any assets, including supply contracts, related to Seller’s or any of its Affiliates’ sand supply operations and logistics;

(o)                                 any other asset of Seller or any of its Affiliates that is not specifically identified as an Asset in Section 2.1 or Section 2.2; and

(p)                                 those contracts, properties, assets or rights set forth on Schedule 2.3.

2.4                               Delivery of the Assets.  Upon completion of the Closing, subject to the terms of this Agreement and the Bill of Sale and Assignment and Assumption Agreement, title ownership and possession of the Assets shall pass to Buyer, and Buyer shall take effective physical possession and control of the Assets wherever they are located at the Closing.

Article 3
Purchase Price

3.1                               Consideration; Allocated Values.  In consideration of the sale, conveyance, assignment and transfer of the Assets (other than the Real Property and Pioneer Conveyed

Personal Property) by Seller to Buyer, Buyer agrees on the Closing Date to assume the Assumed Obligations and Buyer agrees to pay or cause to be paid to Seller, or issue to Seller, as applicable: (i) 16,600,000 shares of Buyer Common Stock (the “Buyer Stock Consideration”) plus (ii) an amount equal to $42,832,000 (the “Cash Consideration”); provided, however, that Buyer shall pay or cause to be paid to Seller the Cash Consideration in two installments, with the first portion of the Cash Consideration being paid on the Closing Date in an amount equal to $21,416,000 (the “First Seller Installment”), and the remaining portion of the Cash Consideration being paid on the date that is sixty (60) days after the Closing Date in an amount equal to $21,416,000, plus accrued interest as provided in Section 3.2 (the “Second Seller Installment”). Separately, in consideration of the sale, conveyance, assignment and transfer of the Real Property and the Pioneer Conveyed Personal Property by Pioneer to Buyer, Buyer agrees on the Closing Date to pay or cause to be paid to Pioneer an amount equal to $67,000,000 (the “Pioneer Cash Consideration”); provided, however, that Buyer shall pay or cause to be paid to Pioneer the Pioneer Cash Consideration in two installments, with the first portion of the Pioneer Cash Consideration being paid on the Closing Date in an amount equal to $33,500,000 (the “First Pioneer Installment”), and the remaining portion of the Pioneer Cash Consideration being paid on the date that is sixty (60) days after the Closing Date in an amount equal to $33,500,000, plus accrued interest as provided in Section 3.2 (the “Second Pioneer Installment”). The Buyer Stock Consideration, the Cash Consideration and the Pioneer Cash Consideration are together referred to as the “Purchase Price.”

3.2                               Payment and Issuance.  At Closing, Buyer shall (i) pay to Seller, in cash by wire transfer of immediately available funds, to the account or accounts designated by Seller, an amount equal to the First Seller Installment, (ii) issue, in book-entry or certificated form, the Buyer Stock Consideration in the name of Seller and (iii) pay to Pioneer, in cash by wire transfer of immediately available funds, to the account or accounts designated by Pioneer, an amount equal to the First Pioneer Installment. On the date that is sixty (60) days after the Closing Date, Buyer shall pay to (y) Seller, in cash by wire transfer of immediately available funds, to the account or accounts designated by Seller, an amount equal to the Second Seller Installment and (z) Pioneer, in cash by wire transfer of immediately available funds, to the account or accounts designated by Pioneer, an amount equal to the Second Pioneer Installment.  The Second Seller Installment and the Second Pioneer Installment shall accrue interest at a rate of 5% per annum from the Closing Date until paid in full.

3.3                               Closing.  The closing of the sale and transfer of the Assets to Buyer as contemplated by this Agreement (the “Closing”) shall take place at the offices of Bracewell LLP, 711 Louisiana Street, Houston, Texas, 77002 at 12:00 p.m. Central Time on the later to occur of (i) the third Business Day following the satisfaction or waiver of all conditions or obligations of the Parties set forth in Sections 10.1 and 10.3 (other than those conditions which by their nature cannot be satisfied prior to the Closing Date, but subject to the satisfaction or waiver of such conditions) and (ii) December 31, 2018 (the date on which the Closing occurs is referred to herein as the “Closing Date”). For all purposes, the Closing shall be deemed to occur at 12:00:01 a.m. Central Time on the calendar day immediately following the Closing Date.

3.4                               Allocation of Revenue and Expenses.

(a)                                 After Closing, costs and expenses with respect to the Assets (except for any costs and expenses that are Taxes, which are addressed by Section 8.3) shall, as between the Parties, be allocated as follows:

(i)                         Seller shall remain entitled to all of the rights of ownership (including the right to receive proceeds therefrom), and, except for the Assumed Obligations, shall remain responsible for all charges, costs and expenses, in each case, to the extent attributable to both (A) the Assets (other than the Real Property and Pioneer Conveyed Personal Property) and (B) periods of time prior to the Closing Date;

(ii)                      Pioneer shall remain entitled to all of the rights of ownership (including the right to receive proceeds therefrom), and, except for the Assumed Obligations, shall remain responsible for all charges, costs and expenses, in each case, to the extent attributable to both (A) the Real Property or Pioneer Conveyed Personal Property and (B) periods of time prior to the Closing Date; and

(iii)                   Buyer shall be entitled to all of the rights of ownership (including the right to receive proceeds therefrom), and, except for the Retained Obligations, shall be responsible for all charges, costs and expenses, in each case, to the extent attributable to both (A) the Assets and (B) periods of time from and after the Closing Date.

(b)                                 Should any Party or any of its Affiliates receive after Closing any proceeds or other income to which another Party is entitled under this Section 3.4, such Party shall fully disclose, account for, and promptly remit the same to the applicable Party.

(c)                                  Should any Party pay after Closing any charges, costs or expenses for which another Party is responsible under this Section 3.4, such Party shall be reimbursed by the applicable Party promptly after receipt of such Party’s invoice, accompanied by copies of the relevant vendor or other invoice and proof of payment.

Article 4
Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer as of the Execution Date and as of the Closing Date as follows:

4.1                               Organization of Seller.  Seller is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware and duly qualified, authorized, registered, or licensed and in good standing to carry on the performance of the Seller Services as conducted on the Execution Date.

4.2                               Authorization; Enforceability.  Seller has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to be executed or delivered by Seller and to perform its obligations hereunder and thereunder and to consummate the transactions hereby and thereby.  The execution, delivery and performance of this Agreement and each other Transaction Document executed or delivered by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Seller, and no other action on the part of Seller is necessary to authorize this Agreement or any other Transaction Document executed or delivered by Seller.  This Agreement has been duly and validly executed and delivered by Seller, each other Transaction Document executed by Seller has been, or when executed will be, duly and validly executed and delivered by Seller, and this Agreement and each other Transaction Document executed by Seller, assuming the execution and delivery by each applicable party thereto, constitutes, or when executed and delivered by Seller will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.3                               No Conflicts.  Neither the execution, delivery, and performance by Seller of this Agreement and each other Transaction Document executed by Seller nor the consummation by Seller of the transactions contemplated hereby and thereby, do or will (a) conflict with or result in a violation of any provision of the Organizational Documents of Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of acceleration under, any bond, debenture, note, mortgage or indenture to which Seller is a party or by which Seller may be bound, (c) result in the creation or imposition of any Lien on any of the Assets, except for Permitted Liens, (d) violate any Order or decree applicable to Seller as a party in interest or (e) violate any applicable Law binding upon Seller.

4.4                               Litigation.  Except as set forth on Schedule 4.4, there is no Proceeding pending, or, to the Knowledge of Seller, threatened (i) with respect to Seller that would adversely affect the execution, delivery or consummation of this Agreement by Seller, (ii) to which Seller is a party and that otherwise would reasonably be expected to materially and adversely affect the ownership, operation or value of the Assets or the Seller Services or (iii) to which the Assets or the Seller Services are otherwise subject.  Except as set forth on Schedule 4.4, Seller is not subject to any outstanding Order, decree or charge that relates to the Assets. There are no internal investigations with respect to violations of Law being conducted by Seller or its Affiliates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5                               Approvals.  Other than filings as may be required under the HSR Act and with respect to consents or approvals of Governmental Authorities customarily obtained subsequent to Closing, no consent, approval, Order, or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement, or any other Transaction Document to which Seller is a party or the consummation by Seller of the transactions contemplated hereby and thereby.

4.6                               Taxes.  Except as set forth on Schedule 4.6,

(a)                                 Seller (i) has timely filed all material Non-Income Tax Returns with respect to the Assets (excluding the Real Property and the Pioneer Conveyed Personal Property), and all such Tax Returns are true, correct and complete in all material aspects, and all material Taxes on such material Tax Returns have been timely paid when due; and (ii) is not currently subject to an extension or waiver of the statute of limitations applicable to any material Non-Income Tax Return or with respect to a material Non-Income Tax assessment or deficiency with respect to the Assets (excluding the Real Property and the Pioneer Conveyed Personal Property), which period has not yet expired.

(b)                                 There are no Liens for Taxes upon the Assets (excluding the Real Property and the Pioneer Conveyed Personal Property), except for statutory Liens for Taxes that are not yet due and payable.

(c)                                  None of the Assets (excluding the Real Property and the Pioneer Conveyed Personal Property) (i) is held in an arrangement that is treated as a partnership for U.S. federal Income Tax purposes or (ii) constitutes an equity interest in a corporation for U.S. federal Income Tax purposes.

(d)                                 There are no Proceedings pending against the Assets (excluding the Real Property and the Pioneer Conveyed Personal Property), or against Seller with respect to such Assets, by any Governmental Authority in respect of all Taxes.

(e)                                  The representations and warranties set forth in this Section 4.6, (i) are the sole representations and warranties of or with respect to Seller in this Agreement that are related to Taxes or Tax matters, and (ii) may not be relied upon for any taxable period (or portion thereof) beginning on or after the Closing Date.

4.7                               Material Contracts.  Schedule 4.7(a) identifies a current and complete list as of the Execution Date of each contract or agreement to which Seller or an Affiliate of Seller is a party:

(a)                                 that would reasonably be expected to involve obligations of, or payments by the Buyer in excess of $100,000 during the current year or any subsequent fiscal year;

(b)                                 that, to the Knowledge of Seller, would materially restrict (or purport to materially restrict) the ability of Buyer or any of its Affiliates from engaging in business in any geographic area or competing with any Person;

(c)                                  for the sale of any Asset or the grant of any preferential rights to purchase any Asset for an amount in excess of $100,000, in each case other than sales of inventory entered into in the Ordinary Course of Business;

(d)                                 relating to any outstanding written commitment to enter into any written contract or agreement of the type described in subsections (a) through (c) above;

(e)                                  contains licenses granted by Seller to any Intellectual Property and licenses granted to Seller to the Intellectual Property of any other Person (excluding readily available, off-the-shelf software);

(f)                                   grants a Lien (other than Permitted Liens and those that will be released or extinguished at or prior to the Closing) upon any of the Assets;

(g)                                  that is with any Person with respect to any partnership or joint venture that would be binding on Buyer;

(h)                                 that would require Buyer to use any supplier or Third Party for all or substantially all of the Buyer’s requirements or needs for the performance of the Buyer Services or requires the Buyer to provide to other parties “most favored nation” pricing or rights of first negotiation; and

(i)                                     that constitutes an amendment, supplement, or modification in respect of any of the foregoing.

Notwithstanding the foregoing, Seller shall have no obligation to make available, and Buyer shall have no right of access to, any Material Contract that contains any information, the disclosure of which would, in Seller’s reasonable opinion, cause Seller or any of its Affiliates to breach a confidentiality obligation (provided that Seller shall make Reasonable Efforts to obtain a waiver to disclose such Material Contract to Buyer). Each Material Contract to which Seller or any Affiliate of Seller is a party constitutes the legal, valid, and binding obligation of Seller or such Affiliate of Seller, as applicable, on the one hand, and, to the Knowledge of Seller, the counterparties thereto, on the other hand, and is enforceable against Seller or such Affiliate of Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).  Except as described on Schedule 4.7(b), neither Seller nor any Affiliate of Seller, nor, to the Knowledge of Seller, any counterparty thereto, is in, or is alleged to be in, in any material respect, breach or default of its obligations under any such Material Contracts.

4.8                               Compliance with Laws.  Except as set forth on Schedule 4.8, the ownership and operation of the Assets and the performance of the Seller Services are in compliance in all material respects with all applicable Laws.

4.9                               Environmental Matters.  Except as set forth on Schedule 4.9, (a) the Assets and the operation thereof are in compliance with applicable Environmental Laws in all material respects; (b) no material Proceedings are pending or have been initiated or, to the Knowledge of Seller, threatened under Environmental Laws with respect to the Assets or the operation thereof; and (c) Seller has not, in the last three (3) years, received any written communication from a Governmental Authority alleging that Seller is not in such compliance with Environmental Laws.  The representations and warranties set forth in this Section 4.9 and Section 4.10 are the sole representations and warranties of or with respect to Seller in this Agreement that are related to Environmental Laws or environmental matters.

4.10                        Permits.  Except as set forth on Schedule 4.10(a): (a) Seller has acquired all material Permits from appropriate Governmental Authorities required or necessary to own, operate, use and/or maintain the Assets and perform the Seller Services in material compliance with all applicable Laws; (b) all such material Permits are in full force and effect and no Proceeding is pending, nor to the Knowledge of Seller, threatened, to suspend, revoke or terminate any such material Permit or declare any such material Permit invalid; and (c) Seller is in compliance in all material respects with all such material Permits.

4.11                        Employee Matters.

(a)                                 With respect to the Business Employees, except as set forth in Schedule 4.11(a):

(i)                         there is not and has never been any collective bargaining or similar agreement or relationship with any labor organization, group, union or works council;

(ii)                      since November 12, 2015, no labor organization, group, union or works council has filed any representation petition or made any written or oral demand for recognition with respect to any Business Employee;

(iii)                   no union organizing or decertification efforts are underway or, to the Knowledge of Seller, threatened and, to the Knowledge of Seller, no other question concerning representation exists; and

(iv)                  since November 12, 2015, no labor strike, work stoppage, slowdown, lockout or other material labor disruption or dispute has occurred, and, to the Knowledge of Seller, none are threatened.

(b)                                 With respect to the Business Employees, except as set forth in Schedule 4.11(b):

(i)                         Seller and each Pioneer Entity are presently, and have for the past three (3) years been, in material compliance with all applicable Laws regarding labor and employment practices and policies; and

(ii)                      there is no employment-related charge, investigation, lawsuit or other Proceeding of any kind, pending or, to the Knowledge of Seller, threatened, relating to the employment of or termination of any Business Employees, including an alleged violation by Seller or any other Pioneer Entity (or its or their officers, directors, members or managers) of any Law, and, to the Knowledge of Seller, no event has occurred that would reasonably lead to any such violation or alleged violation by Seller of any such Law, except as would not reasonably be expected to materially impair the ability of Buyer to perform the Buyer Services.

(c)                                  No Business Employee is a party to, or is otherwise bound by, any contract, including any confidentiality, noncompetition or proprietary rights agreement, between such Business Employee and any other Pioneer Entity or, to the Knowledge of Seller, any other Person that in any way adversely affects or would reasonably be expected to adversely affect (i) the performance of his or her duties as a Business Employee, or (ii) the ability of the Buyer, after the Closing, to operate the Assets in substantially the same manner as presently and historically conducted by the Pioneer Entities.

(d)                                 To the Knowledge of Seller, all Business Employees are lawfully authorized to work in the United States for the applicable Pioneer Entity in accordance with applicable immigration laws.

4.12                        Employee Benefits.

(a)                                 Schedule 4.12(a) contains a true, correct and complete list of each material Business Employee Benefit Plan.

(b)                                 Schedule 4.12(b) contains a true, correct and complete list of each Seller Benefit Plan that is subject to Section 302 or Title IV of ERISA or to Section 412 or 430 of the Code.

(c)                                  No circumstance exists that could  result in any Controlled Group Liability of Seller or any of its ERISA Affiliates becoming, from and after the Closing Date, a Liability of Buyer or any of its Affiliates.

(d)                                 Except as could not result in Liability to Buyer and its Affiliates or with respect to the Assets, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) has occurred with respect to any Seller Benefit Plan.

(e)                                  Except as could not result in Liability to Buyer and its Affiliates or with respect to the Assets, each Business Employee Benefit Plan is intended to qualify under Section 401(a) of the Code is so qualified.

(f)                                   Except as provided in Section 9.8 and as set forth on Schedule 4.12(f), the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event (whether contingent or otherwise), (i) entitle any Business Employee to severance pay, change in control pay, retirement benefits or any other compensation or benefit; or (ii) accelerate the time of payment or vesting of any award or benefit, or increase the amount of compensation due with respect to any Business Employee. No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

4.13                        Personal Property and Vehicles.  Seller has, or immediately prior to the Closing, will have, good and marketable title to all Personal Property and Vehicles that are owned and has quiet possession of each marketable item of Personal Property and Vehicles that is leased, in each case, free and clear of Liens other than Permitted Liens.  All the items of Personal Property and Vehicles included in the Assets are in good operating condition and repair, and are adequate for the uses to which they are being put.

4.14                        Intellectual Property.

(a)                                 Schedule 2.1(i), Schedule 2.1(j), Schedule 2.1(k), Schedule 2.1(m) and Schedule 4.14(a) taken together contain a complete and accurate list, and the exclusive list, of all Intellectual Property (including IP Marks), Registered Intellectual Property, Business Intellectual Property, Licensed Intellectual Property, Software and Licensed Software, owned by Seller that are part of the Assets assigned to Buyer pursuant to this Agreement.

(b)                                 To the Knowledge of Seller, the Intellectual Property, Software and Licensed Software, as well as rights under contracts and agreements relating to Intellectual Property, Software and Licensed Software, included in the Assets, taken as a whole, constitute all of the material Intellectual Property, Software and Licensed Software necessary to perform the Buyer Services in substantially the same manner immediately after the Closing as the Seller Services were conducted by Seller immediately prior to the Closing.

(c)                                  Except as set forth on Schedule 4.14(c), to the Knowledge of Seller, (i) the performance of the Seller Services as conducted currently does not in any material respect infringe, misappropriate or otherwise violate any Intellectual Property of any Person and (ii) no material Claims with respect to such infringement, misappropriation or other violation are currently asserted or threatened in writing against Seller or any of its Affiliates.

(d)                                 Except as set forth on Schedule 4.14(d), to the Knowledge of Seller,  no Third Party is in any material respect infringing, violating or misappropriating any Business Intellectual Property.

(e)                                  Notwithstanding anything in this Agreement to the contrary, the representations, warranties and disclaimers contained in this Section 4.14 are the sole and exclusive representations, warranties and disclaimers made by Seller with respect to Intellectual Property, Software and Licensed Software.

4.15                        Absence of Certain Changes.  Except as otherwise contemplated by this Agreement or as set forth on Schedule 4.15, since September 30, 2018, (a) Seller has performed the Seller Services only in the Ordinary Course of Business, (b) no Material Adverse Effect has occurred and (c) none of Seller, Pioneer nor any of their respective Affiliates has (i) entered into any new, or amended any existing employment, consulting, bonus, retention, change of control, severance or similar agreement with any Business Employee; (ii) materially increased the compensation or benefits payable or to become payable (or granted any new compensation or benefits) with respect to any Business Employee, except in the Ordinary Course of Business or as required by applicable Law or employment contracts in effect as of September 30, 2018; (iii) transferred the employment of any individual who, but for such transfer, would have been a Business Employee; or (iv) accelerated the vesting or payment of any compensation or benefit with respect to any Business Employee.

4.16                        Suppliers.  Schedule 4.16 sets forth a complete and correct list of each Major Supplier showing the approximate total dollar amount of sales by each such supplier in and for the current calendar year (determined through September 30, 2018). Seller has not received notice from any Major Supplier that the execution of this Agreement and the consummation of the transactions contemplated hereby will result in the Major Supplier ceasing its business with the Seller Services. To the Knowledge of Seller, there has been no threat (verbal or written) after November 12, 2017 by any Major Supplier, of termination of its relationship with the Seller, whether as a result of the transactions contemplated hereby or otherwise.

4.17                        Liability for Brokers’ Fees.  Buyer shall not, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Seller for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation, or to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

4.18                        Consents.  Except as set forth on Schedule 4.18, other than Hard Consents of the type customarily received following the Closing, to the Knowledge of Seller, there are no Hard Consents.

4.19                        Insurance.  Schedule 4.19 sets forth a true and complete list of all policies or binders of casualty and property insurance maintained by Seller or their respective Affiliates as of the Execution Date and relating to the Assets (collectively, the “Insurance Policies”). As of the Execution Date, (i) such Insurance Policies are in full force and effect, (ii) all premiums due on such Insurance Policies have been paid, (iii) such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage.

4.20                        Nature of Investment.

(a)                                 Seller is acquiring the Buyer Stock Consideration for investment purposes only and not with a view toward resale or distribution thereof in violation of applicable securities Laws. Seller acknowledges that it can bear the economic risk of its investment in the Buyer Stock Consideration and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer Stock Consideration. Seller fully understands that the Buyer Stock Consideration is a speculative investment which involves a high degree of risk of loss of Seller’s entire investment. Seller understands that none of the Buyer Stock Consideration will have been registered pursuant to the Securities Act or any applicable state securities Laws, that the Buyer Stock Consideration will be characterized as “restricted securities” under federal securities Laws, and that the Buyer Stock Consideration may not be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Seller has had an opportunity to ask questions of and receive answers from the management and authorized representatives of Buyer, and to review any other relevant documents and records concerning the business of Buyer, including all of Buyer’s current filings with the SEC, and the terms and conditions of this investment, and that any such questions have been answered to Seller’s full satisfaction. Seller understands that no Governmental Authority has passed upon or made any recommendation or endorsement of an investment in the Buyer Stock Consideration.

(b)                                 Seller is an “accredited investor” within the meaning of Regulation D under the Securities Act and was not organized solely for the purpose of acquiring any of the Buyer Stock Consideration. Seller has adequate means of providing for its current needs and contingencies, has no need now, and anticipates no need in the foreseeable future, to sell any portion of the Buyer Stock Consideration, and currently has sufficient net worth and financial liquidity to afford a complete loss of its investment in Buyer. No person or entity, other than Buyer or its authorized representatives, has offered the Buyer Stock Consideration to Seller.  Seller is able to bear the economic risk of an investment in the Buyer Stock Consideration.

4.21                        Certain Business Practices.

(a)                                 To the Knowledge of Seller, in connection with the performance of the Seller Services, Seller has not, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in the case of clause (i) or (ii), where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable anti-bribery or anti-corruption Law of any relevant jurisdiction covering a similar subject matter as in effect at or prior to the Closing applicable to the performance of the Seller Services. Seller and its Affiliates, with respect to the performance of the Seller Services, have instituted and maintained policies and procedures intended to ensure continued compliance with such Law.

(b)                                 Seller is not, and is not owned fifty percent (50%) or more by or otherwise controlled by anyone that is, listed on the List of Specially Designated Nationals and Blocked Persons of the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other similar list maintained by the U.S. Departments of Commerce or State.

4.22                        Seller’s Independent Investigation.  In entering into this Agreement, Seller has relied solely on Buyer’s express representations and warranties set forth in Article 6 and in the closing certificate delivered by Buyer, Seller’s own expertise, and Seller’s Representatives as to Buyer and the Retained Obligations, and not on any other comments, representations, warranties or statements of, or information provided by, Buyer or any Representatives of Buyer.  Seller acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis, and evaluation of Buyer and the Retained Obligations and has made all such reviews of Buyer and the Retained Obligations as it has deemed necessary or appropriate to enter into this Agreement, and (b) at Closing, Seller shall have completed, or caused to be completed, its independent investigation, verification, analysis, and evaluation of Buyer and the Retained Obligations and made all such reviews of Buyer and the Retained Obligations as Seller has deemed necessary or appropriate to consummate the transactions contemplated hereby.  Except for the representations and warranties expressly made by Buyer in Article 6 and the closing certificate to be delivered by Buyer, Seller acknowledges that neither Buyer nor any of its Representatives has made, and Seller has not relied on, any representations or warranties, express or implied, as to Buyer and the Retained Obligations.  Seller has no Knowledge of any breach by Buyer of any representation or warranty contained in this Agreement, or of any condition or circumstance that would excuse Buyer from performance of its obligations under this Agreement.

Article 5
Representations and Warranties of Pioneer

Pioneer hereby represents and warrants to Buyer as of the Execution Date and as of the Closing Date as follows:

5.1                               Organization of Pioneer. Pioneer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and duly qualified, authorized, registered, or licensed and in good standing to own the Real Property and Pioneer Conveyed Personal Property as held on the Execution Date.

5.2                               Authorization; Enforceability.  Pioneer has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to be executed or delivered by Pioneer and to perform its obligations hereunder and thereunder and to consummate the transactions hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document executed or delivered by Pioneer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Pioneer, and no other action on the part of Pioneer is necessary to authorize this Agreement or any other Transaction Document executed or delivered by Pioneer. This Agreement has been duly and validly executed and delivered by Pioneer, each other Transaction Document executed by Pioneer has been, or when executed will be, duly and validly executed and delivered by Pioneer, and this Agreement and each other Transaction Document executed by Pioneer, assuming the execution and delivery by each applicable party thereto, constitutes, or when executed and delivered by Pioneer will constitute, a valid and binding obligation of Pioneer, enforceable against Pioneer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.3                               No Conflicts.  Neither the execution, delivery, and performance by Pioneer of this Agreement and each other Transaction Document executed by Pioneer nor the consummation by Pioneer of the transactions contemplated hereby and thereby, do or will (a) conflict with or result in a violation of any provision of the Organizational Documents of Pioneer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of acceleration under, any bond, debenture, note, mortgage or indenture to which Pioneer is a party or by which Pioneer may be bound, (c) result in the creation or imposition of any Lien on any of the Real Property or Pioneer Conveyed Personal Property, except for Permitted Liens, (d) violate any Order or decree applicable to Pioneer as a party in interest or (e) violate any applicable Law binding upon Pioneer.

5.4                               Litigation.  Except as set forth on Schedule 5.4, there is no Proceeding pending, or, to the Knowledge of Pioneer, threatened (i) with respect to Pioneer that would adversely affect the execution, delivery or consummation of this Agreement by Pioneer, (ii) to which Pioneer is a party and that otherwise would reasonably be expected to materially and adversely affect the ownership, operation or value of the Real Property or Pioneer Conveyed Personal Property or (iii) to which the Real Property or Pioneer Conveyed Personal Property are otherwise subject. Except as set forth on Schedule 5.4, Pioneer is not subject to any outstanding Order, decree or charge that relates to the Real Property or Pioneer Conveyed Personal Property.

5.5                               Approvals.  Other than filings as may be required under the HSR Act and with respect to consents or approvals of Governmental Authorities customarily obtained subsequent to Closing, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Pioneer in connection with the execution, delivery, or performance by Pioneer of this Agreement, or any other Transaction Document to which Pioneer is a party or the consummation by Pioneer of the transactions contemplated hereby and thereby, except for any consent, approval, order, or authorization of, or declaration, filing, or registration which if not obtained or made would individually or in the aggregate with any other consent, approval, order, or authorization of, or declaration, filing, or registration which if not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

5.6                               Real Property.

(a)                                 Schedule 5.6 contains a complete list of all real property owned by or leased by Pioneer and primarily used in the performance of Seller Services, indicating whether the property is owned or leased.

(b)                                 Except in each case as set forth on Schedule 2.2(a) or Schedule 2.2(b), Pioneer (i) has good and indefeasible title to all Real Property identified as being owned by Pioneer on Schedule 2.2(a), in each case free and clear of Liens other than Permitted Liens, (ii) owns outright all the facilities and structures located on the Real Property identified as being owned by Pioneer on Schedule 2.2(a), in each case free and clear of Liens other than Permitted Liens, (iii) has a good and valid leasehold interest in the Real Property, including facilities, structures and other improvements thereon, purported to be leased to it under leases with respect thereto, in each case free and clear of Liens other than Permitted Liens, and (iv) is the holder and enjoys the benefit of the easements, rights of way and similar rights listed on Schedule 2.2(a), and the rights of Pioneer with respect to each such easement or similar right are in full force and effect.

5.7                               Pioneer Conveyed Personal Property.  Immediately prior to the Closing, Pioneer will have good and marketable title to all the material Pioneer Conveyed Personal Property that is owned and have quiet possession of each material item of Pioneer Conveyed Personal Property that is leased, in each case, free and clear of Liens other than Permitted Liens. The Pioneer Conveyed Personal Property owned or leased by Pioneer and used primarily in the performance of the Seller Services and necessary for the performance of the Seller Services are in reasonable operating condition and repair in all material respects, ordinary wear and tear excepted, such as to permit the performance by Buyer of the Buyer Services in substantially the same manner immediately after the Closing as the Seller Services were conducted by Seller immediately prior to the Closing.

5.8                               Liability for Brokers’ Fees.  Buyer shall not, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Pioneer for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation, or to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

5.9                               Taxes.

(a)                                 Pioneer (i) has timely filed all material Non-Income Tax Returns with respect to the Real Property and the Pioneer Conveyed Personal Property, and all such Tax Returns are true, correct and complete in all material aspects, and all material Taxes on such Tax Returns have been timely paid when due; and (ii) is not currently subject to an extension or waiver of the statute of limitations applicable to any material Non-Income Tax Return or with respect to a material Non-Income Tax assessment or deficiency with respect to the Real Property and the Pioneer Conveyed Personal Property which period has not yet expired.

(b)                                 There are no Liens for Taxes upon the Real Property and the Pioneer Conveyed Personal Property, except for statutory Liens for Taxes that are not yet due and payable.

(c)                                  None of the Real Property or the Pioneer Conveyed Personal Property (i) is held in an arrangement that is treated as a partnership for U.S. federal Income Tax purposes or (ii) constitutes an equity interest in a corporation for U.S. federal Income Tax purposes.

(d)                                 There are no Proceedings pending against the Real Property or the Pioneer Conveyed Personal Property, or against Pioneer with respect to the Real Property or the Pioneer Conveyed Personal Property, by any Governmental Authority in respect of Taxes.

(e)                                  The representations and warranties set forth in this Section 5.9, (i) are the sole representations and warranties of or with respect to Pioneer in this Agreement that are related to Taxes or Tax matters, and (ii) may not be relied upon for any taxable period (or portion thereof) beginning on or after the Closing Date.

Article 6
Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as of the Execution Date and as of the Closing Date as follows:

6.1                               Organization of Buyer.  Buyer is a corporation formed, validly existing and in good standing under the Laws of the State of Delaware.  Buyer is in good standing and duly qualified to do business in each jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification necessary, and, as of Closing, will be qualified to do business and in good standing in each jurisdiction if so required in order to own or operate the Assets and perform the Seller Services.

6.2                               Authorization; Enforceability.  Buyer has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed or delivered by Buyer and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each other Transaction Document executed or delivered by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Buyer, and no other action on the part of Buyer is necessary to authorize this Agreement or any other Transaction Document executed or delivered by Buyer. This Agreement has been duly and validly executed and delivered by Buyer, each other Transaction Document executed by Buyer has been, or when executed will be, duly and validly executed and delivered by Buyer, and this Agreement and each other Transaction Document executed by Buyer, assuming the execution and delivery by each applicable Party thereto, constitutes, or when executed and delivered by Buyer will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

6.3                               No Conflicts.  Neither the execution, delivery, and performance by Buyer of this Agreement and each other Transaction Document executed by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby, do or will (a) conflict with or result in a violation of any provision of the Organizational Documents of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of acceleration under, any bond, debenture, note, mortgage or indenture to which Buyer is a party or by which Buyer may be bound, (c) violate any Order or decree applicable to Buyer as a party in interest or (d) violate any applicable Law binding upon Buyer.

6.4                               Litigation.  There are no Proceedings pending or, to the Knowledge of Buyer, threatened with respect to Buyer, that would adversely affect the execution, delivery or consummation of this Agreement or any other Transaction Document by Buyer.

6.5                               Approvals.  Other than filings as may be required under the HSR Act and with respect to consents or approvals of Governmental Authorities customarily obtained subsequent to Closing, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement, or any other Transaction Document to which Buyer is a party or the consummation by Buyer of the transactions contemplated hereby and thereby.

6.6                               Financial Ability.  Buyer has and shall at Closing have, through a combination of cash on hand and funds readily available under existing lines of credit and equity commitments, funds sufficient to fund Buyer’s obligations with respect to the consummation of the transactions contemplated by this Agreement and satisfy all other costs and expenses arising in connection herewith.

6.7                               Buyer’s Independent Investigation.  In entering into this Agreement, Buyer has relied solely on Seller’s and Pioneer’s express representations and warranties set forth in Article 4 and Article 5, respectively, and in the closing certificate delivered by Seller and Pioneer, Buyer’s own expertise, and Buyer’s Representatives as to the Assets, performance of the Seller Services and Assumed Obligations, and not on any other comments, representations, warranties or statements of, or information provided by, Seller or any Representatives of Seller.  Buyer acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis, and evaluation of the Assets, performance of the Seller Services and Assumed Obligations and has made all such reviews and inspections of the Assets, performance of the

Seller Services and Assumed Obligations as it has deemed necessary or appropriate to enter into this Agreement, (b) at Closing, Buyer shall have completed, or caused to be completed, its independent investigation, verification, analysis, and evaluation of the Assets, performance of the Seller Services and Assumed Obligations and made all such reviews and inspections of the Assets, performance of the Seller Services and Assumed Obligations as Buyer has deemed necessary or appropriate to consummate the transactions contemplated hereby and (c) at Closing, Buyer shall be deemed to have knowledge of all data and information contained in the Data Room.  Except for the representations and warranties expressly made by Seller in Article 4 and the closing certificate to be delivered by Seller, or by Pioneer in Article 5 and in the closing certificate to be delivered by Pioneer, Buyer acknowledges that neither Seller, Pioneer nor any of their Representatives has made, and Buyer has not relied on, any representations or warranties, express or implied, as to the Assets, performance of the Seller Services and Assumed Obligations.  Buyer has no Knowledge of any breach by Seller of any representation or warranty contained in this Agreement, or of any condition or circumstance that would excuse Seller or Pioneer from performance of its obligations under this Agreement.

6.8                               Eligibility.  Buyer is, or by the Closing Date will be, eligible and qualified under all Laws to own and operate the Assets.

6.9                               Liability for Brokers’ Fees.  Neither Seller nor Pioneer shall, directly or indirectly, have any responsibility, liability, or expense as a result of undertakings or agreements of Buyer for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation, or to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

6.10                        Capitalization.

(a)                                 As of the Execution Date, the authorized capital stock of Buyer consists of (a) 200,000,000 shares of Buyer Common Stock and (b) 30,000,000 shares of preferred stock, par value $0.001 per share (“Buyer Preferred Stock”).  At the close of business on November 9, 2018: (i) 83,567,626 shares of Buyer Common Stock were issued and outstanding, and (ii) no shares of Buyer Preferred Stock were issued and outstanding.

(b)                                 All outstanding shares of Buyer Common Stock are validly issued, fully paid and non-assessable, and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any options, warrants, calls, rights (including preemptive rights), Organizational Documents, commitments or agreements to which Buyer is a party or by which it is bound.  Except for 4,617,913 options to acquire Buyer Common Stock, 487,683 restricted stock units and 348,610 performance share units, there are no outstanding (w) securities of Buyer convertible into or exchangeable for shares of capital stock or other Interest or voting securities of Buyer, (x) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Buyer to acquire from any Person, and no obligation of Buyer to issue, any Interest of Buyer, other than the rights of Seller to acquire the Buyer Stock Consideration pursuant to this Agreement, (y) equity equivalents or other similar rights of or with respect to Buyer, or (z) obligations of Buyer to repurchase, redeem, or otherwise acquire any of the foregoing in clause (w)-(y).

(c)                                  The Buyer Stock Consideration to be issued to the Seller hereunder upon Closing, when delivered, shall be duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any options, warrants, calls, rights (including preemptive rights), Organizational Documents, commitments or agreements to which Buyer is a party or by which it is bound.

6.11                        SEC Documents; Controls.

(a)                                 Since December 31, 2017, Buyer has timely filed or furnished with the United States Securities and Exchange Commission (“SEC”) all forms, reports, schedules and statements required to be filed or furnished under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder (the “Exchange Act”) (such forms, reports, schedules and statements, the “SEC Documents”).  As of their respective dates, each of the SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained, when filed or, if amended prior to the Execution Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  To the Knowledge of Buyer, as of the Execution Date, (i) none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Authority is conducting any investigation or review of any SEC Document. No notice of any SEC review or investigation of Buyer or the SEC Documents has been received by Buyer.

(b)                                 The financial statements of Buyer included in the SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the Execution Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Buyer and its consolidated subsidiaries, as of their respective dates and the results of operations and the cash flows of Buyer and its consolidated subsidiaries, for the periods presented therein.

(c)                                  Buyer has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the listing standards of the New York Stock Exchange. Buyer’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Buyer in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions.

6.12                        Listing.  The issued and outstanding shares of Buyer Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the Knowledge of Buyer, threatened against Buyer by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister any Buyer Common Stock or prohibit or terminate the listing of any Buyer Common Stock on the New York Stock Exchange. Buyer has taken no action that is designed to terminate the registration of Buyer Common Stock under the Exchange Act. Buyer has not received any written or, to Buyer’s Knowledge, oral deficiency notice from the New York Stock Exchange relating to the continued listing requirements of the Buyer Common Stock. Buyer has taken no action that is designed to terminate the registration of the Buyer Common Stock under the Exchange Act.

6.13                        Absence of Certain Changes.  Except as otherwise contemplated by this Agreement, since September 30, 2018, (a) Buyer has conducted its business only in the ordinary course of business and (b) there has been no material adverse change, actual or to the Knowledge of Buyer, pending, in the condition (financial or otherwise), earnings, business or properties of Buyer and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

6.14                        Certain Business Practices.

(a)                                 To the Knowledge of Buyer, Buyer has not, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in the case of clause (i) or (ii), where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable anti-bribery or anti-corruption Law of any relevant jurisdiction covering a similar subject matter as in effect at or prior to the Closing. Buyer and its Affiliates have instituted and maintained policies and procedures intended to ensure continued compliance with such Law.

(b)                                 Buyer is not, and is not owned fifty percent (50%) or more by or otherwise controlled by anyone that is, listed on the List of Specially Designated Nationals and Blocked Persons of the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other similar list maintained by the U.S. Departments of Commerce or State.

Article 7
Covenants

7.1                               Seller and Pioneer Restricted Activities.

(a)                                 Except as contemplated by this Agreement and the other Transaction Documents, during the period from the Execution Date until the Closing Date, Seller and Pioneer, as applicable, shall (x) conduct the Seller Services and use or operate the Assets in the

Ordinary Course of Business and (y) use Reasonable Efforts to maintain and preserve intact the current Seller Services operations and to preserve the rights and relationships of its employees, suppliers and others having relationships with Seller or Pioneer (with respect to the Assets or the performance of the Seller Services).  Without limiting the foregoing, from the Execution Date until the Closing Date, Seller and Pioneer, as applicable, shall use Reasonable Efforts to:

(i)        preserve and maintain all Permits required for the conduct of the Seller Services as currently conducted or the ownership or use of the Assets;

(ii)       pay the debts, Taxes and other obligations of (x) Seller with respect to the Assets or the Seller Services and (y) Pioneer with respect to the Real Property and Pioneer Conveyed Personal Property, when due;

(iii)      maintain the properties and assets included in the Assets in the same condition as they were on the Execution Date, subject to reasonable wear and tear;

(iv)      defend and protect the properties and assets included in the Assets from infringement or usurpation;

(v)       maintain the Records in accordance with past practice;

(vi)      not do any of the following, without the prior express written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(A)                   create any Lien on any of the Assets (except for Permitted Liens or such other Liens as may arise by operation of applicable law);

(B)                   waive, compromise, initiate or settle any Proceeding, right or claim, other than any Proceeding (A) that is for monetary relief only or (B) that would reasonably be expected to not materially and adversely affect the Assets or the Buyer Services;

(C)                   sell, transfer, lease or dispose of any of the Assets, except in the Ordinary Course of Business;

(D)                   take any action or permit any circumstance to arise that, if occurring prior to the Execution Date, would result in a violation of the representation in Section 4.15(c);

(E)                    sell, transfer, assign, exclusively license, or abandon any Intellectual Property which is part of the Assets, except as may reasonably occur in connection with routine prosecution of applications for Registered Intellectual Property;

(F)                     enter into any contract or commitment that would constitute a Material Contract, except in the Ordinary Course of Business;

(G)                   amend, modify, terminate, renegotiate or, except as required by its terms, renew, in each case, in any material respect, any Material Contract, except in the Ordinary Course of Business;

(H)                  take any action, or permit any of its subsidiaries to take any action, that would or would reasonably be expected to hinder, prevent, delay or interfere with, in any manner, the Closing and the consummation of the transactions contemplated by this Agreement; or

(I)                       agree with any Person, other than Buyer, or commit, whether in writing or otherwise, to do any of the foregoing clauses (A) through (H).

(b)                                 Consent and Procedures.  Without limitation of any other provision of this Agreement, no provisions of this Section 7.1 shall prohibit Seller from performing any of its obligations under any of the provisions of this Agreement.  Buyer’s consent to any action restricted by this Section 7.1 shall be considered denied within ten (10) days (unless a shorter time is reasonably required by the circumstances and such reasonable shorter time is specified in Seller’s notice) of Seller’s written notice to Buyer requesting such consent unless Buyer notifies Seller to the contrary during that period. Notwithstanding anything to the contrary contained in this Agreement, (i) in the event of any situations believed by Seller in good faith to constitute an emergency or as required by any Governmental Authority, Seller may take such action as a prudent operator would take and Seller shall notify Buyer of such action promptly thereafter (but in no event less than twenty-four (24) hours after the commencement of such action) and (ii) nothing in this Agreement shall prohibit or otherwise restrict in any way the operation of the business of Seller and its Affiliates except solely with respect to the performance of the Seller Services and use or operation of the Assets.

7.2                               Buyer Restricted Activities.  Without limiting the generality or effect of any other provision of this Section 7.2, except as contemplated by this Agreement and the other Transaction Documents, during the period from the Execution Date until the Closing Date, Buyer shall not do any of the following, without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed):

(a)                                 amend or propose to amend the Organizational Documents of Buyer;

(b)                                 (i) offer, issue, sell, grant or deliver any Interest of Buyer or any of its subsidiaries, (ii) amend in any material respect any of the terms of any Interests of Buyer or any of its subsidiaries outstanding as of the Execution Date, or (iii) authorize or propose to offer, issue, sell, grant or deliver, any Interest in Buyer or any of its subsidiaries;

(c)                                  (i) split, combine, or reclassify any Interests in Buyer, (ii) declare, set aside or pay any dividends on, or make any other distribution in respect of, any outstanding Interests in Buyer, (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Interests in Buyer or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Buyer or any of its subsidiaries;

(d)                                 take any action, or permit any of its subsidiaries to take any action, that would or would reasonably be expected to hinder, prevent, delay or interfere with, in any manner, the Closing and the consummation of the transactions contemplated by this Agreement; or

(e)                                  agree or commit to do any of the foregoing.

7.3                               Regulatory and Other Approvals.

(a)                                 Each Party shall use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (i) filing any notification and report forms required for the consummation of the transactions contemplated by this Agreement under the HSR Act by November 26, 2018; and (ii) using Reasonable Efforts to cause any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement to expire or terminate at the earliest time that is reasonably practicable and shall request “early termination” with respect to the waiting period under the HSR Act. The Parties shall not agree to extend any waiting period under the HSR Act without the prior written consent of the other Parties. Buyer shall pay fifty percent (50%) and Seller and Pioneer shall collectively pay the remaining fifty percent (50%) of any HSR Act filing fee as provided by statute.  Otherwise, each Party shall each pay its own preparation costs and expenses.

(b)                                 Each Party shall, and shall cause its respective subsidiaries to, (i) promptly inform the other Parties of, and supply to the other Parties, any communication (or other correspondence or memoranda) from or to, and any proposed understanding or agreement with, any Governmental Authority in connection with this Agreement or the transactions contemplated hereby; (ii) consult and cooperate in good faith with the other Parties in connection with any filings, notifications, submissions, analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions, discussions and Proceedings with Governmental Authorities relating to this Agreement or the transactions contemplated hereby, including, subject to applicable Law, permitting the other Parties (or, in the event of competitively sensitive information, the other Parties’ outside antitrust counsel) to review in advance, and considering in good faith the views of the other Party with respect to, any proposed written communication to any Governmental Authority and to promptly provide the other Parties (or, the other Parties’ outside antitrust counsel) with copies of any communication to any Governmental Authority; (iii) use Reasonable Efforts to comply, as promptly as reasonably practicable, with any requests received by a Party or any of its subsidiaries under the HSR Act and any other applicable Law for additional information, documents or other materials; (iv) give the other Parties reasonable advance notice of its, its Affiliates’ or its subsidiaries’ intention to participate in any meeting or telephone or other discussion with any Governmental Authority with respect to the transactions contemplated by this Agreement or any filings, investigations or inquiries made in connection with the transactions contemplated by this Agreement, and an opportunity for each Party or each Parties’ outside antitrust counsel to participate in such meeting or discussion; and (v) contest and resist any Proceeding instituted (or threatened in writing to be instituted) by any Governmental

Authority challenging the transactions contemplated by this Agreement as being in violation of any applicable Law.

7.4                               Access to Information and the Assets.

(a)                                 Access.  From the Execution Date until two (2) Business Days prior to Closing, Seller and Pioneer shall afford, and shall cause each of its respective Affiliates to afford, to Buyer and its authorized Representatives reasonable access, during normal business hours on Business Days and in such manner as not to unreasonably interfere with normal operation of Seller’s, Pioneer’s or their respective Affiliates’ business, to (A) the Assets, (B) the Records, together with all operating data and other information, books and contracts in the possession or control of Seller, Pioneer and their respective Affiliates and relating primarily to the Assets, and (C) the appropriate officers and employees of Seller, Pioneer or their respective Affiliates. Seller and Pioneer shall have the right to have a Representative present at all times during any such inspections, interviews and examinations. In connection with the foregoing, Buyer may, at its option, but subject to Section 7.17, cause a Phase I environmental assessment of all or any portion of the Real Property to be conducted by a reputable environmental consulting or engineering firm (the “Environmental Consultant”) and such Environmental Consultant may conduct visual inspections, record reviews, and interviews relating to such Real Property, as applicable, including their condition and their compliance with Environmental Laws (collectively the “Phase I Assessment”).  Buyer’s right of access shall not, in any circumstance, entitle Buyer to conduct testing, sampling, boring, drilling or invasive activities or a Phase II environmental assessment or similar or more extensive assessment of all or any portion of the Real Property without the prior written consent of Seller and Pioneer, which consent shall not be unreasonably withheld, conditioned or delayed. Seller and Pioneer shall have the right to be present during the Phase I Assessment.  Buyer shall coordinate the Phase I Assessment with Seller and Pioneer to minimize any inconvenience to or interruption of the conduct of business by Seller and Pioneer.  Buyer shall abide by Seller’s, Pioneer’s, and any Third Party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Real Property, as applicable, including the Phase I Assessment.  The Phase I Assessment shall be conducted at the sole risk, cost and expense of Buyer, and all of Buyer’s and the Environmental Consultant’s activity conducted under this Section 7.4(a) shall be subject to the indemnity provisions of Section 7.4(b). All information or data obtained under this Section 7.4(a) shall be subject to the Confidentiality Agreement, and Buyer is prohibited from disclosing any such information or data to any Third Parties, including any Governmental Authority, without the prior written consent of Seller and Pioneer, which consent may be granted or withheld by Seller and Pioneer in their sole discretion.  Buyer will provide Seller and Pioneer a copy of any final reports, data and conclusions relating to the Phase I Assessment. Notwithstanding the foregoing, Buyer shall have no right of access to, and neither Seller nor Pioneer shall have any obligation to provide to Buyer, information relating to: (i) the identity of bidders and potential bidders and bids received from others in connection with the transactions contemplated by this Agreement (or similar transactions) and information and analyses (including financial analyses) relating to such bids; (ii) any information, the disclosure of which would, in Seller’s and Pioneer’s good faith opinion following consultation with outside counsel, jeopardize any legal privilege against disclosure available to Seller, Pioneer or any of their respective Affiliates relating to such information or would cause Seller, Pioneer or any of their respective Affiliates to breach a confidentiality obligation arising under any contract;  (iii) any information the disclosure of which would result in a violation of Law; or (iv) the Income Tax Returns of Seller, Pioneer or any of their Affiliates. All requests for information made under this Section 7.4(a) shall be directed to the Person designated in writing by Seller or Pioneer, respectively, and all such information provided shall be subject to the Confidentiality Agreement.

(b)                                 Indemnity.  Buyer shall indemnify the Seller Indemnified Parties, any contractors and their respective Representatives from and against Losses arising out of an act or omission by Buyer or its authorized Representatives during any site visits, inspections or Phase I Assessment by Buyer and its Representatives under Section 7.4(a); provided that this indemnity shall not, in whole or in part, apply to any Losses which arise as a result of a pre-existing condition.

7.5                               Books and Records.  From and after the Closing, Seller and Pioneer may retain copies of any or all of the Records and Buyer will (i) give Seller, Pioneer and their authorized Representatives reasonable access to all Records, personnel, accountants, offices and other facilities and properties of or relating to the Assets, (ii) permit Seller and Pioneer to make and retain such copies and inspections thereof as Seller or Pioneer may reasonably request, and (iii) furnish Seller and Pioneer with such financial and operating data and other information with respect to the performance of the Seller Services as Seller or Pioneer may from time to time reasonably request, in each case (A) to comply with reporting, disclosure, filing or other requirements imposed on Seller, Pioneer or their Affiliates (including under applicable securities laws) by a Governmental Authority having jurisdiction over Seller, Pioneer or their Affiliates, (B) for use in any Proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, subpoena or other similar requirements or (C) to comply with the obligations of Seller and Pioneer under the Transaction Documents; provided, however, that in the event that Buyer determines that any such provision of access or information could violate any Law or Material Contract, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. For a period of six (6) years following the Closing Date, the Buyer will not, and will cause its Affiliates not to, without first having offered to deliver the same to Seller and Pioneer, destroy or permit the destruction of any of books and records relating to the Assets in such Buyer’s or its Affiliate’s possession. This Section 7.5 shall not apply to Tax matters, which shall be governed by Article 8.

7.6                               Pioneer Marks.  Buyer acknowledges and agrees that it obtains no right, title, interest, license or any other right whatsoever to use the Pioneer Marks. Buyer shall, as promptly as practicable, but in any case within ninety (90) days after the Closing, eliminate the Pioneer Marks from the Assets acquired pursuant to this Agreement, including signage, and provide written verification thereof to Seller and Pioneer promptly after completing such removal and change. Buyer shall not do any business or offer any goods or services under the Pioneer Marks. Buyer shall not send, or cause to be sent, any correspondence or other materials to any Person on any stationery that contains any Pioneer Marks which would or might reasonably be expected to confuse any Person into believing that Buyer has any right, title, interest or license to use the Pioneer Marks.

7.7                               Further Assurances.  Each Party shall use, or cause to be used, Reasonable Efforts to do, or cause to be done, things reasonably necessary or desirable, under applicable Law, contract or otherwise, to consummate the transactions contemplated by this Agreement. After Closing, the Parties agree to and shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the Transaction Documents in accordance with the terms hereof and thereof.

7.8                               Fees and Expenses.  Except as otherwise provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fee or expense.

7.9                               Assumed Obligations; Retained Obligations.  From and after the Closing Date, Buyer shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) the Assumed Obligations.  Seller and Pioneer shall retain and each hereby agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) the Retained Obligations.

7.10                        Cooperation.

(a)                                 Buyer shall, at Seller’s or Pioneer’s, as applicable, cost and expense, cooperate with Seller’s or Pioneer’s, as applicable, defense of any and all Retained Obligations and the enforcement of any Excluded Asset, including providing to Seller, Pioneer and their Representatives reasonable access, during normal business hours in form and substance reasonably acceptable to Seller, Pioneer and Buyer, to all (A) Assets, (B) Records, together with all financial and operating data and other information, books and contracts insofar and only insofar as pertaining to the Retained Obligations in the possession or control of Buyer and its Affiliates and directly relating to the Assets, and (C) the appropriate officers and employees of Buyer and its Affiliates, in each case, to the extent necessary or appropriate for such defense or enforcement.

(b)                                 Seller and Pioneer shall, at Buyer’s cost and expense, cooperate with Buyer’s defense of any and all Assumed Obligations, including providing to Buyer and its Representatives reasonable access, during normal business hours in form and substance reasonably acceptable to Seller, Pioneer and Buyer, to all (A) Records for which Seller or Pioneer, as applicable, retained copies, together with all financial and operating data and other information, books and contracts insofar and only insofar as pertaining to the Assumed Obligations in the possession or control of Buyer and its Affiliates and directly relating to the Assets, and (B) the appropriate officers and employees of Seller, Pioneer and their Affiliates, in each case, to the extent necessary or appropriate for such defense or enforcement.

7.11                        Consents.

(a)                                 As promptly as practicable after the Execution Date, Seller shall deliver notice letters to all Persons identified on Schedule 4.18 in connection with the transactions contemplated hereby. Prior to the Closing, Buyer shall notify Seller of any Person that Buyer in good faith believes should have been identified on Schedule 4.18 upon execution of this Agreement and, prior to the Closing Seller shall deliver notice letters to any such Person or any other Person that Seller determines should have been included on Schedule 4.18 upon execution of this Agreement. Seller shall promptly notify Buyer when Seller delivers any such notice letter to any Person.

(b)                                 Prior to the Closing, with respect to each Material Contract that is subject to a consent identified on Schedule 4.18, including any Hard Consent that is not set forth on Schedule 4.18 as of the Execution Date but is discovered by either Party or added to Schedule 4.18 after the Execution Date and prior to the Closing Date (each, a “Required Consent Contract”), Seller shall use Reasonable Efforts to obtain such Hard Consent to the assignment to Buyer of all of Seller’s right, title and interest in and to such Required Consent Contract.  Not later than five (5) Business Days prior to the Closing, Seller shall notify Buyer in writing of any Required Consent Contracts for which the Hard Consent to assign has not been obtained.

(c)                                  If (i) Seller fails to obtain a Hard Consent prior to Closing or (ii) a Hard Consent requested by Seller is denied in writing, then, in each case such Required Consent Contracts shall not be assigned to Buyer at Closing, there shall be no adjustment to the Purchase Price, and such Required Consent Contract shall be assigned, in whole or in part, by Seller to Buyer after the Closing in accordance with the provisions of Sections 7.11(d) and 7.11(e) (each, a “Post-Closing Assigned Contract”).  All Required Consent Contracts other than the Post-Closing Assigned Contracts (each, a “Closing Assigned Contract”) shall be assigned, in whole or in part, by Seller to Buyer at Closing.  Notwithstanding the date on which all of Seller’s right, title and interest in and to any Closing Assigned Contract or Post-Closing Assigned Contract is assigned by Seller to Buyer, each Closing Assigned Contract and Post-Closing Assigned Contract shall constitute an Asset for all purposes of this Agreement and the other Transaction Documents.

(d)                                 Following the Closing, Seller shall use, and shall cause their respective Affiliates to use, Reasonable Efforts to obtain the Hard Consent to the assignment, in whole or in part, of each Post-Closing Assigned Contract to Buyer.  Seller shall assign to Buyer all of its right, title and interest in and to such Post-Closing Assigned Contract within five (5) Business Days following receipt of the applicable Hard Consent to such assignment.  Any such assignment of a Post-Closing Assigned Contract that constitutes a Material Contract shall be effected by the execution by Seller a contract assignment with respect to such Post-Closing Assigned Contract.

(e)                                  From and after Closing, with respect to each Post-Closing Assigned Contract until assigned to Buyer in accordance with Section 7.11(d), (i) Seller shall use Reasonable Efforts (which shall not include (A) any obligation to make any payment of money to any contractual counterparty or other Third Party that has not already been advanced to Seller by Buyer, or (B) the exercise by Seller of any remedies available to it under such Post-Closing Assigned Contract or the taking of any action by Seller to protect its interest in such Post-Closing Assigned Contract, unless Seller has received financial and other assurances acceptable to Seller, in its reasonable discretion, from Buyer with respect to the same) to provide Buyer the benefits of being a party to such Post-Closing Assigned Contract (to the extent of Seller’s right, title and interest in and to such Post-Closing Assigned Contract), including by holding all proceeds, benefits and advantages accruing during such period fully for the benefit of Buyer, it being understood and agreed that all such proceeds shall be promptly turned over by Seller to Buyer when such Post-Closing Assigned Contract is assigned to Buyer, and (ii) Buyer shall be responsible for performing, and Buyer (or Seller acting at Buyer’s direction and cost) shall perform, all obligations of Buyer with respect to such Post-Closing Assigned Contract that would have been applicable to Buyer had Seller’s right, title and interest therein been directly assigned to, and assumed by, Buyer.

7.12                        Insurance.  From and after the Closing, neither Seller nor any of its Affiliates shall have any obligation of any kind to maintain any form of insurance covering all or any part of the performance of the Seller Services or the Continuing Employees and Buyer shall be responsible for securing all insurance it considers appropriate for the performance of the Seller Services.  Buyer further covenants and agrees not to seek to assert or to exercise any rights or claims relating to the performance of the Seller Services under or in respect of any past or current insurance policy of Seller or any of its Affiliates under which the performance of the Seller Services was covered or the Assets are insured.

7.13                        Accounts Payable.  Except for the Assumed Obligations, the Parties acknowledge that Buyer shall not assume any Accounts Payable of Seller or its Affiliates as of the Closing.  Seller covenants to pay and discharge the valid Accounts Payable obligations of Seller relating to the Assets and the performance of the Seller Services as of the Closing that are not included in the Assumed Obligations after the Closing, in accordance with the Seller’s past payment practices and applicable Law.

7.14                        Confidentiality.

(a)                                 The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing, at which time the Confidentiality Agreement shall terminate.  If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Nothing provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 7.4(a) shall in any way amend or diminish Buyer’s obligations under the Confidentiality Agreement.  Buyer acknowledges and agrees that all Proprietary Information (as defined in the Confidentiality Agreement) provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 7.4(a) or otherwise by Seller or any of its Affiliates or any of their respective Representatives shall be subject to the terms and conditions of the Confidentiality Agreement and the remainder of this Section 7.14.

(b)                                 If the Closing occurs, Seller shall maintain in confidence, shall cause its Affiliates to maintain in confidence, and shall use Reasonable Efforts to cause its (and its Affiliates’) Representatives to maintain in confidence, any written, oral or other information relating to Buyer from and after the Closing until the second (2nd) anniversary of the Closing Date, except that (i) the requirements of this Section 7.14(b) shall not apply to the extent that (A) any such information is or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates or any of its or their respective Representatives in violation of the Confidentiality Agreement or this Section 7.14(b), (B) any such information is required by applicable Law or a Governmental Authority to be disclosed (including any report, statement, testimony or other submission to such Governmental Authority), (C) any such information is reasonably necessary to be disclosed in connection with any Proceeding or in any dispute with respect to this Agreement (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any Proceeding) or (D) in respect of information relating to Buyer, any such information was or becomes available to Seller or its Affiliates or any of its or their respective Representatives on a non-confidential basis and from a source (other than Buyer or any of its Affiliates or any of its or their respective Representatives) that is not bound by a confidentiality agreement with respect to such information, and (ii) this Section 7.14(b) shall not prohibit disclosure of any such information to any Representatives of Seller or its Affiliates (provided, however, that Seller shall be responsible for any breach of the applicable terms of this Section 7.14(b) by any of such Representatives to which they disclosed such information) or to any Representatives of Seller or its Affiliate’s current or prospective lenders or equity investors who are subject to a confidentiality obligation no less restrictive than this Section 7.14(b) with respect to such information.

(c)                                  If the Closing occurs, Buyer shall maintain in confidence, shall cause its Affiliates to maintain in confidence, and shall use Reasonable Efforts to cause its (and its Affiliates’) Representatives to maintain in confidence, any written, oral or other information relating to Seller and its Affiliates from and after the Closing until the second (2nd) anniversary of the Closing Date, except that (i) the requirements of this Section 7.14(c) shall not apply to the extent that (A) any such information is or becomes generally available to the public other than as a result of disclosure by Buyer or its Affiliates or any of its or their respective Representatives in violation of the Confidentiality Agreement or this Section 7.14(c), (B) any such information is required by applicable Law or a Governmental Authority to be disclosed (including any report, statement, testimony or other submission to such Governmental Authority), (C) any such information is reasonably necessary to be disclosed in connection with any Proceeding or in any dispute with respect to this Agreement (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any Proceeding) or (D) any such information was or becomes available to Buyer or its Affiliates or its or their respective Representatives on a non-confidential basis and from a source (other than Seller or any of its Affiliates or any of their or their respective Representatives) that is not bound by a confidentiality agreement with respect to such information, and (ii) this Section 7.14(c) shall not prohibit disclosure of any such information to any Representatives of Buyer or its Affiliates (provided, however, that Buyer shall be responsible for any breach of the applicable terms of this Section 7.14(c) by any of such Representatives to which it disclosed such information) or to any Representatives of Buyer’s or its Affiliates’ current or prospective lenders or equity investors who are subject to a confidentiality obligation no less restrictive than this Section 7.14(c) with respect to such information.

7.15                        Ancillary Transaction Documents.  From the Execution Date to the Closing Date, Buyer, Seller and Pioneer shall negotiate in good faith to enter into (a) a ground lease agreement with the commercial terms specified on Schedule 7.15(a), (b) a transition services agreement with the commercial terms specified on Schedule 7.15(b), and (c) a surface access and use agreement with the commercial terms specified on Schedule 7.15(c); provided, however, that entry into all or any of the agreements contemplated by this Section 7.15 shall not be a condition to the Parties’ obligations to consummate the transactions contemplated by this Agreement.

7.16                        Transition Committee.  As promptly as practicable following the Execution Date, Seller and Buyer shall form a transition committee as provided in Schedule 7.16.

7.17                        Phase I Assessment Commencement.  Buyer shall engage an Environmental Consultant and commence a Phase I Assessment pursuant to Section 7.4(a), if at all, on or prior to the date that is five (5) Business Days after the Execution Date.

Article 8
Tax Matters

8.1                               Purchase Price Allocation.

(a)                                 The Parties shall allocate the purchase price for the Assets (as determined for applicable U.S. federal Income Tax purposes) among the Assets in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder (the “Allocation”) pursuant to the terms of this Section 8.1.

(b)                                 No later than sixty (60) days after the Closing Date, Buyer shall deliver to Pioneer a draft of the Allocation as determined by one or more independent appraisals conducted on behalf of Buyer, at Buyer’s sole cost and expense (the “Proposed Tax Allocation”).  Pioneer shall have thirty (30) days following its receipt of the Proposed Tax Allocation to review the Proposed Tax Allocation and, if Pioneer does not provide Buyer with a notice in writing of any objections to the Proposed Tax Allocation within such thirty (30) day period, the Proposed Tax Allocation shall be deemed agreed upon by the Parties (the “Agreed Tax Allocation”).  If Pioneer provides written notice of its objections within such thirty (30) day period, the Parties shall cooperate and negotiate in good faith to resolve any disputes relating to the Proposed Tax Allocation. If the Parties are unable to resolve their differences and mutually agree on the Proposed Tax Allocation, each Party shall be permitted to take an independent position with respect to the Allocation on its applicable Tax Returns (including IRS Form 8594) or in connection with any audit or other Proceeding, or otherwise.  If the Parties reach agreement with respect to such disputes within the thirty (30) day period following Buyer’s receipt of such written notice, the Proposed Tax Allocation, as finally agreed to by the Parties pursuant to this Section 8.1, shall become the Agreed Tax Allocation.  Pioneer and Buyer agree not to assert, and will cause their respective Affiliates not to assert, in connection with any audit or other Proceeding with respect to Taxes or in connection with the filing of any Tax Return (including IRS Form 8594), any asset values or other items in a manner inconsistent with the Agreed Tax Allocation, unless required to do so by applicable Law or a “determination” within the meaning of Section 1313(a)(1) of the Code; provided, however, that nothing contained herein shall prevent Buyer or Pioneer, nor any of their respective Affiliates, from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Agreed Tax Allocation and neither Buyer nor Pioneer, nor any of their respective Affiliates, shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging any position based on or arising out of the Agreed Tax Allocation.

(c)                                  Each of Pioneer and Seller, on the one hand, and Buyer, on the other hand, shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit, assessment or other Proceeding challenging any position based on or arising out of the Allocation.

(d)                                 Adjustments to the Purchase Price pursuant to this Agreement shall be allocated to the particular Asset to which such adjustment relates to the extent such adjustment relates to such Asset and to the extent that it is, in the commercially reasonable discretion of Pioneer, possible to do so.  Any adjustment to the Purchase Price not allocated to a specific Asset pursuant to the immediately preceding sentence shall be allocated among the various Assets on a pro rata basis in proportion to the unadjusted Purchase Price allocated to such Asset. Buyer will update the Allocation to reflect any adjustments described in this Section 8.1(c) and such adjustments shall become part of the Allocation for all purposes hereunder.

8.2                               Responsibility for Filing Tax Returns and Paying Taxes.

(a)                                 Subject to Section 8.2(b), through the end of the day prior to the Closing Date, Pioneer or Seller, as applicable, shall be responsible for preparing and timely filing all Tax Returns in respect of the Assets which are required to be filed before the Closing Date and for paying all Taxes due and owing with respect to such Tax Returns.

(b)                                 Buyer shall be responsible for preparing and timely filing all Tax Returns in respect of the Assets required to be filed on or after the Closing Date (including any Transfer Tax Returns required by applicable Law to be filed by Buyer) and paying the Taxes due and owing; provided, however, that in the event that Pioneer or Seller is required by applicable Law to file a Tax Return with respect to such Taxes (including any Transfer Tax Returns required by applicable Law to be filed by Pioneer or Seller) on or after the Closing Date, Buyer shall, following Pioneer’s request, promptly pay to Pioneer or Seller, as applicable, all such Taxes owed by Buyer pursuant to the provisions of Section 11.1(b)(iii) (as determined pursuant to Section 8.3).  Pioneer will provide a copy of any Tax Return prepared by Pioneer or Seller, as applicable, pursuant to this Section 8.2(b) (other than Income Tax Returns) to Buyer.  Any Tax Return prepared by Buyer pursuant to this Section 8.2(b) will be prepared in a manner consistent with past practice of Pioneer or Seller, as applicable, except as otherwise required by applicable Law.  Buyer shall provide to Pioneer, within fifteen (15) days prior to the due date for filing, all Tax Returns prepared by Buyer for which Pioneer or Seller, as applicable, would reasonably be expected to have an indemnification obligation under this Agreement, for Pioneer’s review and approval of Pioneer or Seller, respectively, not to be unreasonably withheld or delayed.

(c)                                  Not later than five (5) days prior to the due date for the payment of Taxes on any Tax Return which Buyer has the responsibility to cause to be filed pursuant to Section 8.2(b), Pioneer or Seller, as applicable, shall pay to Buyer the amount of Taxes owed by Pioneer or Seller, respectively, pursuant to the provisions of Section 11.1(a)(iii) (as determined pursuant to Section 8.3).  For the avoidance of doubt, (i) no payment obligation pursuant to this Section 8.2(c) shall excuse Pioneer or Seller from their indemnification obligations pursuant to Section 11.1(a)(iii) if the amount of Taxes, as ultimately determined on audit or otherwise, for the periods covered by such Tax Returns exceeds the amount of the payment under this Section 8.2(c) and (ii) no payment obligation pursuant to Section 8.2(a) and Section 8.2(b) shall excuse Buyer from its indemnification obligation pursuant to Section 11.1(b)(iii) if the amount of

Taxes, as ultimately determined on audit or otherwise, for periods covered by such Tax Returns exceeds the amount of Buyer’s payment for such period under Section 8.2(a) or Section 8.2(b).

8.3                               Straddle Period Tax Allocation.  Any liability attributable to a Straddle Period (i) in the case of real property, business personal property and other ad valorem Taxes, shall be apportioned between the portion of such period ending prior to the Closing Date and the portion beginning on or after the Closing Date by apportioning such Taxes on a per diem basis and (ii) in the case of all other Non-Income Taxes, shall be apportioned between the portion of such period ending at the end of the day prior to the Closing Date and the portion beginning on the Closing Date on a closing of the books basis, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis.

8.4                               Disputes.  The Parties shall act in good faith to resolve any disputes in respect of Section 8.2 prior to the date on which the relevant Tax Return is required to be filed. If the Parties cannot resolve any disputed item, the item in question shall be resolved by the Accounting Referee; provided, that, if any such Tax Return is required to be filed (taking into account validly obtained extensions) prior to the resolution of such dispute item, and Pioneer or Seller would reasonably be expected to have an indemnification obligation pursuant to the terms of this Agreement with respect to such Tax Return, such Tax Return shall be prepared and filed in a manner consistent with such indemnifying party’s position. Buyer, on the one hand, and Pioneer and Seller, as applicable, on the other hand, shall each provide the other with all information reasonably necessary to prepare any Tax Return relating to the Assets.

8.5                               Responsibility for Tax Audits and Contests.

(a)                                 After the Closing, Buyer shall notify Pioneer in writing within fifteen (15) days of the receipt of the notice of any proposed assessment or commencement of any Tax audit or administrative or judicial Proceeding and of any Tax demand or claim on Buyer or any of its Affiliates that could reasonably be expected to result in an indemnification obligation of Pioneer or Seller pursuant to the terms of this Agreement (a “Tax Claim”); provided that failure to timely provide such notice shall not affect the right of Buyer’s indemnification hereunder, except to the extent Pioneer or Seller is materially prejudiced by such delay or omission.  Such notice shall contain factual information describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Governmental Authority in respect of any such asserted Tax liability.

(b)                                 Pioneer shall have the right to control any Proceeding with respect to any Tax Claim, provided that Pioneer shall (i) keep Buyer reasonably informed of the progress of such Proceeding, (ii) allow Buyer (or Buyer’s counsel) to be an observer in any meeting related to such Proceeding with the applicable Governmental Authority at its own cost and expense, and (iii) not settle, compromise and/or concede any portion of such Proceeding that would reasonably be expected to materially affect the Tax liability of Buyer with respect to the Assets for any taxable year (or portion thereof) beginning on or after the Closing Date without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that, in the event Pioneer does not elect to control any such Proceeding, Buyer shall (i) keep Pioneer reasonably informed of the progress of such Proceeding, (ii) allow Pioneer (or Pioneer’s counsel) to be an observer in any meeting related to such Proceeding with the applicable Governmental Authority at its own cost and expense, and (iii) not settle, compromise and/or concede any portion of such Proceeding without the consent of Pioneer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer and Pioneer shall each provide the other with all information reasonably necessary to conduct a Tax audit with respect to Taxes or the transactions contemplated by this Agreement.

8.6                               Cooperation on Tax Returns and Tax Proceedings.  Notwithstanding anything to the contrary in this Agreement, Buyer, Pioneer, and Seller shall use Reasonable Efforts to cooperate fully as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any Proceeding with respect to Taxes imposed on or with respect to the Assets.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

8.7                               Tax Refunds.  The Parties and their respective Affiliates shall reasonably cooperate with the other Party in connection with obtaining any refund of Taxes. If a Party receives a refund with respect to any Taxes for which the other Party is responsible under this Agreement, the Party receiving the refund shall pay to the other Party within ten (10) Business Days after such receipt the amount of such refund to which such other Party is entitled pursuant to the provisions herein.

8.8                               Transfer Taxes.  Buyer shall be liable for any state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement (“Transfer Taxes”), including any costs and expense in connection with filing any necessary Tax Returns and other documentation with respect to all Transfer Taxes.  Buyer and Seller shall cooperate to file such Tax Returns and documentation, and if Pioneer or Seller is required by Law to pay or remit such Transfer Taxes, Buyer shall promptly reimburse Pioneer or Seller, as applicable, for such Transfer Taxes.  The Parties shall cooperate in establishing the applicability of any exemptions from Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Parties shall cooperate in good faith and use their Reasonable Efforts (including, for the avoidance of doubt, by providing access to Tax Returns and any Retained Records or other relevant documentation) to minimize the amount of any Transfer Taxes and/or qualify for any applicable exemptions with respect to Transfer Taxes.

8.9                               Post-Closing Actions.

(a)                                 Buyer and Pioneer shall, and shall cause their Affiliates to, (i) either (x) retain all records with respect to Tax matters relating to any taxable period prior to the Closing Date until the day that is ninety (90) days after the expiration of the applicable statute of limitation, or (y) send such records described in (x) above to the other Party, and (ii) abide by all record retention agreements entered into with any Governmental Authority.

(b)                                 Buyer shall not, and shall cause its Affiliates to not, without duplication, (i) amend any Tax Return unless required by Law, (ii) initiate any voluntary disclosure, (iii) agree to extend or waive any statute of limitation, or (iv) take any Tax position on any Tax Return, in each case, with respect to Taxes relating to the Assets or the performance of the Seller

Services for any taxable period (or portion thereof) ending prior to the Closing Date, without prior written consent of Pioneer, which consent shall not be unreasonably withheld, conditioned or delayed.

Article 9
Employment Matters

9.1                               Seller Benefit Plans.  Effective as of the Closing Date (or the applicable Continuing Employee’s Hire Date, if later), the Continuing Employees (as defined in Section 9.4(a)) shall cease to accrue further benefits and shall cease to be active participants under the Business Employee Benefit Plans.  Buyer shall not assume any of the Seller Benefits Plans.  Seller and its ERISA Affiliates shall retain and shall be solely responsible for all Liabilities under the Seller Benefit Plans, and neither Buyer nor its Affiliates shall have any Liability or responsibility to or under the Seller Benefit Plans, whether such Liability or responsibility arose before, on or after the Closing Date.

9.2                               Pre-Closing Date Claims under Seller Benefit Plans.  To the extent that an Available Employee was a participant in a Business Employee Benefit Plan, the Business Employee Benefit Plans shall be responsible for providing welfare benefits (including medical, hospital, dental, accidental death and dismemberment, life, disability and other similar benefits) to all participating Available Employees (and all dependents, beneficiaries, designees and assignees thereof) for all claims incurred prior to the Hire Date under and subject to the terms and conditions of such plans.  For purposes of this Section 9.2, a claim is incurred with respect to (i) accidental death and dismemberment, disability, life and other similar benefits when the event giving rise to such claim occurred and (ii) medical, hospital, dental and other similar benefits when the services with respect to such claim are rendered.  Seller shall pay out, in accordance with Seller’s applicable policies in effect at that time, accrued and unused paid time off balances, as of the Hire Date, of the Continuing Employees within thirty (30) days of the Hire Date, provided that with respect to any Continuing Employee whose Hire Date is on or after January 1, 2019, such payment shall in all events be made during the 2019 calendar year.

9.3                               Offers to Available Employees.  No later than five (5) days after the Execution Date, Seller shall deliver to Buyer a list of those Business Employees, in a number not to exceed sixty (60) employees, whom Seller or any Pioneer Entity has elected to retain and to whom Buyer and its Affiliates will not make offers of employment in connection with the transactions contemplated by this Agreement (the “Excluded Employees”).  No later than five (5) days after the Execution Date, Seller shall deliver to Buyer a letter that includes a list of all Available Employees (the “Employee Letter”). The Employee Letter shall include the following data with respect to each Available Employee: (i) his or her name; (ii) his or her title or position; (iii) status as exempt or non-exempt under the Fair Labor Standards Act, as amended; (iv) primary location of employment; (v) start date or seniority date (as applicable); (vi) his or her hourly wage rate or annualized base salary, as applicable;  (vii) a description of all commission, bonus or other incentive-based compensation arrangements applicable to such employee, including, but not limited to, the target payment amount for the current year and paid in the current year as of the date hereof; (viii) the number of years of service credit under each Business Employee Benefit Plan; (ix) whether or not such employee is on an approved leave of absence; and (x) whether such person is full-time or part-time. No later than five (5) days after the Execution Date, Seller shall deliver to Buyer a list of those Available Employees in a field engineer role, in a number not to exceed ten (10) employees, to whom Seller or any Pioneer Entity may make an offer to retain or employ and to whom Buyer or its Affiliates may make an offer of employment in connection with the transactions contemplated by this Agreement (the “Selective Employees”).  A Selective Employee shall have the opportunity to consider offers of employment, if any, from both a Pioneer Entity and Buyer or its Affiliates.  In the event a Selective Employee accepts an offer from a Pioneer Entity, after such acceptance, such employee shall be treated as an Excluded Employee for purposes of this Article 9.  Any Selective Employee who accepts an employment offer from Buyer or its Affiliates shall be a Continuing Employee as defined in this Article 9.  Seller shall, and shall cause all other Pioneer Entities to, (i) reasonably assist Buyer in communicating with the Available Employees regarding potential employment with Buyer and its Affiliates, (ii) permit Buyer and its Affiliates to interview Available Employees at reasonable times on Pioneer Entities’ premises or otherwise and (iii) not interfere with any negotiations by the Buyer or its Affiliates to employ any Available Employee or discourage any Available Employee from accepting employment with the Buyer or any of its Affiliates; provided that, any action by Seller or any Pioneer Entity to (i) make employment offers to or retain the Selective Employees or (ii) share information with Available Employees regarding severance benefits or otherwise respond to inquiries regarding termination of employment with Seller or any Pioneer entity shall not be deemed a violation of this Section. Nothing in this Article 9 shall affect the right of Seller and its Affiliates to terminate the employment of an Available Employee for any reason or at any time, which termination shall promptly be communicated to Buyer.  Seller shall update the Employee Letter if any material change in the information required to be included therein (including removal of or addition to the list of Available Employees) occurs, with such update to be made within two (2) Business Days after such change.

(b)                                 Buyer shall:

(i)                                     on or before December 7, 2018, make written offers of “at will” employment to those Available Employees whom Buyer selects in its sole discretion, in each case, such offers setting forth the Closing Date as the employment commencement date with respect to Available Employees who are not Inactive Available Employees, with such offers conditioned upon the Closing and providing such Available Employees at least five (5) Business Days from the date thereof to either accept or reject such offers.  Unless otherwise agreed to by the Transition Committee, Buyer agrees to make at least six hundred thirty (630) offers of employment pursuant to this Article 9;

(ii)                                  on or before December 17, 2018, Buyer shall notify Seller as to each Available Employee who has accepted employment with Buyer or any of its Affiliates as of the date of such notification, which acceptance may be conditioned upon the occurrence of the Closing and effective as of the Closing Date with respect to Available Employees who are not Inactive Available Employees, and each Available Employee who has rejected Buyer’s offer of employment as of the date of such notification;

(iii)                               indemnify and hold harmless Seller and its Affiliates with respect to all claims by Available Employees and Liabilities with respect thereto, in all cases, for violations of applicable Laws by Buyer or its Affiliates relating to or arising out of Buyer’s or its Affiliates’ employment evaluation, selection and offer process regarding Available Employees and conducted in connection with the transactions contemplated by this Agreement;

(c)                                  Except as otherwise expressly set forth in this Article 9, nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer or its Affiliates terminate, reassign, promote or demote any of the Continuing Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

9.4                               Post-Closing Compensation and Benefits.  Buyer shall:

(a)                                 provide to each Available Employee who is actively at work as of the Closing Date, or is on a previously scheduled and approved (by Seller or its Affiliates) leave of absence, and who timely accepts an offer of employment from Buyer made pursuant to this Article 9 and in accordance with the terms of such offer and timely commences active employment with Buyer or one of its Affiliates (each such Available Employee, a “Continuing Employee”), during the twelve (12) month period commencing on the Closing Date (or such shorter period as the applicable Continuing Employee shall remain continuously employed with Buyer and its Affiliates), (i) such base salary or hourly wage rate, as applicable, and cash bonus and including incentive substantially comparable to that provided to similarly-situated employees of Buyer or its applicable Affiliate, (ii) subject to Section 9.4(b), immediate participation in the Buyer or its Affiliates’ benefit plans as of each Continuing Employee’s Hire Date which are provided to similarly situated employees of Buyer or its Affiliates, and (iii) reemployment or hiring, as applicable, to the Available Employees identified in the Employee Letter as “Inactive Available Employees” who are not actively at work as of the Closing Date due to an approved leave of absence, such reemployment or hiring to be effective as of the date, if any, each such Available Employee has been cleared for and returns to active employment and to be in a position substantially comparable to that which such Available Employee has prior to the commencement of his or her absence from active employment, provided, however, that such Available Employee must return to active employment within one hundred fifty (150) days after the Closing or such time period as required by applicable Law.

(b)                                 use Reasonable Efforts to cause each Continuing Employee and his or her eligible dependents (including all such employee’s dependents properly covered immediately prior to the Hire Date by a group health plan maintained by Seller or its Affiliates) to be covered under a group health plan maintained by Buyer or its Affiliate that (i) provides medical, dental and prescription drug benefits coverage to the Continuing Employee and such eligible dependents effective immediately upon the Hire Date and (ii) credits or reimburses such Continuing Employee, for the plan year during which such coverage under such group health plan begins, with any deductibles or co-payments actually paid by such Continuing Employee during such year under a group health plan maintained by Seller or its Affiliates (subject to Buyer’s or its Affiliates’ group health plans deductible and co-payment limits), provided, in all cases, that (i) Seller provides, or causes to be provided, within a reasonable time after Closing such information as Buyer reasonably requires to comply with the foregoing and (ii) if Third Party insurers and administrators do not consent to the foregoing (after Buyer has used

Reasonable Efforts to cause Third Party insurers and administrators to consent to the foregoing), Buyer will be deemed to have used Reasonable Efforts to comply therewith;

(c)                                  provide full service credit for purposes of eligibility, vesting and severance benefit determination only (other than to the extent that such credit would result in duplication of benefits with respect to the same period of service, and excepting credit for any defined benefit, money purchase pension or similar plan and for Buyer’s or any of its Affiliate’s equity, equity-based, or other incentive compensation) under employee benefit plans, policies and arrangements made available to Continuing Employees by Buyer or any of its Affiliates on or after the Hire Date which Buyer or its Affiliates provided its employees on the Closing Date to the same extent such Continuing Employee’s service was properly recognized under the analogous type of Business Employee Benefit Plan in which such Continuing Employee participated immediately prior to the Closing Date; provided, that Continuing Employees will be eligible for and accrue vacation and other paid time off benefits at the same rate as a Buyer’s similarly-situated employee with the same amount of service a Continuing Employee has under Seller’s vacation and/or paid time off policy; and

9.5                               Savings Plans.  Effective as of the Closing Date, Buyer shall, or shall cause one of its Affiliates, establish or maintain a defined contribution plan (or plans) and trust (or trusts) intended to qualify under Sections 401(a) and 501(a) of the Code in which all Continuing Employees shall be eligible to participate (“Buyer Savings Plan”) as of the Hire Date.  Buyer shall cause Buyer Savings Plan to accept the direct rollover of electing Continuing Employees’ benefits in cash and, if applicable, up to two promissory notes from the Seller Savings Plan. Buyer shall, if necessary, amend the Buyer Savings Plan to ensure (or otherwise provide for therein) that the obligations set forth in this Section 9.5 are allowed under the Buyer Savings Plan and shall do what is administratively required to satisfy the obligations set forth in this Section 9.5.

9.6                               Seller Offers; Non-Solicitation.  Any Pioneer Entity may make offers of employment to retain or employ the Excluded Employees and the Selective Employees.  In addition, (i) in the event any Available Employee who receives an offer of employment from Buyer or its Affiliate rejects such offer of employment, Seller or any Pioneer Entity may make an offer of employment to retain or employ such Available Employee, and (ii) Seller or any Pioneer Entity may make an offer of employment to retain or employ any Available Employee who does not receive an employment offer from Buyer or its Affiliate. Buyer shall not, and shall cause its Affiliates not to, make an offer of employment to any Excluded Employee in connection with the transactions contemplated by this Agreement or for the one (1) year period after the Closing and, during the one (1) year period after the Closing, Buyer shall not, and shall cause its Affiliates not to, make an offer of employment to any employee of Seller or any of its Affiliates, other than as contemplated pursuant to this Article 9, with whom Buyer or its Affiliates had contact as a result of this Agreement. During the one (1) year period after the Closing, Seller shall not, and shall cause its Affiliates not to, make an offer of employment to any Continuing Employee or other employee of Buyer or any of its Affiliates with whom Seller or its Affiliates had contact as a result of this Agreement. Notwithstanding the foregoing, in all cases, offers resulting from (i) general solicitations made to the applicable market as a whole (e.g., Internet and newspaper advertisements or postings) shall not constitute a violation hereof or (ii) communications between such individual and Seller, Buyer or their respective Affiliates, as applicable, that do not commence until after the applicable Excluded Employee or Continuing Employee, respectively, has terminated employment with Seller, Buyer or their respective Affiliates, as applicable. Further, provided that either Party consults with and receives advance written permission from an authorized representative of the other Party, such Party may solicit and hire any individual whose solicitation and hire would be otherwise prohibited by this Section 9.6.

9.7                               Post- Closing Date Employment Claims.  In addition to the Liabilities as set forth in Section 9.3(b)(iii), Buyer shall indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Liability of any kind or nature involving or related to the employment of the Continuing Employees by Buyer, including any Liability related to any employee benefit plan sponsored or maintained by Buyer or its ERISA Affiliates. Except with respect to Liabilities as set forth in Section 9.3(b)(iii), Seller shall indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all Liability of any kind or nature or related to the employment by a Pioneer Entity of any Business Employee, including any Liability related to any Seller Benefit Plan.

9.8                               Retention and Advisory Service Arrangements.  Effective as of the Closing Date, Buyer shall cause a retention program to be implemented and certain advisory services arrangements to be implemented as described on Schedule 9.8. Buyer shall not be required to provide any retention with respect to any Continuing Employee other than pursuant to this Section 9.8.

9.9                               WARN Act; Seller’s Obligations.  Seller agrees to provide, or cause its Affiliates to provide, any notice required under the WARN Act with respect to any “plant closing” or “mass layoff” involving the Business Employees that occurs before the Closing Date. Seller shall indemnify, defend and hold Buyer harmless from and against any liability, damages, fines or costs (including reasonable attorneys’ fees) under the WARN Act for any “plant closing” or “mass layoff” involving the Business Employees that occurs before the Closing Date.  No later than December 14, 2018, Seller agrees to provide Buyer the number of involuntary, not for cause, terminations, if any, since October 1, 2018, with respect to Pioneer Entity employees whose primary duties involved servicing the Assets; and, on the Closing Date, Seller shall provide Buyer with the number involuntarily, not for cause, terminations, with respect to the Business Employees between December 14, 2018 and up to, and including, the Closing Date.

9.10                        WARN Act; Buyer’s Obligations.  No later than November 26, 2018, Buyer shall provide Seller sufficient information as is available at that time to assist in determining whether any employment losses arising in connection with or related to the transactions contemplated by this Agreement may require notice or other action by Seller under the WARN Act, including information regarding the number of employment offers to be made by Buyer pursuant to this Article 9 and the terms and conditions of such employment offers.  Buyer agrees to provide, or cause its Affiliates to provide, any notice required under the WARN Act with respect to any “plant closing” or “mass layoff” affecting Continuing Employees’ employment with Buyer and its Affiliates that occurs after the Closing Date. Buyer shall indemnify, defend and hold Seller harmless from and against any liability, damages, fines or costs (including reasonable attorneys’ fees) under the WARN Act for any “plant closing” or “mass layoff” affecting Continuing Employees that occurs after the Closing Date or that arises as a result of Buyer or its Affiliates’

making an employment offer to such Continuing Employee, as contemplated in this Article 9, in a manner that constitutes constructive discharge under the WARN Act.

9.11                        Cooperation.  Seller and Buyer shall reasonably cooperate and work together with respect to the obligations set forth in this Article 9, including, but not limited to, the coordination of health care coverage, providing applicable information with respect to deductible and co-payment amounts under Section 9.4(b), providing applicable service information with respect to Section 9.4(c), and the retention obligations set forth in Schedule 9.8. Notwithstanding the foregoing, the furnishing of information shall be subject to compliance with applicable Law.

9.12                        No Third Party Beneficiary Rights.  Nothing herein, expressed or implied, shall confer upon any Available Employees (or any of their beneficiaries or alternate payees) any rights or remedies (including any right to employment or continued employment, or any right to compensation or benefits for any period) of any nature or kind whatsoever, under or by reason of this Agreement or otherwise.  In addition, the provisions of this Article 9, are for the sole benefit of the Parties and are not for the benefit of any Third Party.

Article 10
Conditions to Closing; Closing Deliverables

10.1                        Conditions of Buyer to Closing.  The obligation of Buyer to consummate the transactions contemplated by this Agreement at Closing is subject to the satisfaction (or waiver in writing by Buyer) of, the following conditions.

(a)                                 Representations, Warranties and Covenants of Seller.  (i) Each of the representations and warranties of Seller made in this Agreement (other than the Fundamental Representations) disregarding for purposes of this Section 10.1(a) any and all materiality, material adverse effect and Material Adverse Effect qualifications in such representations and warranties, shall be true and correct in all respects as of the Closing (as if made at and as of the Closing, except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date), except the breach of a representation or warranty that (individually or when aggregated with other breaches of representations and warranties) would not reasonably be expected to have a Material Adverse Effect on or after the Closing Date, (ii) each Fundamental Representation of Seller shall be true and correct in all respects as of the Closing (as if made at and as of the Closing, except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date) and (iii) Seller shall have performed, or complied with (including after giving effect to any cure by Seller of any prior failure to so perform or comply), in all material respects all of the covenants and agreements required by this Agreement to be performed or complied with by Seller at or before Closing.

(b)                                 Representations, Warranties and Covenants of Pioneer.  (i) Each of the representations and warranties of Pioneer made in this Agreement (other than the Fundamental Representations) disregarding for purposes of this Section 10.1(b) any and all materiality, material adverse effect and Material Adverse Effect qualifications in such representations and warranties, shall be true and correct in all respects as of the Closing (as if made at and as of the Closing, except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date), except the breach of a representation or warranty that (individually or when aggregated with other breaches of representations and warranties) would not reasonably be expected to have a Material Adverse Effect on or after the Closing Date, (ii) each Fundamental Representation of Pioneer shall be true and correct in all respects as of the Closing (as if made at and as of the Closing, except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date) and (iii) Pioneer shall have performed, or complied with (including after giving effect to any cure by Pioneer of any prior failure to so perform or comply), in all material respects all of the covenants and agreements required by this Agreement to be performed or complied with by Pioneer at or before Closing.

(c)                                  No Order.  No Order will be in effect that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(d)                                 HSR Act.  The waiting period and any extensions thereof applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(e)                                  Phase I Assessment.  If Buyer elects to have a Phase I Assessment conducted pursuant to Section 7.4(a), subject to Section 7.17, then the Phase I Assessment shall have been completed; provided, however, that the condition in this Section 10.1(e) shall be deemed satisfied on and after January 2, 2018 notwithstanding that the Phase I Assessment has not been completed.

10.2                        Closing Deliverables by Seller or Pioneer.  At Closing, Seller or Pioneer, as applicable, shall deliver to Buyer the following:

(a)                                 the bill of sale and assignment and assumption agreement, dated as of the Closing Date and substantially in the form set forth on Exhibit A, duly executed by Seller and Pioneer (the “Bill of Sale and Assignment and Assumption Agreement”);

(b)                                 the pressure pumping services agreement, dated as of the Closing Date and substantially in the form set forth on Exhibit B, duly executed by Pioneer (the “Pressure Pumping Services Agreement”);

(c)                                  the investor rights agreement, dated as of the Closing Date and substantially in the form set forth on Exhibit C, duly executed by Seller (the “Investor Rights Agreement”);

(d)                                 the registration rights agreement, dated as of the Closing Date and substantially in the form set forth on Exhibit D, duly executed by Seller (the “Registration Rights Agreement”);

(e)                                  a special warranty deed conveying the owned Real Property from Pioneer to Buyer, dated as of the Closing Date and substantially in the form set forth on Exhibit E, duly executed by Pioneer (the “Deed”);

(f)                                   Certificates of Title for the motor vehicles listed on Schedule 2.1(b);

(g)                                  a certificate duly executed by an authorized corporate (or other entity) officer of a certificate duly executed by an authorized corporate (or other entity) officer of Seller, dated as of the Closing Date, certifying on behalf of Seller that the conditions set forth in Section 10.1(a) have been fulfilled;

(h)                                 a certificate duly executed by an authorized corporate (or other entity) officer of a certificate duly executed by an authorized corporate (or other entity) officer of Pioneer, dated as of the Closing Date, certifying on behalf of Pioneer that the conditions set forth in Section 10.1(b) have been fulfilled;

(i)                                     a certificate in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2) and reasonably acceptable to Buyer to the effect that Seller and Pioneer (or, if Seller or Pioneer is a disregarded entity, its regarded owner) are not foreign persons for U.S. federal Income Tax purposes; and

(j)                                    all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Buyer.

10.3                        Conditions of Seller and Pioneer to Closing.  The obligation of Seller and Pioneer to consummate the transactions contemplated by this Agreement at Closing is subject to the satisfaction (or waiver in writing by Seller and Pioneer) of the following conditions.

(a)                                 Representations, Warranties and Covenants.  (i) Each of the representations and warranties of Buyer made in this Agreement shall be true and correct in all respects as of the Closing (as if made at and as of the Closing, except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date), except the breach of a representation or warranty that (individually or when aggregated with other breaches of representations and warranties) would not reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations to consummate the transactions contemplated by this Agreement and (ii) Buyer shall have performed, or complied with (including after giving effect to any cure by Buyer of any prior failure to so perform or comply), in all material respects all of the covenants and agreements required by this Agreement to be performed or complied with by Buyer at or before Closing.

(b)                                 No Order.  No Order will be in effect that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(c)                                  HSR Act.  The waiting period and any extensions thereof applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(d)                                 NYSE Listing.  The Buyer Stock Consideration issuable to Seller shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

10.4                        Closing Deliverables by Buyer.  At Closing, Buyer shall deliver (or cause to be delivered) to Seller and Pioneer the following:

(a)                                 the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer or its designee;

(b)                                 the deliverables specified in Section 3.2;

(c)                                  the Pressure Pumping Services Agreement, duly executed by Buyer or its designee;

(d)                                 the Investor Rights Agreement, duly executed by Buyer;

(e)                                  the Registration Rights Agreement, duly executed by Buyer;

(f)                                   a certificate duly executed by an authorized corporate (or other entity) officer of Buyer, dated as of the Closing Date, certifying on behalf of Buyer that the conditions set forth in Section 10.3(a) have been fulfilled; and

(g)                                  all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Seller.

Article 11
Indemnification and Waivers

11.1                        Indemnification.

(a)                                 Indemnification by Seller and Pioneer.  From and after Closing, Seller and Pioneer, jointly and severally, shall indemnify, defend and hold harmless Buyer, its Affiliates, and each of their respective Representatives (the “Buyer Indemnified Parties”) from and against, and shall compensate and reimburse the Buyer Indemnified Parties for, any and all Losses actually incurred by the Buyer Indemnified Parties (whether such Losses relate to a Direct Claim or a Third Party Claim) as a result of, relating to or arising out of (i) any breach of any representation or warranty made by Seller contained in Article 4 or Pioneer contained in Article 5 or in any certificate delivered pursuant to Section 10.2(g), in the case of Seller, or Section 10.2(h), in the case of Pioneer, (ii) any breach of any covenant or agreement made or to be performed by Seller or Pioneer under this Agreement, and (iii) the Retained Obligations.

(b)                                 Indemnification by Buyer.  From and after Closing, Buyer shall indemnify, defend, and hold harmless Seller, and its Affiliates, and each of their respective Representatives (the “Seller Indemnified Parties”) from and against, and shall compensate and reimburse the Seller Indemnified Parties for, any and all Losses actually incurred by the Seller Indemnified Parties (whether such Losses relate to a Direct Claim or a Third Party Claim) as a result of, relating to or arising out of (i) any breach of any representation or warranty made by Buyer contained in Article 6 or any certificate delivered pursuant to Section 10.4(f), (ii) any breach of any covenant or agreement made or to be performed by Buyer under this Agreement and (iii) the Assumed Obligations.

11.2                        Limitations on Liability.

(a)                                 Threshold.  Each of the Buyer Indemnified Parties and the Seller Indemnified Parties, as applicable, shall not be entitled to indemnity under (1) Section 11.1(a)(i), (2) Section 11.1(a)(ii), (3) Section 11.1(b)(i) and (4) Section 11.1(b)(ii) for Losses with respect to any claim for breach of any representation or warranty of Pioneer, Seller or Buyer, as applicable (other than Fundamental Representations and the representations and warranties in Section 4.6 (Taxes) and Section 5.9 (Taxes)), or covenant or agreement of Pioneer, Seller or Buyer, as applicable (other than any covenant or agreement that by its terms is to be performed after the Closing), unless the Losses incurred with respect to such claim exceed $100,000, at which time all Losses (including the initial $100,000 of Losses) shall be fully indemnified subject to other limitations herein.  For purposes of clarity, Losses disallowed pursuant to this Section 11.2(a) shall not be counted toward the Seller Indemnity Deductible or Buyer Indemnity Deductible under Section 11.2(b).

(b)                                 Indemnity Deductible.  Each of the Buyer Indemnified Parties and the Seller Indemnified Parties will not be entitled to indemnity under Section 11.1(a)(i) or Section 11.1(b)(i), as applicable, for Losses with respect to any claim for breach of any representation or warranty (other than Fundamental Representations and the representations and warranties in Section 4.6 (Taxes) and Section 5.9 (Taxes)) until the aggregate amount of all such Losses exceeds (i) with respect to indemnities to Buyer Indemnified Parties, $11,440,000 (the “Buyer Indemnity Deductible”) and (ii) with respect to indemnities to Seller Indemnified Parties, $16,000,000 (the “Seller Indemnity Deductible”), and the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, shall only be entitled to indemnity for the aggregate amount of such Losses in excess of the Buyer Indemnity Deductible or Seller Indemnity Deductible, as applicable, subject to the other limitations set forth in this Agreement.

(c)                                  Liability Cap.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) Seller and Pioneer, collectively, shall not be required to indemnify Buyer Indemnified Parties under Section 11.1(a)(i), in the aggregate, for an amount of Losses (other than Losses for Fundamental Representations and the representations and warranties in Section 4.6 (Taxes) and Section 5.9 (Taxes)) exceeding $60,000,000; provided, however, that in no event shall Seller and Pioneer, collectively, be required to indemnify the Buyer Indemnified Parties hereunder, in the aggregate, for an amount of Losses exceeding $400,000,000 (the “Seller Indemnity Cap”) and (ii) Buyer shall not be required to indemnify Seller Indemnified Parties under Section 11.1(b)(i), in the aggregate, for an amount of Losses (other than Losses for Fundamental Representations) exceeding $42,900,000; provided, however, that in no event shall Buyer be required to indemnify the Seller Indemnified Parties hereunder, in the aggregate, for an amount of Losses exceeding $286,000,000 (the “Buyer Indemnity Cap”). Seller and Pioneer, on the one hand, and Buyer, on the other hand, acknowledge and agree, however, that any Losses as a result of, relating to or arising out of the Retained Obligations or Assumed Obligations, as applicable, shall not be subject to the Seller Indemnity Cap or the Buyer Indemnity Cap.

(d)                                 Survival.  Except as otherwise provided in this Section 11.2(d), the Liability of Buyer, Seller and Pioneer for any breach of any of their respective representations and warranties contained in this Agreement shall survive the Closing. The representations and warranties contained in this Agreement, and the Liabilities of Buyer, Seller and Pioneer for breach thereof, shall terminate on the date that is twelve (12) months after the Closing Date; provided, however, that any such Liability of Seller or Pioneer for any breach of (i) the Fundamental Representations shall survive the Closing Date indefinitely and (ii) the representations and warranties in Section 4.6 (Taxes), Section 5.9 (Taxes) and Section 4.12 (Employee Benefits) shall survive until the applicable statute of limitations plus sixty (60) days.  All Liabilities with respect to a failure to comply with the covenants and agreements of Buyer, Seller and Pioneer contained in this Agreement that, (x) by their nature, are to be performed prior to or at Closing, shall not survive the Closing, and (y) by their nature, are to be performed after the Closing, shall survive the Closing until the expiration of the applicable statute of limitations.  Notwithstanding anything to the contrary contained in this Agreement, any claim made by any Party must be made in a Notice delivered to the other Parties (or not at all) on or prior to the expiration of the applicable survival period, if any, of the applicable representation, warranty, covenant or agreement; provided, that the survival periods shall be extended automatically to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the applicable survival period but not resolved prior to its expiration; and provided, further, that any such extension shall apply only as to claims asserted and not so resolved within the survival period.  The Liability of Buyer, Seller and Pioneer under each of their respective representations, warranties, covenants or agreements shall be of no further force and effect after the applicable date of expiration set forth herein.

(e)                                  Subrogation.  If Buyer, Seller or Pioneer is required to make any payment to any Indemnified Party under this Article 11, such Party shall be entitled to subrogation and is hereby granted subrogation rights with respect to all rights and remedies of the Indemnified Party (i) under any insurance maintained by, or for the benefit of, the applicable Indemnified Party or (ii) to any other claims of the applicable Indemnified Party against any Third Party with respect to the Losses giving rise to such payment obligation, but in each case, only to the extent of such required payment.

(f)                                   Schedule Supplement.  From time to time prior to the Closing Date, Seller shall promptly supplement or amend the Disclosure Schedules hereto to correct any matter that would otherwise constitute a breach of any representation or warranty of Seller contained herein solely to the extent that Seller first has Knowledge of such breach after the Execution Date (each a “Schedule Supplement”), and each such Schedule Supplement shall be deemed to be incorporated into and supplement and amend the Disclosure Schedules as of the Closing Date; provided, however, that any such Schedule Supplement shall be disregarded for purposes of, and shall not affect, the determination of the failure or satisfaction of Buyer’s condition to Closing set forth in Section 10.1(a).

(g)                                  Rescission.  Seller, Pioneer and Buyer acknowledge that after the Closing the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained in this Agreement or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement.  As the payment of money shall be adequate compensation, Buyer, Seller and Pioneer waive any right to rescind this Agreement or any of the transactions contemplated hereby.

(h)                                 Knowledge.  In the event Buyer has Knowledge of any matter that causes or would be likely to cause any of Seller’s or Pioneer’s representations or warranties to be untrue or inaccurate in any respect, Buyer shall promptly give notice of such matter to Seller and Pioneer.  If Buyer fails to notify Seller of any such matter, then, following the Closing, Buyer shall not be entitled to claim that Seller or Pioneer, as applicable, breached any representation or warranty as a result of such matter.

(i)                                     Materiality Qualifiers. For purposes of calculating Losses under this Article 11 with respect to any breach of a representation or warranty contained in Article 4, Article 5 or Article 6, any “materiality” or “Material Adverse Effect” qualifications in such representations and warranties shall be disregarded (other than Section 4.15(b) and Section 6.13(b).

(j)                                    Calculation of Losses.  Losses shall be determined net of any (i) Third Party insurance proceeds actually received by the Indemnified Party or that would reasonably be expected to be received or receivable by the Indemnified Party through Reasonable Efforts in respect of or related to the event, cause or condition giving rise to such Losses (the “Cause”) and (ii) amounts actually recovered from Third Parties or that would reasonably be expected to be received or receivable by the Indemnified Party through Reasonable Efforts or over time with respect to the Cause, in each case of clause (i) and (ii), taking into account any expenses to obtain such proceeds with respect to such Losses.  Buyer, Seller and Pioneer shall, and shall cause the Buyer Indemnified Parties and Seller Indemnified Parties, as applicable, to, use Reasonable Efforts to collect any amounts available under such Third Party insurance coverage and from any Person alleged to have responsibility.  If a Buyer Indemnified Party or Seller Indemnified Party, as applicable, receives an amount under Third Party insurance coverage or from a Third Party with respect to Losses that were the subject of indemnification under this Article 11 at any time subsequent to indemnification provided hereunder, then such Buyer Indemnified Party or Seller Indemnified Party, as applicable, shall promptly reimburse the applicable Indemnifying Party to the extent of the net amount received, taking into account any expenses to obtain such amounts. Notwithstanding any provision herein to the contrary, Losses shall not include any Non-Recoverable Damages.

11.3                        Procedures.  Except as otherwise set forth in Article 8, claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)                                 Third Party Claim.  If any Party entitled to seek indemnification under this Agreement (an “Indemnified Party”) receives Notice of the assertion or commencement of any claim asserted against an Indemnified Party by a Third Party (“Third Party Claim”), the Indemnified Party shall as soon as reasonably practicable (i) notify the Party obligated to indemnify such Indemnified Party pursuant hereto (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a Notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.  Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b)                                 Indemnifying Party.  In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the relevant Claim Notice to notify the Indemnified Party whether it admits or denies its liability to the Indemnified Party with respect to such Third Party Claim.  If the Indemnifying Party admits liability with respect to such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim only if such Indemnifying Party provides Notice to the Indemnified Party of its election to defend the Indemnified Party against such Third Party Claim at its sole cost and expense within thirty (30) days from the Indemnifying Party’s receipt of the relevant Claim Notice.  The Indemnified Party is authorized, prior to and during such 30 day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.  If the Indemnifying Party notifies the Indemnified Party of its desire to defend the Indemnified Party against such Third Party Claims in accordance with the foregoing, then such Indemnifying Party (the “Assuming Indemnifying Party”) shall have the right and the obligation to diligently defend, at its sole cost and expense such Third Party Claim, with counsel reasonably selected by the Assuming Indemnifying Party, to a final conclusion or settlement at the discretion of the Assuming Indemnifying Party in accordance with this Section 11.3(b).  The Assuming Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Assuming Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the Third Party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain or impose any obligation, limitation, Liability, sanction or restriction upon the Indemnified Party or its Affiliates or the conduct of any business by the Indemnified Party or its Affiliates.  If requested by the Assuming Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Assuming Indemnifying Party, to cooperate with the Assuming Indemnifying Party and its counsel in contesting any Third Party Claim which the Assuming Indemnifying Party elects to contest, including the making of any related reasonable counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person.  The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Assuming Indemnifying Party pursuant to this Section 11.3(b), and except in accordance with the preceding sentence the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(c)                                  Indemnified Party.  If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 11.3(b) or if the Indemnifying Party so elects to defend the Indemnified Party but fails to diligently prosecute or settle such Third Party Claim, then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable costs and expenses (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party.  In such circumstances, the Indemnified Party shall defend the Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the

Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d)                                 Direct Claim.  Any claim by an Indemnified Party on account of Losses that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt Notice thereof, but in any event not later than thirty (30) days after the Indemnified Party obtains actual knowledge of such Direct Claim; provided, however, failure to timely provide such Notice shall not affect the right of the Indemnified Party to indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.  Such Notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all written background material relevant thereto and shall indicate an estimate of the actual amount of Losses that have been sustained and the projected amount of Losses that may be sustained by the Indemnified Party.  The Indemnifying Party shall have a period of thirty (30) days within which to respond in writing and to either accept or reject such Direct Claim.  If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which event the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

11.4                        Waiver of Consequential Damages.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER BUYER, SELLER, PIONEER NOR THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE HEREUNDER TO ANY INDEMNIFIED PARTY FOR ANY NON-RECOVERABLE DAMAGES, EXCEPT TO THE EXTENT ANY SUCH NON-RECOVERABLE DAMAGES ARE INCLUDED IN ANY ACTION BY A THIRD PARTY AGAINST SUCH INDEMNIFIED PARTY AND SUCH NON-RECOVERABLE DAMAGES ARE OTHERWISE INDEMNIFIABLE OR RECOVERABLE LOSSES UNDER THIS AGREEMENT.

11.5                        Waivers and Disclaimers.

(a)                                 Defects.  The Assets are being conveyed and assigned to and accepted by Buyer in their “as is, where is” condition and state of repair, and with all faults and defects, without any representation, or warranty of any kind or nature, express, implied or statutory, including warranties of marketability, quality, condition, conformity to samples, merchantability and/or fitness for a particular purpose, all of which are expressly disclaimed and negated by Seller and Pioneer and waived by Buyer (other than the representations and warranties of Seller and Pioneer set forth in Article 4 and Article 5, respectively).

(b)                                 Additional Disclaimers.  OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF SELLER AND PIONEER SET FORTH IN ARTICLE 4 AND ARTICLE 5, SELLER AND PIONEER EXPRESSLY DISCLAIM AND NEGATE, AND BUYER HEREBY WAIVES, ANY LIABILITY OR RESPONSIBILITY OF SELLER AND PIONEER FOR, (I) ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, (II) ANY STATEMENT OR INFORMATION ORALLY OR IN WRITING MADE OR COMMUNICATED TO BUYER OR ANY OF ITS

REPRESENTATIVES, INCLUDING (1) ANY STATEMENT OR INFORMATION ORALLY OR IN WRITING MADE OR COMMUNICATED TO BUYER OR ANY OF ITS REPRESENTATIVES BY ANY REPRESENTATIVE OF SELLER, PIONEER OR ANY OF THEIR AFFILIATES OR (2) AS TO THE ACCURACY, MATERIALITY OR COMPLETENESS OF ANY DATA OR RECORDS MADE AVAILABLE TO BUYER WITH RESPECT TO THE ASSETS.

11.6                        Exclusive Remedy and Release.  Except for any claims seeking specific performance or other equitable relief in connection with the failure of any party to perform its covenants hereunder (whether before or after Closing), the indemnification remedies set forth in this Article 11, Section 7.4(b), Section 9.3(b)(iii), Section 9.7, Section 9.9 and this Section 11.6 shall, from and after the Closing, constitute the sole and exclusive remedies of the Parties with respect to any and all claims (whether arising before or after Closing) relating to the subject matter of this Agreement,  the Assets or Seller’s or Pioneer’s ownership or operation of the Assets or the condition of the Assets, including statutory or other claims arising under any Law.

11.7                        Express Negligence Rule.  THE INDEMNIFICATION AND WAIVER PROVISIONS IN THIS AGREEMENT SHALL BE ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OR OTHER FAULT OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.  BUYER, SELLER AND PIONEER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

11.8                        Tax Treatment of Post-Closing Payments.  The Parties agree that any payments made by one Party to the other Party pursuant to this Article 11 shall be treated for all Tax purposes as an adjustment to the Cash Consideration unless otherwise required by applicable Law.

Article 12
Termination

12.1                        Termination.  At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)                                 by the mutual consent of Buyer, Seller and Pioneer as evidenced in writing signed by Buyer, Seller and Pioneer;

(b)                                 by either Buyer, Seller or Pioneer, upon Notice to the other Parties, if any Governmental Authority having competent jurisdiction has issued a final, non-appealable Order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(c)                                  by Buyer (provided Buyer is not in breach of this Agreement such that such breach together with all other breaches by Buyer has prevented or will prevent the satisfaction of any condition to the obligations of Seller or Pioneer at the Closing), upon Notice to Seller and Pioneer, if there has been a breach by Seller or Pioneer of any representation, warranty, covenant or agreement contained in this Agreement that has prevented or will prevent the satisfaction of any condition to the obligations of Buyer at the Closing or if there has been a material breach by Seller or Pioneer of a covenant or agreement to be performed by Seller or Pioneer at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Seller or Pioneer on the earlier of (i) the date that is thirty (30) days after Notice thereof from Buyer or (ii) the Outside Date;

(d)                                 by Seller or Pioneer (provided Seller or Pioneer are not in breach of this Agreement such that such breach together with all other breaches by Seller and Pioneer has prevented or will prevent the satisfaction of any condition to the obligations of Buyer at the Closing), upon Notice to Buyer, if there has been a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that has prevented or will prevent the satisfaction of any condition to the obligations of Seller or Pioneer at the Closing or if there has been a material breach by Buyer of a covenant or agreement to be performed by Buyer at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Buyer on the earlier of (i) the date that is thirty (30) days after Notice thereof from Seller or Pioneer or (ii) the Outside Date;

(e)                                  by Seller or Pioneer (provided Seller or Pioneer are not in breach of this Agreement such that such breach together with all other breaches by Seller and Pioneer has prevented or will prevent the satisfaction of any condition to the obligations of Buyer at the Closing), upon Notice from Seller or Pioneer to Buyer if the transactions contemplated at the Closing have not been consummated by the Outside Date; or

(f)                                   by Buyer (provided Buyer is not in breach of this Agreement such that such breach together with all other breaches by Buyer has prevented or will prevent the satisfaction of any condition to the obligations of Seller and Pioneer at the Closing) upon Notice from Buyer to Seller or Pioneer if the transactions contemplated at the Closing have not been consummated by the Outside Date.

12.2                        Effect of Termination.

(a)                                 If this Agreement is terminated pursuant to Section 12.1, subject to Section 12.2(b), this Agreement shall become void and of no further force or effect (except for the provisions of Section 1.2, Section 7.4(b), Section 7.8, Section 11.4, this Article 12, Article 13, and Article 14 and any applicable definitions set forth in Section 1.1, all of which shall survive and continue in full force and effect indefinitely); provided, however, the Confidentiality Agreement shall not be affected by a termination of this Agreement.

(b)                                 In the event that (i) Seller or Pioneer has elected to terminate this Agreement pursuant to Section 12.1(d) or (ii) Buyer has elected to terminate this Agreement pursuant to Section 12.1(c), then, in the case of clause (i) Buyer shall pay to Seller, and in the case of clause (ii), Seller shall pay to Buyer, in each case, in immediately available funds to the account or accounts designated by the applicable payee, an aggregate amount equal to $20,000,000 (the “Termination Fee”) for the sole account and use of the applicable payee, and the payment by Buyer to Seller, or Seller to Buyer, as applicable, of the Termination Fee shall constitute liquidated damages hereunder, which remedy shall be the sole and exclusive remedy available to the applicable Party receiving the Termination Fee, except that any remedies of Seller and Pioneer pursuant to or in connection with Section 7.4(b) and Section 7.8 of this Agreement, or the Confidentiality Agreement, in each case, expressly survive any termination of this Agreement pursuant to Section 12.2(a), all other remedies (including specific performance) being expressly waived by the Parties. Seller, Pioneer and Buyer acknowledge and agree that (A) the Termination Fee is a fair and reasonable estimate by the Parties of the actual damages of the applicable payee pursuant to clause (i) or clause (ii) of this Section 12.2(b) and (B) such liquidated damages do not constitute a penalty.

12.3                        Specific Performance.  Each Party acknowledges that the other Parties would be damaged irreparably if the obligations of a Party under this Agreement to be performed at or in connection with the Closing are not performed in accordance with their specific terms or otherwise breached. Accordingly, each Party agrees that, in lieu of termination of this Agreement as contemplated in Section 12.1, each Party may seek to enforce specifically the obligations of the other Parties under this Agreement or in connection with the Closing.

Article 13
Governing Law; Venue

13.1                        Governing Law.  This Agreement shall be governed and construed in accordance with the Laws of the State of Texas, without regard to the Laws that might be applicable under conflicts of laws principles.

13.2                        Venue.  Each Party consents to personal jurisdiction in any action brought in the United States federal and state courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action with respect to any such dispute, controversy, or claim will be determined exclusively in a state or federal district court located in Dallas County, Texas. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF FORUM NON-CONVENIENS FOR THE MAINTENANCE OF SUCH DISPUTE.

13.3                        Waiver of Trial by Jury.  EACH OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Article 14
Other Provisions

14.1                        Notices.  All notices and other communications that are required or that may be given pursuant to this Agreement (including notices to change the below information) (“Notices”) shall be (a) sufficient in all respects if given in writing, in English, and delivered by recognized courier service (including registered or certified mail or by overnight delivery, including by Federal Express) or by facsimile to the Party to be noticed pursuant to the contact information below that corresponds with the applicable form of notice and (b) deemed received when actually delivered (as reflected by the courier’s receipt, evidence of delivery or written confirmation of successful transmission, as applicable):

If to Buyer, to:

ProPetro Holding Corp.
P.O. Box 309
Midland, Texas 79702
Attention: Jeff Smith, Chief Financial Officer
Facsimile: 432-688-3976

Telephone: 432-688-0012

Email: Jeff.Smith@propetroservices.com

With a copy to:

ProPetro Holding Corp.
P.O. Box 309
Midland, Texas 79702
Attention: Legal Department
Facsimile: 432-688-3976

Telephone: 432-688-0012

Email: Mark.Howell@propetroservices.com

If to Seller or Pioneer, to:

Pioneer Natural Resources Pumping Services LLC

c/o Pioneer Natural Resources USA, Inc.
5205 North O’Connor, Suite 200
Irving, Texas  75039-3746
Attention: Chris Paulsen, VP — Business Development
Facsimile: 972-969-3518

With a copy to:

Pioneer Natural Resources USA, Inc.
5205 North O’Connor, Suite 200
Irving, Texas  75039-3746

Attention:  Mark Kleinman, Senior Vice President and General Counsel
Facsimile:  972-969-3552

or to such other address or addresses as the Parties may from time to time designate in writing.

14.2                        Assignment.  No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any assignment made without such consent shall be void ab initio; provided, however, that after Closing, any Party shall be entitled to assign their rights under this Agreement to an Affiliate without the prior written consent of the other Parties; provided, further, that any such assignment to an Affiliate shall not release the assigning Party from its obligations hereunder.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

14.3                        Rights of Third Parties.  Notwithstanding anything contained in this Agreement to the contrary, nothing expressed or implied in this Agreement or in any other Transaction Document is intended or shall be construed to confer upon or give any Person, other than the Parties (and their respective successors and permitted assigns), or the Parties’ respective related Indemnified Parties hereunder, any right or remedies under or by reason of this Agreement or the Transaction Documents; provided that only a Party (and its respective successors and permitted assigns) will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).

14.4                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any .pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.

14.5                        Entire Agreement.  This Agreement (together with the Disclosure Schedules and Exhibits to this Agreement), the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

14.6                        Disclosure Schedules.  Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned in this Agreement.  No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules.  No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  Each disclosure in the Disclosure Schedules shall be deemed to qualify all representations and warranties of Seller or Pioneer, as applicable, notwithstanding the lack of a specific cross reference in the Disclosure Schedules.  The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Seller or Pioneer, as applicable, in and of itself, that such information is material to or outside the Ordinary Course of the Business of Seller or Pioneer, as applicable, or required to be disclosed on the Disclosure Schedules.

14.7                        Amendments.  This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.

14.8                        Publicity.  In addition to the obligations under the Confidentiality Agreement, prior to Closing, all press releases or other public announcement of any nature whatsoever relating to the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and the method of the release for publication thereof, shall be subject to the prior written consent of Buyer, Seller and Pioneer (not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing herein shall restrict disclosures by Buyer, Seller, Pioneer, or their Affiliates (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates or (b) to Governmental Authorities and Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents.  The Parties agree that neither Buyer, Seller nor Pioneer will have an adequate remedy at law if any of the foregoing Persons violate (or threaten to violate) any of the terms of this Section 14.8.  In such event, Buyer, Seller or Pioneer, as applicable, shall have the right, in addition to any other it may have, to obtain injunctive relief to restrain any breach or threaten breach of the terms of this Section 14.8.

14.9                        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  In addition, any such invalid or unenforceable provision shall be replaced by a provision that comes closest to the business objective intended by such invalid or unenforceable provision without being invalid or unenforceable itself.

14.10                 Waivers.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner.  No waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each of the Parties as of the date first above written.

BUYER:

PROPETRO HOLDING CORP.

By:	/s/ Dale Redman
Name:	Dale Redman
Title:	Chief Executive Officer

Buyer Signature Page to Purchase and Sale Agreement

SELLER:

PIONEER NATURAL RESOURCES PUMPING SERVICES LLC

By:	/s/ Mark S. Berg
Name:	Mark S. Berg
Title:	Executive Vice President

PIONEER:

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Mark S. Berg
Name:	Mark S. Berg
Title:	Executive Vice President, Corporate/
Vertically Integrated Operations

Seller and Pioneer Signature Page to Purchase and Sale Agreement

EXHIBIT A

Bill of Sale and Assignment and Assumption Agreement

EXHIBIT A

BILL OF SALE
AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [•], 2018 (this “Agreement”), is entered into by and among Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Seller”), Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer”), and ProPetro Holding Corp., a Delaware corporation or its designee (“Buyer”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).  Seller, Pioneer and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Seller, Pioneer and Buyer are each party to that certain Purchase and Sale Agreement dated as of November [•], 2018 (the “Purchase Agreement”); and

WHEREAS, Section 10.2(a) and Section 10.4(a) of the Purchase Agreement contemplate execution and delivery of this Agreement on the date hereof.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

CONVEYANCE OF ASSETS; ASSIGNMENT AND ASSUMPTION

1.01                        Conveyance of Assets.  On the terms and subject to the conditions contained in the Purchase Agreement, (a) (i) pursuant to Section 2.1 of the Purchase Agreement, Seller hereby sells, assigns, conveys and delivers to Buyer all of its rights, title and interest in and to the Assets (other than the Real Property and the Pioneer Conveyed Personal Property), (ii) pursuant to Section 2.2 of the Purchase Agreement, Pioneer hereby sells, assigns, conveys and delivers to Buyer all of its rights, title and interest in and to the Pioneer Conveyed Personal Property and (b) (i) Buyer hereby purchases and acquires from Seller all of Seller’s rights, title and interest in and to the Assets (other than the Real Property and the Pioneer Conveyed Personal Property) and (ii) Buyer hereby purchases and acquires from Pioneer all of Pioneer’s rights, title and interest in and to the Pioneer Conveyed Personal Property.

1.02                        Assignment and Assumption.  On the terms and subject to the conditions contained in the Purchase Agreement, (a) each of Seller and Pioneer hereby sells, assigns, conveys and delivers to Buyer and its successors and assigns all of its rights, interests, duties, liabilities and obligations in, under or pursuant to the Assumed Obligations and (b) Buyer hereby agrees to perform, pay or discharge as and when due all the Assumed Obligations; provided, however, that this Section 1.02 shall not act to assign a Post-Closing Assigned Contract until consent to such assignment is obtained in accordance with the terms of the Post-Closing Assigned Contract.

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1.03                        Waivers and Disclaimers. Section 11.5 of the Purchase Agreement is incorporated into this Section 1.03 in its entirety, mutatis mutandis.

ARTICLE II.

MISCELLANEOUS

2.01                        Relationship with Purchase Agreement.  This Agreement is an instrument setting forth the terms of transfer and assumption contemplated by, and is executed and delivered pursuant and subject to, the Purchase Agreement and nothing contained herein shall be deemed to supersede, enlarge, modify or diminish any of the provisions of the Purchase Agreement or any rights or obligations of Seller, Pioneer or Buyer under the Purchase Agreement. If any conflict exists between the terms of this Agreement and the Purchase Agreement, then the terms of the Purchase Agreement shall govern and control.

2.02                        Governing Law; Venue.  Article 13 of the Purchase Agreement is incorporated into this Section 2.02 in its entirety, mutatis mutandis.

2.03                        Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party, and any assignment made without such consent shall be void ab initio. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

2.04                        Rights of Third Parties.  Notwithstanding anything contained in this Agreement to the contrary, nothing expressed or implied in this Agreement, in the Purchase Agreement or in any other Transaction Document is intended or shall be construed to confer upon or give any Person, other than the Parties (and their respective successors and permitted assigns), or the Parties’ respective related Indemnified Parties under the Purchase Agreement, any right or remedies under or by reason of this Agreement, the Purchase Agreement or any other Transaction Document; provided that only a Party (and their respective successors and permitted assigns) will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties under the Purchase Agreement (but shall not be obligated to do so).

2.05                        Entire Agreement.  This Agreement and the Purchase Agreement constitute the entire agreement between the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

2.06                        Amendments.  This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.

2.07                        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. In addition, any such invalid or unenforceable provision shall be replaced by a provision that comes closest to the business objective intended by such invalid or unenforceable provision without being invalid or unenforceable itself.

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2.08                        Waivers.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

2.09                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any .pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

PIONEER NATURAL RESOURCES PUMPING SERVICES LLC

By:
Name:
Title:

PIONEER:

PIONEER NATURAL RESOURCES USA, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

BUYER:

[PROPETRO HOLDING CORP.]

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

EXHIBIT B

Pressure Pumping Services Agreement

PRESSURE PUMPING SERVICES AGREEMENT

This Pressure Pumping Services Agreement (this “Agreement”), effective as of the Effective Date (as defined in Article 25), is between Pioneer Natural Resources USA, Inc., a Delaware corporation with its principal place of business at 5205 North O’Connor Blvd., Suite 200, Irving, Texas 75039 (“Company”), and ProPetro Services, Inc., a Texas corporation with its principal place of business at 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (“Contractor”). Company and Contractor are sometimes hereinafter individually referred to as a “Party,” and collectively as the “Parties.”

WHEREAS, Company is the operator of certain oil and gas wells drilled and to be drilled in certain areas;

WHEREAS, Company desires Contractor to provide dedicated hydraulic fracturing Fleets (as defined in Article 3) to Company for the performance of fracture stimulation pumping services, including all pump down operations associated therewith, and provision of associated products in connection with Company’s operations (the “Services”); and

WHEREAS, Contractor desires to perform, and represents that it has fully-trained personnel capable of performing Services as required by Company;

NOW, THEREFORE, for and in consideration of the covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.              Master Service/Sales Agreement. This Agreement is subject to the terms and conditions of that certain Amended and Restated Master Service/Sales Agreement by and between Company and Contractor dated May 16, 2016 (as amended, supplemented or otherwise modified, the “MSSA”) which is hereby incorporated by reference into this Agreement.  In the event of any conflict or inconsistency between the terms and conditions of the MSSA and this Agreement, the terms of this Agreement shall govern.

2.              Term.

(a)         The term of this Agreement shall begin on the Effective Date and shall continue for a period ending December 31, 2028 (the “Term”); provided, that Company shall have the right, exercisable in its sole discretion, to terminate this Agreement (a) in whole or (b) in part, with respect to one or more Fleets, effective as of December 31 of each of the calendar years 2022, 2024 and 2026 by providing written notice thereof to Contractor not later than July 1 of such calendar year. Following receipt of written notice from Company to commence initial mobilization, Contractor shall be responsible for the mobilization and demobilization of Contractor’s personnel and equipment and the performance of the Services in accordance with this Agreement. The Parties anticipate that such commencement will occur on or about January 1, 2019 (“Commencement Date”).

(b)         This Agreement supersedes and replaces that certain Pressure Pumping Services Agreement by and between Company and Contractor dated January 23, 2017 (as amended, supplemented or otherwise modified, the “Existing PPSA”) in all respects effective as of the Effective Date.  Except as provided in this Article 2(b), commencing on the Effective Date, (i) the

Parties hereby agree to terminate the Existing PPSA, (ii) Contractor shall cease providing services to Company, and Company will cease obtaining services from Contractor, pursuant to the terms and conditions set forth in the Existing PPSA, and (iii) Contractor will commence providing Services to Company, and Company will commence obtaining Services from Contractor, pursuant to the terms and conditions set forth in this Agreement.  Neither Party will be deemed to have waived, or to have released the other Party from, any claim, issue or dispute arising, becoming known or discovered or asserted after the Effective Date but relating to a Party’s performance or nonperformance under the Existing PPSA.  The resolution of any such claim, issue or dispute will continue to be governed by the terms and conditions of the Existing PPSA.  In addition, Company will remain obligated to pay to Contractor all amounts properly payable by Company pursuant to the Existing PPSA that, in accordance with the regular invoice and payment process, had not been invoiced to or paid by Company as of the Effective Date.  The terms of the Existing PPSA shall survive its termination and remain in full effect for purposes of the matters described in this Article 2(b).

3.              Pricing and Scope of Work.

(a)         Contractor shall perform the Services in accordance with each applicable work order or other instrument used by Company to authorize the performance of the Services and Contractor’s net price book that is mutually agreed to between Company and Contractor (the “Net Price Book”). Rates for items not included in the Net Price Book or expressly provided herein shall be agreed upon in writing by the Parties. The Net Price Book will be subject to adjustments as set forth in Article 4.  Company shall not be liable for any markup by Contractor on goods or services provided by any third party subcontractor or supplier of Contractor.  Additionally, Company shall not be liable for any detention, demurrage, or non-utilization charges incurred by Contractor in connection with trucking services provided by Contractor or its subcontractors in furtherance of the Services, except if and to the extent that any such detention, demurrage, or non-utilization charges are directly caused by any member of the Company Group (as such term is defined in the MSSA), as determined by Company in good faith.

(b)         Beginning on the Commencement Date, Contractor shall deliver eight (8) hydraulic fracturing fleets to Company to perform the Services (“Fleets”), with such Fleets dedicated exclusively to Company throughout the Term. For each Fleet, there shall be (i) sufficient personnel and equipment capable of sustaining maximum treating pressures of 10,000 pounds per square inch and maximum pump rates of 100 barrels per minute for each well in the performance of the Services, (ii) on-site storage equipment capable of holding a minimum of 5,000,000 pounds of proppant, and (iii) sufficient personnel and equipment capable of providing all pump down operations required in connection with the Services.  If Company’s job design for a well requires treating pressures or pump rates in excess of the amounts set forth above, Company will provide Contractor sufficient notice to allow Contractor to secure any additional equipment and materials that may be necessary to satisfy such requirements.  Contractor will be solely responsible for the operation of the equipment, and the equipment shall remain under the control of Contractor at all times.  Contractor shall provide trained and qualified personnel to perform the Services.  In satisfying its Fleet obligations under this Agreement, Contractor will have the sole right to determine the equipment included in each Fleet, subject to (i) Contractor’s compliance with the requirements of this Agreement, and (ii) Contractor consulting with Company within a reasonable period of time (but at least ten (10) days) before changing the then-current configuration or components of any Fleet.

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(c)          Company hereby grants Contractor a right of first offer (“ROFO”) with respect to any coiled tubing services that may be required by Company as part of the Services (the “Coiled Tubing Services”), subject to the terms and conditions set forth in this Article 3(c).  If Company requires any Coiled Tubing Services, then Company shall provide Contractor with written notice thereof, identifying the location(s), time period(s) and other particulars with respect to the Coiled Tubing Services that Company requires (the “ROFO Offer”).  If Contractor has sufficient coiled tubing equipment available to perform Coiled Tubing Services at the location(s) and during the time period(s) required per a ROFO Offer, then Contractor shall provide such Coiled Tubing Services to Company under the terms of this Agreement and the Pricing Agreement by and between Company and Contractor effective as of the Effective Date.  However, if Contractor does not have such equipment available to perform Coiled Tubing Services at the location(s) and during the time period(s) required per a ROFO Offer, then that ROFO Offer shall be of no further force or effect, the ROFO granted herein shall automatically terminate and be null and void as to the subject Coiled Tubing Services, and Company may procure such Coiled Tubing Services from any third party.  Notwithstanding anything to the contrary contained in this Article 3(c): (i) Contractor will not have a ROFO with respect to any Coiled Tubing Services if, at the time that Company wishes to make a ROFO Offer to Contractor, Contractor is not in compliance with the terms of this Agreement; and (ii) the ROFO granted herein shall automatically terminate and be null and void with respect to any and all Coiled Tubing Services that Company requires after such date on which Contractor has failed to meet any of the key performance indicators for the Coiled Tubing Services that are set forth in Exhibit A.

4.              Periodic Pricing Adjustments.

(a)         Effective as of such date that is six (6) months after the Effective Date and every six (6) months thereafter during the Term (each a “Price Adjustment Date”), Contractor shall apply a price adjustment mechanism that is mutually agreed to between Company and Contractor (the “PAM”) to the materials and services that compose the then-current standard job price that is mutually agreed to between Company and Contractor (the “Standard Job Price”).  Contractor, in consultation with Company, shall make adjustments to the unit prices of line items in the then-current Net Price Book necessary to achieve a revised Standard Job Price reflective of the PAM with the resulting adjustments set forth in a revised Net Price Book to be prepared by Contractor.  Such adjustments shall be effective retroactively and prospectively for all Services that are commenced during the applicable six (6)-month period.  Contractor shall submit the revised Net Price Book and a revised Standard Job Price to Company, along with a pricing memorandum in a form and format agreed upon by the Parties that details the application of the PAM, in each case by the fifteenth (15th) day following the applicable Price Adjustment Date.

(b)         If a Party (i) implements new technology with respect to the Services that materially improves the quality, efficiency, capability, safety, or other performance metrics of the Fleets hereunder, or (ii) identifies new technology that it believes would, if implemented with respect to the Services, achieve such improvements, then that Party will provide the other Party notice thereof.  Promptly thereafter, the Parties will conduct good-faith negotiations (i) if such technology is not yet implemented, to agree to a commercially reasonable plan to acquire and implement such new technology; and (ii) to make equitable adjustments to the Net Price Book, the composition of a Fleet, and the minimum Efficiency Rate and Per Pad Stage Attainment Rate to account for such improvements.

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5.              Invoicing; Credits.

(a)         Contractor shall issue invoices to Company for the Services on a per-well basis and otherwise in accordance with the MSSA.

(b)         Without limiting Company’s rights or remedies under this Agreement or at law or in equity, Company may deduct any amount that Company determines in good faith is owed by Contractor to Company under this Agreement (each such deduction, a “Credit”) from any charges invoiced by Contractor hereunder or against other amounts owed by Company to Contractor under this Agreement.  Company shall notify Contractor in advance of applying any Credit against any charges invoiced by Contractor hereunder or against other amounts owed by Company to Contractor under this Agreement.  Such Credits shall not limit or affect any right of Company to recover any damages incurred by Company as a result of any failure by Contractor to perform the Services or any other obligation contemplated by this Agreement.  Credits shall not expire and may be held by the Company until fully utilized.  Upon the expiration or any termination of this Agreement, any remaining Credits shall be paid or credited to Company, at Company’s election and in its sole discretion.

6.              Option for Additional Fleets. Notwithstanding anything contained in Article 3 above, the Parties agree that in consideration of U.S. $10 paid by Company to Contractor, the receipt and sufficiency of which is hereby acknowledged, Company has the option, but not the obligation, to add additional incremental Fleets from Contractor (each, an “Additional Fleet”), but not more than two (2) Additional Fleets in any calendar year, which Additional Fleets shall be under the same terms and conditions as set forth in this Agreement.  Such option shall expire on December 31, 2022.  Company shall provide Contractor with nine (9) months’ written notice of its election to exercise its option to add an Additional Fleet.  In addition, during the first year of the Term, Company may add one (1) additional incremental Fleet upon at least sixty (60) days’ written notice to Contractor that will consist of Contractor’s then available equipment and will not constitute a new order (the “First Year Additional Fleet”).  The Parties shall work together in good faith to determine mobilization dates for the First Year Additional Fleet and each Additional Fleet, as applicable; provided, however, Company may postpone the agreed mobilization date for the First Year Additional Fleet by a period of time designated by Company (such postponement period not to exceed thirty (30) days, unless otherwise agreed in writing by the Parties), provided that Company notifies Contractor in writing of such postponement at least thirty (30) days prior to the original agreed mobilization date for the First Year Additional Fleet.  Commencing on their applicable mobilization dates, the First Year Additional Fleet and each Additional Fleet shall be considered a Fleet for all purposes hereof.

7.              Efficiency Rate; Non-Productive Time; Equipment Mobilization.

(a)         Contractor shall be capable of performing the Services in accordance with the requirements of this Agreement on a twenty-four (24) hour basis, seven (7) days a week.  For each well where Contractor is performing the Services, Contractor shall perform the Services at an efficiency rate of at least ninety percent (90%) (“Efficiency Rate”), which shall be calculated as set forth in Exhibit B; provided, however, that for purposes of this Article 7, neither Fleet Mobilization Time (defined below) nor any time period that the Parties may agree to, including a holiday or time period associated with a weather event, shall be Company or Contractor Non-Productive Time (defined below).  “Fleet Mobilization Time” is the amount of time, as is mutually agreed to between Company and Contractor, that each Fleet is allowed to move between pads in order to set up and be Mobilized on Location.  A Fleet will be

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“Mobilized on Location” when the Fleet is fully mobilized on a Company well-site and fully capable of performing the Services.

(b)         Subject to Article 7(a), (i) each hour or fractional hour that Contractor does not perform the Services when a Fleet is Mobilized on Location (as defined below) for any reason, other than White Space or an Idle Period (each defined below), that is attributable to the sole fault of any member of the Company Group, will be “Company Non-Productive Time” or “Company NPT” and (ii) each hour or fractional hour that Contractor does not perform the Services for any reason not attributable to Company NPT will be “Contractor Non-Productive Time” or “Contractor NPT.”

8.              Stage Attainment Rate.  Upon the completion of each pad, each Contractor Fleet shall be required to achieve a Stage Attainment Rate (as defined below) of ninety-five (95%) (the “Per Pad Stage Attainment Rate”).  “Stage Attainment Rate” shall be determined as follows:

First, calculate the target number of Stages to be attained for a day of Services by a Fleet:

Second, compare the number of Stages actually attained by that Fleet to the target number of Stages to have been attained on that day.

Third, upon that Fleet’s completion of Services for the subject pad, average the daily Stage Attainment Rates applicable to such pad.  An example calculation of the Stage Attainment Rate is attached hereto as Exhibit C.

“Pump Time” means the planned time to complete a Stage, given the fluid volume and pump rate for such Stage, according to Company’s design.

A “Stage” means the perforation of a portion of the well casing and injection of fluid into the perforated zone, according to Company’s design.  A Stage is completed when a plug is set that completely seals off the portion of the well casing that was perforated and into which fracturing fluid was pumped according to Company’s design.

“Switch-Over Time” means the time that Company allots to Contractor to move its equipment between wells, according to Company’s design.

9.              Materials and Logistics. Company shall have the right, in Company’s sole discretion and upon at least ninety (90) days’ prior written notice to Contractor, to supply all or a portion of the proppant, proppant trucking, coiled tubing services, friction reducer, high viscosity friction reducer, surfactant, and diesel fuel and trucking (collectively, the “Company Provided Materials”) to Contractor for purposes of Contractor’s performance of the Services, as well as the right to have Contractor provide such materials.  In the event that Company exercises its right to supply any of the Company Provided Materials, Contractor shall make corresponding equitable adjustments to the unit prices contained in the then-current and each subsequent Net Price Book

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(and not simply the elimination of the applicable line item(s)).  As of the Effective Date, Company elects to provide all proppant. At Company’s election, Company reserves the right to supply any other materials in furtherance of the performance of the Services; provided, however, that Company’s right to supply any other materials in furtherance of the performance of the Services shall not apply if and to the extent that Contractor is expressly required to purchase any quantity of any such materials under any agreements that have been assigned by Company or Pioneer Natural Resources Pumping Services LLC to ProPetro Holding Corp. pursuant to that Purchase and Sale Agreement by and among Company, Pioneer Natural Resources Pumping Services LLC and ProPetro Holding Corp., dated November 12, 2018 (the “PSA”), in each case per the express terms of such agreements as of the date of their assignment by Company (and not as they may be later amended or otherwise modified).

10.       White Space.

(a)         “White Space” means any full day or period of consecutive full days during which a Fleet is capable of performing the Services in accordance with this Agreement, but is not scheduled by Company to perform the Services. With respect to each Fleet, White Space does not include: (i) the first ten (10) days of Fleet Mobilization Time per quarter; (ii) any Fleet Mobilization Time to the extent Contractor’s time to move such Fleet between pads and set up and be Mobilized on Location exceeds seventy-two (72) hours; (iii) any time period that a Fleet is Mobilized on Location; or (iv) any time period during which a Fleet performs services for a third party customer of Contractor.  The Parties shall work together in good faith to maintain a schedule for the Services that minimizes, to the extent commercially reasonable, the potential for White Space.

(b)         Company shall advise Contractor of any anticipated days of White Space for a Fleet as soon as is reasonably practicable.  Company shall provide to Contractor at least seventy-two (72) hours’ notice of the date for the affected Fleet to resume its performance of the Services following the anticipated White Space (the “Return Date”). Unless otherwise expressly notified by Company in writing, the affected Fleet shall resume its performance of the Services on such Return Date.

11.       Idle Periods.

(a)         Should Company elect to idle a Fleet, Company may issue a written notice to Contractor regarding such election (an “Idle Period Notice”).  Any time period that a Fleet is idled pursuant to an Idle Period Notice is an “Idle Period.”  An Idle Period shall not be considered White Space.  Upon receipt of an Idle Period Notice, Contractor shall use commercially reasonable efforts to employ the affected Fleet in work with a substitute customer during any such anticipated Idle Period.

(b)         During an Idle Period, Company shall not enter into any agreement with a third party to provide stimulation pumping services that could otherwise be timely performed by an idled Fleet in accordance with the terms of this Agreement.  If Company wishes to re-activate a Fleet idled pursuant to Article 11(a), Company shall provide at least sixty (60) days’ written notice in advance of the Return Date for such Fleet in order to allow Contractor to timely secure personnel and equipment suitable for the Services.  In the event that Contractor fails to achieve the Return Date set forth in a notice issued by Company in accordance with this Article 11(b), Contractor shall be liable to Company for charges in an amount to be mutually agreed by Company and Contractor (such amount, the “Return Date Overage Amount”).

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Following Contractor’s receipt of notice from Company of a Return Date applicable to an idled Fleet, Contractor shall not enter in any commitment as to such Fleet that extends beyond the designated Return Date.  However, notwithstanding the foregoing, if, prior to Contractor’s receipt of notice by Company of a Return Date for an idled Fleet, Contractor has entered into a binding agreement with a third party for such Fleet for a term that extends beyond the Return Date specified by Company, (i) Contractor shall have no liability to Company for any Return Date Overage Amounts applicable to days for which such Fleet is so bound; and (ii) Company may enter into an agreement with a third party to perform services that would otherwise be provided by such Fleet.

12.       Reservation Periods. Within ten (10) business days following the beginning of each calendar quarter during the Term, Contractor shall determine the total number of days attributable to (i) White Space for all Fleets that were not subject to an Idle Period during the preceding calendar quarter (the “White Space Period”), and (ii) Idle Period(s) for each Fleet that was subject to an Idle Period.

13.       Venue.  Each Party consents to personal jurisdiction in any action brought in the United States federal and state courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action with respect to any such dispute, controversy, or claim will be determined exclusively in a state or federal district court located in Dallas County, Texas.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.  EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY CLAIM BROUGHT BY IT OR BROUGHT BY THE OTHER PARTY THAT ARISES OUT OF THIS AGREEMENT.

14.       Remedies.

(a)         If Contractor fails to perform any Services in accordance with this Agreement, Company may exercise any one or more of the following remedies:

(i)             provide the affected Services itself or procure such Services from an alternate source, in which case Contractor shall reimburse Company for the costs incurred by Company in providing or procuring such Services to the extent that such costs exceed the applicable Net Price Book prices for such Services (even if such Net Price Book prices were not paid by Company);

(ii)          require Contractor to procure the affected Services from a third party selected by Company and have such third party provide such Services to Company at no additional cost to Company;

(iii)       require Contractor to reimburse Company for any amounts paid by Company to Contractor with respect to the affected Services; and

(iv)      require Contractor to take any other actions that the Company deems to be necessary to timely address Contractor’s failure to perform, which may include (1) re-performing the relevant job, (2) supplementing the affected Fleet or crew, and (3) replacing the affected Fleet or crew.

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Any period(s) of time during which is Company is exercising any of the remedies set forth in this Article 14(a) shall not be considered Company NPT, Contractor NPT, White Space, or an Idle Period for the Fleet(s) whose performance Company is seeking to remedy.

(b)         The rights and remedies of Company provided in this Article 14 are not exclusive, and are in addition to any other rights and remedies provided under this Agreement or at law or in equity, notwithstanding anything herein to the contrary.

15.       Termination.

(a)         Either Party may terminate this Agreement by delivery of a written termination notice to the other Party, in the event the other Party becomes insolvent, files a petition in bankruptcy, has a petition in involuntary bankruptcy filed against such Party (which petition is not terminated within sixty (60) days of filing), or makes an assignment for the benefit of its creditors. Such termination shall be effective immediately upon delivery of written notice of termination.

(b)         Company may, by delivery of a written termination notice to Contractor:

(i)             Terminate this Agreement with respect to a particular Fleet if such Fleet fails to achieve the Per Pad Stage Attainment Rate (A) for three (3) consecutive pads or (B) for three (3) pads within any rolling six (6)-pad period.  Such termination shall be effective upon the date specified in Company’s termination notice to Contractor and Company shall not have any termination liability to the Contractor under this Agreement; or

(ii)          Terminate this Agreement in its entirety in the event of a Change in Control.  “Change in Control” means the occurrence of any of the following events:

(1)         The acquisition by any person of beneficial ownership (as defined in Rule 13d-3 of the Securities Act of 1934) of securities of ProPetro Holding Corp., a Delaware corporation (“Parent”), that, together with securities held by such person, constitutes 50% or more of either (x) the then outstanding shares of common stock of Parent (the “Outstanding Parent Stock”) or (y) the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that for these purposes, an acquisition by any person pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (3) below shall not constitute a Change in Control;

(2)         A majority of the members of the board of directors of Parent (the “Board”) is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election;

(3)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively,

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the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Parent or all or substantially all of Parent’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Stock and Outstanding Parent Voting Securities, as the case may be, (B) no person beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership results solely from ownership of Parent that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination, at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, were members of the board of directors of Parent as of the Effective Date, or became members of the board of directors of Parent after the Effective Date and whose election or appointment or nomination for election by Parent’s stockholders was approved by a vote of at least a majority of the directors then comprising the board of directors of Parent;

(4)         Approval by the stockholders of Parent of a complete liquidation or dissolution of Parent;

(5)         Contractor is no longer a wholly owned subsidiary (or a wholly owned subsidiary of one or more wholly owned subsidiaries) of Parent; and

(6)         The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of Contractor to a person that is not wholly owned subsidiary (or a wholly owned subsidiary of one or more wholly owned subsidiaries) of Parent.

(c)          Contractor may, by delivery of a written termination notice to Company, terminate this Agreement with respect to a particular Fleet, if Company fails to pay any undisputed invoice for Services properly performed by such Fleet or other payment hereunder when such invoice or payment is due and payable hereunder, unless within sixty (60) days following Company’s receipt of a written notice from Contractor to Company of such non-payment, Company makes such payments in accordance herewith.

16.       Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and/or permitted assigns of each Party hereto. This Agreement shall not be assigned, directly or indirectly (whether by merger, operation of law, change in majority ownership of any entity directly or indirectly controlling Contractor or otherwise) in whole or in part, by either Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except that Company may assign and transfer this Agreement to any affiliate or subsidiary of Company without such consent. Without in any way limiting any of the foregoing provisions of this Article 16, if Contractor assigns this Agreement, in whole or in part, the assignee (in the case of a direct assignment) and the ultimate parent of such assignee (in the case of a direct assignment) or the ultimate parent of Contractor (in the case of an indirect

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assignment after giving effect to such indirect assignment) shall be deemed for all purposes to have agreed (in addition to Contractor) to perform and be obligated for the obligations of Contractor under this Agreement. No assignment of this Agreement by Contractor shall release Contractor from any of its obligations under this Agreement. Any assignment or attempted assignment of this Agreement that is not in accordance with this Article 16 shall be deemed null and void.

17.       Confidentiality. Except as expressly authorized hereunder or by prior written agreement by an officer of Company, Contractor shall make no public announcement concerning this Agreement and all information contained herein or related to the Services is “Company Confidential Information” (as defined in the MSSA) and shall be held in strict confidence by Contractor. Contractor shall not disclose, publish, release, transfer or otherwise make available Company Confidential Information in any form to, or for the use or benefit of, any person or entity without Company’s express written consent. Contractor shall disclose Company Confidential Information only to its personnel who have a need to know in performance of the Services, and Contractor shall ensure that Company Confidential Information is kept strictly confidential by such personnel in accordance with this Article 17.

18.       Health, Safety, Environment, Taxes.

(a)         Contractor shall be solely responsible for Contractor Group’s (as defined in the MSSA) safe behavior and work practices while on any Company location.  Contractor must immediately report all incidents (including safety hazards, near misses, motor-vehicle accidents, injuries, illnesses, spills, and property damage) that occur on a Company work site or location to the appropriate on-site Company representative.  Contractor shall intervene and, if appropriate, stop work activity to ensure safety and operational integrity.  If Company performs a root cause analysis (“RCA”) or other investigation of an incident, Contractor will fully cooperate with Company and promptly provide all reasonable access, assistance, and materials that Company may request; provided, that such provision would not materially violate Contractor’ applicable policies.  For any Contractor Group incident occurring on a Company location, Contractor shall complete an incident report and conduct an incident investigation (to include an RCA) and deliver the non-privileged portions of these to a Company representative within one (1) week of the incident; provided, that if the circumstances of the incident are such that completion of Contractor’s incident investigation and RCA will, in good faith, require a longer period, then Contractor will deliver an initial report of the incident within one (1) week of the incident and the non-privileged portions of the final investigation and RCA as promptly as possible.  Contractor’s RCA shall indicate how and why the incident occurred and identify actions that Contractor will take or is taking to prevent a future occurrence of the incident.

(b)         After an incident, Company may place Contractor on a mutually agreed-upon improvement plan, which may include any of the following:

(i)             Health, safety and environmental training conducted by Company, Contractor, or a third party;

(ii)          temporary or permanent removal of any member of Contractor Group from location;

(iii)       reporting of improvement throughout the process; and

(iv)      regular inspection of equipment or personnel.

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(c)          If any member of Contractor Group exhibits behavior that creates a safety concern and does not reflect the corrective actions agreed-upon by Contractor and Company, and that personnel does not rectify the behavior within thirty (30) days, then Company may terminate this Agreement, without liability, other than for amounts owed for Services performed up to the time of termination, as of any date specified in a written notice to Contractor.

(d)         With respect to the personnel performing the Services pursuant to this Agreement, Contractor shall be solely responsible for compliance with all laws applicable to Contractor’s employees, including without limitation all laws and regulations regarding (i) the payment of wages and other compensation, (ii) the payment of any taxes, licenses, fees and other assessments levied upon the wages of the Contractor Group, as described in Section 9 of the MSSA, including any such taxes or similar assessments payable by withholding, and the payment of applicable employment taxes and other withholdings, and (iii) all other employment obligations and liabilities.

(e)          Without duplication of Article 18(d), Contractor shall pay or cause to be paid all taxes, charges and assessments of every kind and character required by statute or by order of any taxing authority with respect to the provision of the Services. No Party shall be responsible nor liable for any taxes or other charges levied or assessed against the facilities or property of the other Party, including ad valorem taxes (however assessed), or against the net worth or capital stock of such Party.

19.       Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered; (ii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., DHL, UPS or Federal Express); (iii) upon receipt, if sent by certified or registered mail, return receipt requested; or (iv) when verified by automated receipt or electronic logs if sent by email. In each case notice shall be sent as indicated below:

If to Company to:

Pioneer Natural Resources USA, Inc.
Attn: Alba Tellez
5205 N. O’Connor Blvd. Suite 200
Irving, TX 75039
Email: Alba.Tellez@pxd.com

With a copy to:
Pioneer Natural Resources USA, Inc.
Attn: Senior Vice President & General Counsel 5205 N. O’Connor Blvd. Suite 200
Irving, TX 75039-3746
Email: Mark.Kleinman@pxd.com

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If to Contractor to:

ProPetro Services, Inc.
Attn: Jeff Smith
P.O. Box 309
Midland, Texas 79702
Email: Jeff.Smith@propetroservices.com

With a copy to:
ProPetro Services, Inc.
Attn: Mark Howell (Legal Department)
P.O. Box 309
Midland, Texas 79702
Email: Mark.Howell@propetroservices.com

or to such other place and with such other copies as either Party may designate as to itself by written notice to the other Party.

20.       Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, said invalid or unenforceable provision shall be disregarded only to the extent of its invalidity or unenforceability, and the balance of the provision and this Agreement shall be enforced as the integrated written agreement of the Parties.

21.       Waiver. No failure or delay by either Party in exercising any of its rights under this Agreement shall be deemed to be a waiver of that right, and no waiver by either Party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

22.       Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. This Agreement may be executed by Company and Contractor by portable document format (.pdf) signature, such that the execution of this Agreement by portable document format (.pdf) signature shall be deemed effective for all purposes as though this Agreement was executed as a “blue ink” original.

23.       Interpretation.  The Exhibits to this Agreement are hereby incorporated into and deemed part of this Agreement for all purposes.  All references to this Agreement include the Exhibits and other documents incorporated by reference into this Agreement, unless the context in which used will otherwise require.  Unless otherwise expressly stated, all references to Articles, subsections, other subdivisions, and Exhibits refer to Articles, subsections and other subdivisions of, and Exhibits to, this Agreement.  The word “or” is not exclusive and the word “include” and its derivatives will not be construed as terms of limitation.  Examples will not be construed as to limit, whether expressly or by implication, the matter they illustrate.  The words “will” and “shall” are expressions of command, not merely expressions of future intent or expectation.  The word “may” means has the right, but not the obligation, to do something, and the words “may not” mean does not have the right to do something.  Unless otherwise expressly stated, the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular term of this Agreement.  Unless otherwise expressly stated, the words “day,” “month” and “year” mean, respectively, calendar day, calendar month and calendar year.  References to any law will be to such law as amended, supplemented or extended, or to a newly adopted law replacing such law.  Headings are included for ease of reference only and will not affect the interpretation or construction of this Agreement.

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24.       Not a Lease. Notwithstanding any provisions of this Agreement to the contrary, Company and Contractor acknowledge and agree that (i) Contractor’s provision of equipment, material, supplies and labor under this Agreement is solely in furtherance of Contractor’s performance of the Services for Company; (ii) Contractor shall be permitted to exchange or substitute pieces of equipment used in the performance of Services; and, (iii) no equipment provided by Contractor during the performance of the Services under this Agreement is a right-of-use asset.

25.       Effective Date. This Agreement shall become effective at 12:00:01 am Central time on the Closing Date, as such term is defined in the PSA (the “Effective Date”).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of Company and Contractor has caused this Agreement to be signed and delivered by its duly authorized representative on the dates set forth below but effective for all purposes on the Effective Date.

PIONEER NATURAL RESOURCES USA, INC.

By:
Name:
Title:
Date:

[Signature Page to Pressure Pumping Services Agreement]

PROPETRO SERVICES INC.

By:
Name:
Title:
Date:

[Signature Page to Pressure Pumping Services Agreement]

EXHIBIT A TO PRESSURE PUMPING SERVICES AGREEMENT

KEY PERFORMANCE INDICATORS FOR THE COILED TUBING SERVICES

Target KPI = 25 plugs drilled in a 24-hour period per well (average)

For illustrative purposes, performance over a period of time will be tracked and compared against expected drill-out rate of 25 plugs per 24-hour period

Example KPI Graph

Exhibit A-1

EXHIBIT B TO PRESSURE PUMPING SERVICES AGREEMENT

EFFICIENCY RATE

The formula below shall be used to calculate Contractor’s daily Efficiency Rate.  The Efficiency Rate for a well shall be calculated by averaging the daily Efficiency Rates applicable to Contractor’s provision of the Services on that well.

Example:

For one (1) day of Services, if the following non-productive time were incurred:

•                 Company NPT: 1.95 hours; and

•                 Contractor NPT: 0.75 hours;

then that day’s efficiency rate would be calculated as follows:

Exhibit B-1

EXHIBIT C TO PRESSURE PUMPING SERVICES AGREEMENT

EXAMPLE CALCULATION OF STAGE ATTAINMENT RATE

Calculation of Stage Attainment Rate:

1.              Calculate target number of Stages to be attained for a day of Services by a Fleet:

2.              Compare the number of Stages actually attained by that Fleet to the target number of Stages to have been attained on that day.

3.              Upon that Fleet’s completion of Services for the subject pad, average the daily Stage Attainment Rates applicable to such pad.

For calculation, round up resulting decimals of 0.5 and greater, and round down resulting decimals of less than 0.5.

*****

Example calculation of Stage Attainment Rate follows.  The total number of days to complete Services on this example pad is 10 days.

Example Day 1

Company NPT = 1.5 hrs due to greasing valves

Pump Time = 90 mins per Stage

Switch-Over Time = 30 mins per Stage

Target Stage Attainment for the 24 hrs of Example Day 1 is 11 stages.  During this period, Contractor actually completed 11 Stages.

Example Day 2:     CompanyNPT = 3.75 hrs; Pump Time and Switch-Over time = same as above, constant throughout.

Example Day 2 Target Stage Attainment = 10.125 Stages, rounded to 10 Stages.

Actual Stages Attained = 8 Stages.

Example Day 2 Stage Attainment Rate = 79.01235%, rounded to 79%.

*Calculations for remaining days on pad are performed in like manner, and omitted from remainder of example*

Example Day 3 Stage Attainment Rate:                                                                    90%

Example Day 4 Stage Attainment Rate:                                                                    96%

Example Day 5 Stage Attainment Rate:                                                                    90%

Example Day 6 Stage Attainment Rate:                                                                    100%

Example Day 7 Stage Attainment Rate:                                                                    100%

Example Day 8 Stage Attainment Rate:                                                                    95%

Example Day 9 Stage Attainment Rate:                                                                    95%

Example Day 10 Stage Attainment Rate:                                                             100%

Average of each Example Day’s Stage Attainment Rate: 94.5%, rounded to 95%

For this example pad, Contractor’s average Stage Attainment Rate of 95% achieved the Per Pad Stage Attainment Rate.

Exhibit C-1

EXHIBIT C

Investor Rights Agreement

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2018 (the “Effective Date”), by and between ProPetro Holding Corp., a Delaware corporation (the “Corporation”), and Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Pioneer”). The Corporation and Pioneer are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, in order to set forth certain understandings between the Parties, including with respect to certain governance matters, the Parties wish to enter into this Agreement in accordance with the terms set forth herein; and

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement with Pioneer Natural Resources USA, Inc., a Delaware corporation, dated November [•], 2018, which contemplates the delivery of this Agreement by the Parties.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the Parties hereby agree as follows:

Section 1                                              Definitions; Interpretation.

(a)                                 Definitions.  As used herein, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings; provided, that Pioneer shall not be deemed to be an Affiliate of the Corporation following the Effective Date.

“Beneficially Own” means that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Corporation.

“Board” means the board of directors of the Corporation.

“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the State of Texas are not required to be open.

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation and any stock into which such Stock may hereafter be changed or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Corporation of any class hereafter authorized.

“Designation Rights Termination Date” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Exchange Act” has the meaning set forth in Section 3 of this Agreement.

“Independent Pioneer Designee” has the meaning set forth in Section 2(a)(ii) of this Agreement.

“Non-Independent Pioneer Designee” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Pioneer Designees” means the Independent Pioneer Designee and the Non-Independent Pioneer Designee.

“Pioneer Director” has the meaning set forth in Section 2(c) of this Agreement.

“Stock” means (i) the outstanding shares of Common Stock, (ii) any additional shares of Common Stock that may be issued in the future and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which such shares may be exchanged.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(b)                                 Rules of Construction.  For all purposes of this Agreement, unless otherwise expressly provided herein:

(i)                                     The headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof.

(ii)                                  If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa.  The words “include”, “includes” or “including” do not limit the preceding terms and shall be deemed to be followed by the words “without limitation” or “but not limited to.”  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this

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Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.  The term “or” is not exclusive.

(iii)                               The terms “day” and “days” mean and refer to calendar day(s).  The terms “year” and “years” mean and refer to calendar year(s).  If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action shall be deferred until the next Business Day.

(iv)                              The Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement.

Section 2                                              Board Designation Rights.

(a)                                 Pioneer Designees.  Regardless of any advance notice provisions in the Corporation’s organizational documents:

(i)                                     From and after the Effective Date until the first date on which Pioneer Beneficially Owns less than 5% of the outstanding Common Stock (the “Designation Rights Termination Date”), Pioneer shall have the right to designate an individual to the Board (the “Non-Independent Pioneer Designee”); and

(ii)                                  From and after the Effective Date, Pioneer shall have the right to designate an individual meeting the independence requirements of the rules and regulations of the New York Stock Exchange (the “Independent Pioneer Designee”); provided, however, that the right contained in this Section 2(a)(ii) may only be exercised once and shall expire after the date of the Corporation’s 2019 annual meeting of stockholders.

For the avoidance of doubt, Pioneer shall not be entitled to designate or nominate any Person to stand for election to the Board pursuant to this Agreement from and after the Designation Rights Termination Date.

(b)                                 Corporation Support.  Upon Pioneer providing notice in writing to the Corporation as to the identity of the Pioneer Designees and reasonable documentation as to the qualification of the Independent Pioneer Designee, the Corporation shall take all reasonable necessary action within its power to expand the Board and elect each Pioneer Designee to the Board as of the Effective Date or as soon as practicable thereafter.  Thereafter, with respect to each Non-Independent Pioneer Designee, and solely until the completion of the Corporation’s 2019 annual meeting of stockholders, with respect to the Independent Pioneer Designee, the Corporation shall take all reasonable necessary action within its power to (i) cause each Pioneer Designee to be included in the slate of nominees recommended by the Board to the Corporation’s stockholders for election as directors at each annual meeting of the stockholders of the Corporation (and/or in connection with any election by written consent), (ii) include each Pioneer Designee in

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the proxy statement and proxy, or information statement and consent, distributed by the Corporation for the purpose of soliciting proxies or consents for election to the Board and solicit proxies in favor of the election of each Pioneer Designee, (iii) vote or provide a written consent or proxy with respect to any Common Stock held by the Corporation in favor of the election of each Pioneer Designee, and (iv) make, or cause to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result. For the avoidance of doubt, the requirements of the immediately preceding sentence, as they apply to the Independent Pioneer Designee, shall only apply with respect to the Corporation’s 2019 annual meeting of stockholders.

(c)                                  Replacement of Directors.  Until the Designation Rights Termination Date, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Non-Independent Pioneer Designee, in his or her capacity as a director (the “Pioneer Director”), or in the event of the failure of the Non-Independent Pioneer Designee to be elected, Pioneer shall have the right to designate another individual to fill such vacancy. The Corporation shall take all reasonable necessary action within its power to cause such vacancy to be filled by the individual so designated in writing by Pioneer as soon as practicable after such designation. Further, upon Pioneer’s written request, the Corporation shall take all actions necessary to remove, with or without cause, the Pioneer Director, and to elect any replacement director designated in writing by Pioneer as provided in the first sentence of this Section 2(c).

(d)                                 No Limitation.  The provisions of this Section 2 are intended to provide Pioneer with the minimum Board representation rights set forth herein. Nothing in this Agreement shall prevent the Corporation from having a greater number of nominees or designees of Pioneer on the Board than otherwise provided herein. In addition, nothing in this Section 2 shall be construed to prevent Pioneer from having a lesser number of nominees or designees than otherwise provided herein or pursuant to applicable law and the Corporation’s certificate of incorporation and bylaws.

(e)                                  Laws and Regulations.  Nothing in this Section 2 shall be deemed to require that any Party, or any Affiliate thereof, act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rules or regulations.

Section 3                                              Lock-Up.

During the period commencing on the Effective Date and ending 180 days after such date, Pioneer shall not, without the prior written consent of the Corporation, directly or indirectly, (a) sell, offer to sell, contract or agree to offer or sell, solicit offers to purchase, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any shares of Common Stock

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received by it on the Effective Date, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock received by it on the Effective Date, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b); provided, however, that this Section 3 shall not restrict Pioneer’s transfer of any Common Stock to one or more of its Affiliates; provided, that such Affiliates agree to be bound by this Section 3.

Section 4                                              Qualifications and Information.

Notwithstanding anything to the contrary contained in this Agreement, each Pioneer Designee shall be required to: (a) in the reasonable judgment of the Board, have the requisite skill and experience to serve as a director of a publicly traded company, and (b) not be prohibited or disqualified from serving as a director of the Corporation pursuant to the applicable securities laws, regulations or stock exchange or stock market rules or regulations. The Board may adopt additional reasonable standards of skill and experience desired of potential candidates for nomination to the Board or a committee of the Board, which may be reflected in a charter of a committee of the Board or other similar document. Pioneer shall use reasonable efforts to timely provide the Corporation with accurate and complete information relating to any Pioneer Designee that may be required to be disclosed by the Company under the Exchange Act. In addition, at the Corporation’s request, Pioneer shall use reasonable efforts to cause any Pioneer Designee to complete and execute a Director and Officer Questionnaire, in the form required to be completed by each of the Company’s other directors, prior to being admitted to the Board or any committee thereof or standing for reelection at an annual meeting of the Corporation’s stockholders, or at such other time as may be requested by the Corporation.

Section 5                                              Duration of Agreement.

This Agreement shall terminate automatically upon the first to occur of the following:  (a) the dissolution of the Corporation (unless the Corporation continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction); (b) the Designation Rights Termination Date; and (c) upon written agreement by the Parties.

Section 6                                              Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  In addition, any such invalid or unenforceable provision shall be replaced by a provision that comes closest to the business objective intended by such invalid or unenforceable provision without being invalid or unenforceable itself.

Section 7                                              Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to its choice or conflict of law provisions or rules.

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(b)                                 Each Party consents to personal jurisdiction in any action brought in the United States federal and state courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties agrees that any action with respect to any such dispute, controversy, or claim will be determined exclusively in a state or federal district court located in Dallas County, Texas. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.

Section 8                                              Jury Trial.

EACH OF THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 9                                              Stock Dividends, Etc.

The provisions of this Agreement shall apply to any and all shares of Stock or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Stock as so changed.

Section 10                                       Benefits of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Parties, and each of their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties (and their respective successors and permitted assigns), any rights or remedies under or by reason of this Agreement; provided that only a Party (and its respective successors and permitted assigns) will have the right to enforce the provisions of this Agreement on its own behalf (but shall not be obligated to do so).

Section 11                                       Notices.

All notices and other communications that are required or that may be given pursuant to this Agreement (including notices to change the below information) shall be (a) sufficient in all respects if given in writing, in English, and delivered by recognized courier service (including

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registered or certified mail or by overnight delivery, including by way of the U.S. Postal Service, UPS or Federal Express) or by facsimile or electronic mail to the Party to be noticed pursuant to the contact information below that corresponds with the applicable form of notice and (b) deemed received when actually delivered (as reflected by the courier’s receipt, evidence of delivery or written confirmation of successful transmission, as applicable):

(i)                                     If to the Corporation, to:

ProPetro Holding Corp.

P.O. Box 309

Midland, Texas 79702

Attention: Jeff Smith, Chief Financial Officer

Facsimile: 432-688-3976

Telephone: 432-688-0012

E-mail:  Jeff.Smith@propetroservices.com

with copies (which shall not constitute notice) to:

ProPetro Holding Corp.

P.O. Box 309

Midland, Texas 79702

Attention: Legal Department

Facsimile: 432-688-3976

Telephone: 432-688-0012

E-mail:  Mark.Howell@propetroservices.com

(ii)                                  If to Pioneer, to:

Pioneer Natural Resources Pumping Services LLC

c/o Pioneer Natural Resources USA, Inc.

5205 North O’Connor, Suite 200

Irving, Texas  75039-3746

Attention: Chris Paulsen, VP — Business Development

Facsimile: 972-969-3518

E-mail:  [•]

with copies (which shall not constitute notice) to:

Pioneer Natural Resources USA, Inc.

5205 North O’Connor, Suite 200

Irving, Texas  75039-3746

Attention:  Mark Kleinman, Senior Vice President and General Counsel

Facsimile:  972-969-3552

E-mail:  [•]

or to such other address or addresses as the Parties may from time to time designate in writing.

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Section 12                                       Assignment.  No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party and any assignment made without such consent shall be void ab initio; provided, however, that Pioneer shall be entitled to assign its rights under this Agreement to Pioneer Natural Resources Company or its direct or indirect wholly-owned subsidiaries without the prior written consent of the Corporation.

Section 13                                       Waiver.

Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner.  No waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14                                       Amendments.

This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing executed by each Party.

Section 15                                       Entire Agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

Section 16                                       Specific Performance.

Each Party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other Party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 17                                       Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Any .pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.

Section 18                                       Further Assurances.

Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and

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other documents as any other Party reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 19                                       Waiver of Corporate Opportunity.

To the fullest extent permitted by law, neither Pioneer, its Affiliates nor any of its or their respective principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (“Covered Persons”) shall have any fiduciary duty to refrain from (a) carrying on and conducting, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or its Affiliates, (b) doing business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, or (c) making investments in any kind of property in which the Corporation may make investments. In the event that any of Pioneer, its Affiliates or its or their respective Covered Persons acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (y) (i) the Covered Person, in his or her capacity with Pioneer or its Affiliates, or (ii) Pioneer or its Affiliates and (z) the Corporation or its Affiliates, neither Pioneer, its Affiliates, nor any of its or their respective Covered Persons shall, to the fullest extent permitted by law, have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its Affiliates.  To the fullest extent permitted by law and with this Agreement having been approved by, and constituting an action of, the Board, the Corporation and its Affiliates hereby renounce, pursuant to Section 122(17) of the Delaware General Corporation Law, any interest or expectancy of the Corporation and its Affiliates in such corporate opportunity and waive any claim against each of Pioneer, its Affiliates and its and their respective Covered Persons and shall indemnify each of Pioneer, its Affiliates and its and their respective Covered Persons against any claim that Pioneer, its Affiliates or its or their respective Covered Persons is liable to the Corporation, its Affiliates or its stockholders for breach of any fiduciary duty, as a director, officer or stockholder of the Corporation or its Affiliates, solely by reason of the fact that Pioneer, its Affiliates or its or their respective Covered Persons (i) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another Person or (iii) does not communicate information regarding such corporate opportunity to the Corporation or its Affiliates. The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in this Section 19.

Section 20                                       Indemnification Agreement.

Each Pioneer Designee shall be entitled to enter into an indemnification agreement with the Corporation in substantially the same form as the existing indemnification agreement with the other members of the Board.

[Signature Pages Follow]

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The Parties have signed this agreement as of the date first written above.

CORPORATION:

PROPETRO HOLDING CORP.

By:
Name:	[•]
Title:	[•]

[Signature Page to Investor Rights Agreement]

PIONEER:

PIONEER NATURAL RESOURCES PUMPING SERVICES LLC

By:
Name:	[•]
Title:	[•]

[Signature Page to Investor Rights Agreement]

EXHIBIT D

Registration Rights Agreement

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2018 by and among ProPetro Holding Corp., a Delaware corporation (the “Company”), Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Pioneer”), and each Holder who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A.

WHEREAS, the Company, Pioneer and Pioneer Natural Resources USA, Inc. have entered into that certain Purchase and Sale Agreement, dated as of November [•], 2018 (the “PSA”);

WHEREAS, in connection with the transactions contemplated by the PSA, the Company will issue to Pioneer the Purchased Common Stock (as defined herein); and

WHEREAS, in connection with the transactions contemplated by the PSA, the Company has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises, agreements and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.                                 Definitions.  The terms set forth below are used herein as so defined:

“Accepting Holders” has the meaning set forth in Section 2.3(a) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term in Rule 405 under the Securities Act; provided that, in no event shall the Company or any of its subsidiaries be considered an Affiliate of Pioneer.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” means any day that is not Saturday, Sunday or other day on which the Commission is required or authorized to close.

“Closing Date” has the meaning given to such term in the PSA.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may thereafter be converted or exchanged.

“Company” has the meaning set forth in the preamble of this Agreement.

“Demand Offering” has the meaning set forth in Section 2.3(a) of this Agreement.

“Demand Request” has the meaning set forth in Section 2.3(a) of this Agreement.

“Effectiveness Period” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means Pioneer or any Transferee that is a record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning set forth in Section 2.2(a) of this Agreement.

“Initiating Holders” has the meaning set forth in Section 2.3(a) of this Agreement.

“Losses” has the meaning set forth in Section 2.8(a) of this Agreement.

“Managing Underwriter” or “Managing Underwriters” means, with respect to any Underwritten Offering, the lead book running manager of such Underwritten Offering.

“Market Value” means, with respect to the Common Stock, the market price of the Common Stock for such day (or, if such day is not a trading day, the most recent prior trading day). The market price of the Common Stock for a trading day shall be:  (i) if the Common Stock is listed or admitted to trading on any securities exchange or the over-the-counter market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Value of the Common Stock shall be determined by the board of directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

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“Parity Securities” has the meaning set forth in Section 2.2(b)(ii) of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a) of this Agreement.

“Pioneer” has the meaning set forth in the preamble to this Agreement.

“PSA” has the meaning set forth in the recitals to this Agreement.

“Purchased Common Stock” means the shares of Common Stock to be issued and sold to Pioneer pursuant to the PSA.

“Registrable Securities” means (i) any Purchased Common Stock held at any time by Pioneer or any other Holder, and (ii) any Common Stock or other equity securities of the Company or any successor entity that may be issued or distributed in respect of the Registrable Securities by way of stock dividend, stock split or other distribution, recapitalization, merger, conversion or reclassification, all of which Registrable Securities are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 of this Agreement.

“Registration Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.

“Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities, including a Shelf Registration Statement.

“Requesting Holders” has the meaning set forth in Section 2.3(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

“Transferee” has the meaning set forth in Section 2.10 of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock of the Company are sold to an

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underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.2.                                 Registrable Securities.  Any Registrable Security will cease to be a Registrable Security (a) when a Registration Statement covering such Registrable Security becomes or is declared effective by the Commission under the Securities Act and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement, (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act, (c) when such Registrable Security has been disposed of in a private transaction pursuant to which the transferor’s rights have not been assigned to the Transferee in accordance with Section 2.10 of this Agreement, (d) when such Registrable Security is held by the Company or its subsidiaries or (e) when such Registrable Security shall have ceased to be outstanding.

Section 1.3.                                 Rights and Obligations.  Except for the rights and obligations under Section 2.8 of this Agreement, all rights and obligations of each Holder under this Agreement, and all rights and obligations of the Company under this Agreement with respect to each Holder, shall terminate when such Holder is no longer a Holder.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1.                                 Shelf Registration.

(a)                                 Shelf Registration.  As promptly as reasonably practicable following its receipt of a written request from any Holder to register its Registrable Securities, the Company shall notify all Holders that a Shelf Registration Statement will be filed with the Commission within sixty (60) days from the date such request is made, and the Company shall prepare and file a Shelf Registration Statement, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as permitted pursuant to applicable securities law. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company in its sole discretion. The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement filed and declared effective pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have either been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or ceased to be Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statements are made).

(b)                                 Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are

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included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) there is or is reasonably anticipated to be an acquisition, merger, financing activity, reorganization, disposition or other transaction involving the Company or any of its subsidiaries and the Company determines in good faith that the ability of the Company or any of its subsidiaries to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the Company has experienced, or reasonably expects to experience, some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company or its business prospects, (iii) for reasons beyond the Company’s control, any required financial statements are unavailable, or (iv) the Company is required under the Securities Act or the Exchange Act to file with the Commission any report or other document necessitating a post-effective amendment to the Shelf Registration Statement; provided, however, in no event shall any delay pursuant to clauses (i) through (iii) immediately above exceed sixty (60) days in any one hundred eighty (180) day period or ninety (90) days in any twelve-month period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering.  Upon the disclosure of such information, the termination of the condition described above or the effectiveness of such post-effective amendment, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions reasonably necessary to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2.                                 Piggyback Registration.

(a)                                 Participation.  If the Company at any time proposes to (i) register any Common Stock for its own account for sale to the public in an Underwritten Offering or (ii) otherwise file any registration statement with the Commission relating to any Underwritten Offering of Common Stock (other than (i) pursuant to a registration statement on Form S-8 (or any successor form) relating solely to an offering or sale to employees or directors of the Company pursuant to any employee benefit plans or arrangements,  (ii) pursuant to a registration statement on Form S-4 (or any successor form) relating to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), and the form of Registration Statement to be used may be used for any registration of Registrable Securities, then, as soon as practicable following the engagement of counsel to the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give notice of such proposed Underwritten Offering to the Holders, and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Common Stock constituting Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”), subject to the cutback provisions of Section 2.2(b). The notice required to be provided in this Section 2.2(a) to each of the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by the Holder. Each such Holder shall have three (3) Business Days (or two (2) Business Days in connection with any overnight or bought Underwritten Offering) from the date of such notice to

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request in writing the inclusion of a specified number of shares of Common Stock constituting Registrable Securities in the Underwritten Offering. If no written request or an incomplete request for inclusion from a Holder is received by the Company within such specified time, each such Holder shall have no further right to participate in such Underwritten Offering. The Company may postpone or withdraw the filing or the effectiveness of a Registration Statement in connection with a Piggyback Registration at any time in its sole discretion.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal prior to the time of pricing of such Underwritten Offering.

(b)                                 Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering pursuant to this Section 2.2 advises the Company that the total number of shares of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered or the market for the Common Stock, then the shares of Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock constituting Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated:

(i)                                     first, to the Company, up to the number of shares of Common Stock sought to be sold by the Company in such Underwritten Offering; and

(ii)                                  second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of shares of Common Stock having rights of registration that are not expressly subordinated to the Registrable Securities (the “Parity Securities”).  The pro rata allocations for each such Selling Holder who has requested participation in such Underwritten Offering shall be the product of (A) the aggregate number of shares of Common Stock constituting Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (B)  the fraction derived by dividing (1) the number of shares of Common Stock constituting Registrable Securities owned by such Selling Holder at the time of its request for inclusion in such Underwritten Offering by (2) the aggregate number of shares of Common Stock constituting Registrable Securities owned by all Selling Holders at such time plus the aggregate number of shares of Common Stock constituting the Parity Securities owned by all holders of the Parity Securities, in each case, that are participating in such Underwritten Offering.

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(c)                                  General Procedures.  In connection with any Underwritten Offering under this Section 2.2, the Company shall be entitled to select the Managing Underwriter or Underwriters in its sole discretion.  In connection with an Underwritten Offering under this Section 2.2 in which a Selling Holder participates, each such Selling Holder and the Company shall enter into an underwriting agreement with the Managing Underwriter or Underwriters and such underwriting agreement shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to offer and sell any Registrable Securities that it owns (including that such actions will not conflict with, breach, violate or result in a default under such Selling Holder’s organizational documents, material agreements or any applicable law, as applicable, nor result in the creation or imposition of any liens on property of such Selling Holder), and its ownership of such Registrable Securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3.                                 Demand Offering.

(a)                                 Demand Offering Rights.  Subject to the conditions of this Section 2.3, any Holder (in such capacity, the “Initiating Holder”) may request in writing (a “Demand Request”) that the Company undertake an Underwritten Offering (a “Demand Offering”); provided, however, that a Demand Offering may only be made if (i) the Registrable Securities requested to be registered by the Initiating Holder delivering the Demand Request have a Market Value of at least $30,000,000 on the trading day immediately preceding the date that the Demand Request is sent to the Company and (ii) it shall not cause the Holders to request more than two (2) Demand Offerings in any consecutive 12-month period. Following receipt of a Demand Request, the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all other Holders in accordance with Section 3.1 of this Agreement. Such other Holders shall then have up to ten (10) Business Days from the mailing of such notice by the Company to request inclusion of Registrable Securities in the Demand Offering, and, upon receipt of the request from such other Holders, the Company shall, subject to the limitations of Section 2.3(a)(i), use its commercially reasonable efforts to undertake and effect such Demand Offering as soon as practicable following the receipt of the notice from all such other Holders (“Accepting Holders” and, together with the Initiating Holder, the “Requesting Holders”).

(i)                                     Underwritten Offerings.  The underwriter for a Demand Offering will be selected by the Initiating Holder and shall be reasonably acceptable to the Company. The

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right of any Holder to include his, her or its Registrable Securities in such Demand Offering shall be conditioned upon such Holder’s participation in such Demand Offering and the inclusion of such Holder’s Registrable Securities in the Demand Offering to the extent provided herein. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Demand Offering. No Accepting Holder may participate in such Demand Offering unless such Accepting Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Accepting Holder disapproves of the terms of an underwriting, such Accepting Holder may elect to withdraw therefrom by notice to the Company, the Initiating Holder and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Demand Offering to be effective.

(b)                                 Priority of Demand Offering.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering pursuant to this Section 2.3 advises the Company and the Initiating Holder that the total number of shares of Common Stock that the Requesting Holders intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of shares of Common Stock offered or the market for the Common Stock, then the shares of Common Stock to be included in such offering shall include the number of shares of Common Stock constituting Registrable Securities that such Managing Underwriter or Underwriters advises the Company and the Initiating Holder can be sold without having such adverse effect, with such number to be allocated:

(i)                                     first, pro rata among the Requesting Holders (based, for each such Requesting Holder, on the percentage derived by dividing (A) the number of shares of Common Stock constituting Registrable Securities proposed to be sold by such Requesting Holder in such offering by (B) the aggregate number of shares of Common Stock constituting Registrable Securities proposed to be sold by all such Requesting Holders in the Demand Offering); and

(ii)                                  second, pro rata among the holders of any Parity Securities (based, for each such holder, on the percentage derived by dividing (A) the number of shares of Common Stock constituting Parity Securities proposed to be sold by such holder in such offering by (B) the aggregate number of shares of Common Stock constituting Parity Securities proposed to be sold by all such holders in the Demand Offering); and

(iii)                               third, any shares of Common Stock to be sold for the account of the Company.

(c)                                  Number of Demand Offerings.  No more three (3) Demand Offerings may be made pursuant to this Section 2.3.

(d)                                 Demand Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Requesting Holders, delay a Demand Offering if (i) there is or is reasonably anticipated to be an acquisition, merger, financing activity, reorganization, disposition or other transaction involving the Company or any

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of its subsidiaries and the Company determines in good faith that the ability of the Company or any of its subsidiaries to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the registration statement for the Demand Offering, (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company or its business prospects, or (iii) for reasons beyond the Company’s control, any required financial statements are unavailable; provided, however, in no event shall any delay pursuant to clauses (i) through (iii) immediately above exceed ninety (90) days or be utilized more than once in any twelve-month period, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering.  Upon the disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Requesting Holders, shall promptly recommence the delayed Demand Offering and shall take such other actions reasonably necessary to permit registered sales of the Registrable Securities pursuant to such Demand Offering.

Section 2.4.                                 Sale Procedures.  In connection with its obligations contained in Section 2.1, Section 2.2 and Section 2.3, the Company will, as expeditiously as reasonably practicable:

(a)                                 prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement;

(b)                                 furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by Section 2.3 of this Agreement and the prospectus included therein or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or such other registration statement;

(c)                                  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request as may be necessary for the marketability of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to

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take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(d)                                 promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto;

(e)                                  as promptly as practicable after becoming aware of such event, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose, or (iii) the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus (or prepare and file appropriate reports under the Exchange Act) or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; provided, however, that during the period in which the use of such prospectus may be suspended under this Agreement, no supplement or amendment need be furnished until the termination of such suspension;

(f)                                   upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)                                  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date

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of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h)                                 make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(i)                                     cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which securities of the same class or series issued by the Company are then listed;

(j)                                    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k)                                 provide a transfer agent and registrar, which may be a single entity, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(l)                                     enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.4 or the commencement of any delay period contemplated by Section 2.1(b) or Section 2.3(d), shall forthwith discontinue and suspend offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts) in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5.                                 Cooperation by Holders.  The Company shall have no obligation to include in any Registration Statement Registrable Securities of a Holder, in a Piggyback Registration Registrable Securities of a Selling Holder, or in a Demand Offering Registrable Securities of an Accepting Holder who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus, as applicable, to comply with the Securities Act.

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Section 2.6.                                 Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities that participates in an Underwritten Offering agrees not to effect any sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering other than sales or distributions pursuant to such Underwritten Offering; provided that the duration of the foregoing restriction shall be shortened or extended, as applicable, to match the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other shareholder of the Company on whom a restriction is imposed in connection with such Underwritten Offering.

Section 2.7.                                 Expenses.

(a)                                 Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, a Demand Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in this Section 2.7 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions, or similar fees or arrangements allocable to the sale of the Registrable Securities, and transfer taxes allocable to the sale of the Registrable Securities.

(b)                                 Expenses.  The Company will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering (including any Demand Offering), regardless of whether any sale is made pursuant to the Piggyback Registration or Underwritten Offering (including any Demand Offering). Each Selling Holder shall pay all Selling Expenses allocated (on a pro rata basis) to such Selling Holder in connection with any sale of its Registrable Securities hereunder.

Section 2.8.                                 Indemnification.

(a)                                 By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and its directors and officers, , and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses)

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(collectively, “Losses”), joint or several, to which such Selling Holder or any such director, officer, underwriter or controlling Person may become subject under the Securities Act, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the foregoing shall not apply, and the Company will not be liable, in any such case (i) if and to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Shelf Registration Statement or other registration statement, preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or amendment or supplement thereof in reliance upon and made in conformity with information furnished by or on behalf of such Selling Holder, such underwriter or such controlling Person in writing specifically for use or inclusion in the Shelf Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, as applicable, or (ii) if and to the extent that such Loss results from any of the Selling Holders failing to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder.  As a condition to including any Registrable Securities to be offered by a Selling Holder in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, each Selling Holder agrees, severally and not jointly, to be bound by the terms of this Section 2.8(b) and to indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter, and any controlling Person within the meaning of Section 15 of the Securities Act of any such underwriter, against any Losses, joint or several, to which the Company or any such director, officer, underwriter or controlling Person may become subject under the Securities Act or otherwise, (i) if and to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Shelf Registration Statement or other registration statement, preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or amendment or supplement thereof, if such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and made in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use or inclusion in the Shelf Registration

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Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereof, as applicable, or (ii) if and to the extent that such Loss results from the Selling Holders failing to comply with the terms of the plan of distribution mechanics described in the applicable prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, legal counsel, accountants, underwriter or controlling Person and shall survive the transfer of such shares by the Selling Holders, and such Selling Holder shall reimburse the Company, and each such director, officer, legal counsel, accountants, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the liability of each Selling Holder under this Section 2.8(b) shall not be greater in amount than the dollar amount of the gross proceeds  received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Third Party Claims.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.8(a) or Section 2.8(b) (including any action brought by a governmental entity), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 2.8, except to the extent that the indemnifying party is actually materially prejudiced by such omission to give notice. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if counsel to the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed  by the indemnifying party as incurred. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent.  Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.  In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to this Section 2.8(c) or in the case of the expense reimbursement obligation set forth in Section 2.8(a)

14

or Section 2.8(b), the indemnification required by Section 2.8(a) or Section 2.8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices or bills are received or Losses incurred.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the proportionate relative fault of the Company on the one hand and of such Selling Holder on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission which resulted in such Losses relates to information supplied by the Company or the Selling Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the Company and such Selling Holder, but also the relative benefits received by each, as well as any other relevant equitable considerations; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9.                                 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, at all times at which the Company has securities registered pursuant to Section 12 of the Exchange Act, to use its commercially reasonable efforts to:

(a)                                 Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

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(b)                                 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish (unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system) to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10.                          Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by each such Holder to one or more transferees or assignees of such Registrable Securities (each, a “Transferee”), who (a) are Affiliates of such Holder, or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least 50% of the Registrable Securities of all Holders as of such date. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such Transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such Transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A.

Section 2.11.                          Limitation on Subsequent Registration Rights.  Subject to Section 2.10, from and after the date hereof, the Company shall not, without the prior written consent of Holders of a majority of the then-outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to,  the rights granted to the Holders hereunder.

Section 2.12.                          Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1.                                 Communications.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received (a) when delivered by overnight courier or hand delivery, (b) when sent by electronic mail, facsimile or telecopy, or (c) five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof):

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If to the Company, to:

ProPetro Holding Corp.

P.O. Box 309

Midland, Texas 79702

Attention: Jeff Smith, Chief Financial Officer

Facsimile: 432-688-3976

Telephone: 432-688-0012

E-mail:  Jeff.Smith@propetroservices.com

With a copy to (which shall not constitute notice):

ProPetro Holding Corp.

P.O. Box 309

Midland, Texas 79702

Attention: Legal Department

Facsimile: 432-688-3976

Telephone: 432-688-0012

E-mail:  Mark.Howell@propetroservices.com

If to Pioneer, to:

Pioneer Natural Resources Pumping Services LLC

c/o Pioneer Natural Resources USA, Inc.

5205 North O’Connor, Suite 200

Irving, Texas  75039-3746

Attention: [•]

Facsimile: [•]

E-mail:  [•]

With a copy to:

Pioneer Natural Resources USA, Inc.

5205 North O’Connor, Suite 200

Irving, Texas  75039-3746

Attention:  Mark Kleinman, Senior Vice President and General Counsel

Facsimile:  972-969-3552

E-mail:  [•]

If to any other Holder, to the address set forth on the applicable joinder agreement signature page.

Section 3.2.                                 Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

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Section 3.3.                                 Assignment of Rights.  All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by such Holder in accordance with Section 2.10 hereof.

Section 3.4.                                 Recapitalization, Exchanges, etc. Affecting the Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5.                                 Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7.                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8.                                 Governing Law.  The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

Section 3.9.                                 Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10.                          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11.                          Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then-outstanding

18

Registrable Securities; provided, however, that no such amendment shall adversely and disproportionately affect the rights or obligations of any Holder hereunder without the consent of such Holder and any amendment that establishes new rights for, or enhances existing rights of, any Holder within the scope of the subject matter of this Agreement shall apply to all Holders (on a proportionate basis).

Section 3.12.                          Termination.  The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

Section 3.13.                          No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

PROPETRO HOLDING CORP.

By:
Name:	[ ]
Title:	[ ]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PIONEER NATURAL RESOURCES PUMPING SERVICES LLC

By:
Name:	[ ]
Title:	[ ]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

FORM OF JOINDER AGREEMENT TO

REGISTRATION RIGHTS AGREEMENT

The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [             ], by and among ProPetro Holding Corp., a Delaware corporation, Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company, and the Persons who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE].

Name:
Address:

A-2

EXHIBIT E

Special Warranty Deed

EXHIBIT E

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

FORM OF SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF [•]	§

THAT Pioneer Natural Resources USA, Inc., a Delaware corporation, having an address at 5205 North O’Connor Blvd., Suite 200, Irving, Texas 75039 (the “Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by ProPetro Holding Corp., a  Delaware corporation or its designee having an address at [•] (the “Grantee”), subject to the provisions set forth herein, HAS GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents DOES GRANT, BARGAIN, SELL and CONVEY unto Grantee all of that certain tract or tracts of land (the “Land”) described on Exhibit A which is attached hereto and incorporated herein by reference for all purposes, together with all of Grantor’s right, title and interest, if any, in and to (i) any fixtures and improvements currently located thereon, (ii) the rights, tenements, easements, hereditaments, benefits, privileges and appurtenances pertaining to the Land, (iii) any and all public roads and public rights-of-way bounding such land, together with all rights of ingress and egress unto such public roads and public right-of-way, (iv) strips or gores, if any, between the land and abutting properties and (v) save and except the Retained Rights (as defined herein), any leases to which Grantor is a party affecting the Land (such fixtures, improvements, rights, easements, tenements, hereditaments, interests, benefits, privileges, appurtenances and units being herein collectively referred to as the “Appurtenances” and together with the Land being the “Property”).

This conveyance is made “AS-IS, WHERE IS”, and accepted subject to (collectively, the “Permitted Exceptions”): (i) all matters of record in [•] County, Texas which affect the Property and are valid and subsisting as of the date hereof, and (ii) all matters which would be disclosed by a current and accurate survey of the Property. [Note to Draft: provision will be made to: (i) reserve Grantor’s rights under existing oil and gas leases affecting the Land (the “Retained Rights”), and (ii) provide Grantor access rights to the well sites located on the Land, in a manner and form to be agreed by the Parties prior to the Closing Date]

All ad valorem taxes and assessments on the Property have been prorated between the Grantor and Grantee as of the date of this Deed, and Grantee hereby assumes the payment of all ad valorem taxes on said Property for this and all subsequent years.

TO HAVE AND TO HOLD the Property unto Grantee, and Grantee’s successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to

WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions and the provisions contained herein.

[Signature Page Immediately Follows]

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EXECUTED this       day of                   , 2018.

GRANTOR:

PIONEER NATURAL RESOURCES USA, INC.

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF [•]	§

This instrument was acknowledged before me on                 , 2018 by                            , as                               of Pioneer Natural Resources USA, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for
The State of
Name:
My Commission Expires:

After Recording Return To:

[•]

[•]

[•]

[•]

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EXHIBIT A

Land

[Note to Draft: two parcels of land aggregating approximately 100 acres in or around Midland, Texas off FM RD 307]

[Insert legal description]